As Filed With the Securities and Exchange Commission on December 6, 2021

Registration Number 333-256785

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DATA443 RISK MITIGATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	86-0914051
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

101 J Morris Commons Lane, Suite 105

Morrisville, NC 27560

(919) 858-6542

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Jason Remillard

Chief Executive Officer

101 J Morris Commons Lane, Suite 105

Morrisville, NC 27560

(919) 858-6542

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Keith A. Rosenbaum	M. Ali Panjwani	Joseph M. Lucosky; Steven Lipstein
9272 Jeronimo Road, Suite 114	Pryor Cashman LLP	Lucosky Brookman, LLP
Irvine, California 92618	7 Times Square	101 Wood Avenue South
(949) 851-4300	New York, New York 10036	Woodbridge, New Jersey 08830
	212-326-0820	(732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]
Accelerated filer	[ ]
Non-accelerated filer	[X]
Smaller reporting company	[X]
Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
	Aggregate	Amount of
Title of Each Class of Securities to be Registered	Offering Price(1)(2)	Registration Fee(3)
Units consisting of shares of Common Stock, par value $0.001 per share, and
Warrants to purchase shares of Common Stock, par value $0.001 per share(2)	$13,800,000	$1,279.26

Common Stock included as part of the Units	—	—

Warrants to purchase shares of Common Stock included as part of the Units(4)	—	—

Shares of Common Stock issuable upon exercise of the Warrants(5)(6)	$13,800,000	$1,279.26

Underwriter’s Warrants(7)	—	—

Shares of Common Stock issuable upon exercise of the Underwriter’s Warrants(8)	$960,000	$88.99
TOTAL:	$28,560,000	$2,647.51	(9)

(1)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price of shares of common stock that the Underwriter has the option to purchase to cover over-allotments, if any.

(2)	Pursuant to Rule 416 under the Securities, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(4)	No separate fee is required pursuant to Rule 457(i) of the Securities Act.

(5)

There will be issued Warrants to purchase one share of Common Stock for every one share of Common Stock offered. The Warrants are exercisable at a per share price equal to 100% of the Common Stock public offering price.

(6)	Includes shares of Common Stock which may be issued upon exercise of additional Warrants which may be issued upon exercise of 45-day option granted to the Underwriter to cover over-allotments, if any.

(7)	In accordance with Rule 457(g) under the Securities Act, because the Common Stock underlying the Underwriter’s Warrants are registered hereby, no separate registration fee is required with respect to the Underwriter’s Warrants registered hereby.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Underwriter’s warrants are exercisable into a number of shares of common stock equal to 8% of the number of shares of common stock sold in this offering, excluding upon exercise the option to purchase additional securities, at a per share exercise price equal to 100% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriter’s warrants is equal to 100% of $960,000 (which is 8% of $12,000,000).

(9)	$3,115.90 was previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 6, 2021

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

2,891,566 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

DATA443 RISK MITIGATION, INC.

This is a firm commitment underwritten public offering of units (the “Units”), based on an assumed initial offering price of $4.15 per Unit of DATA443 RISK MITIGATION, INC., a Nevada corporation (alternatively, the “Company”; “we”; “us”; “our”). We anticipate a public offering price of $4.15 per Unit. Each Unit consists of one share of common stock, $0.001 par value per share, and one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of common stock at an exercise price of $4.15 per share, constituting 100% of the price of each Unit sold in this offering based on an assumed initial offering price of $4.15 per Unit. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

Our common stock is quoted on the OTC Link LLC quotation system operated by OTC Markets, Group, Inc., under the symbol “ATDS” on the Pink Sheets tier. On December 3, 2021, the reported closing price of our Common Stock was $1.40 per share. We have applied to list our common stock and warrants on the Nasdaq Capital Market under the symbols “ATDS” and “ATDSW”, respectively. No assurance can be given that our application will be approved or that the trading prices of our common stock on the Pink Sheets tier will be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

The offering price of the Units has been determined between the Underwriter and us, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price.

On February 19, 2021, our shareholders approved a reverse split of our outstanding shares of common stock by a ratio within the range of 10-to-1 to 2,000-to-1, to be effective at the ratio and date to be determined by our Board of Directors. On June 10, 2021, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) which served to (i) reduce the number of authorized shares of common stock to one billion (1,000,000,000); and, (ii) effect a reverse stock split (the “Reverse Stock Split”) of its issued common stock in a ratio of 1-for-2,000. The preferred stock of the Company was not changed. The 1-for-2,000 Reverse Stock split was processed by FINRA and became effective at the start of trading on July 1, 2021. As a result of the Reverse Stock Split, every 2,000 shares of the Company’s issued and outstanding common stock, par value $0.001 per share, were converted into one (1) share of common stock, par value $0.001 per share. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares of the Company’s common stock not evenly divisible by 2,000 had the number of post-Reverse Stock Split shares of the Company’s common stock to which they are entitled rounded up to the nearest whole number of shares of the Company’s common stock. No stockholders received cash in lieu of fractional shares. Unless otherwise noted, the share and per share information in this Prospectus reflects the Reverse Stock Split.

Investing in our Common Stock involves a high degree of risk. This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 13 of this Prospectus, and under similar headings in any amendments or supplements to this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Offering price	$	$
Underwriting discount and commissions (1)	$	$
Proceeds to us before offering expenses (2)	$	$

(1)	We have also agreed to issue warrants to purchase shares of our common stock to the Underwriter and to reimburse the Underwriter for certain expenses. See “Underwriting” for additional information regarding total Underwriter compensation.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the Underwriter as described below; and, (ii) warrants being issued to the Underwriter in this offering.

We have granted a 45-day option to the Underwriter, exercisable one or more times in whole or in part, to purchase up to an additional 433,735 shares of common stock and/or 433,735 additional warrants at the public offering price of $4.15 per share, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. If the Underwriter exercises the option in full, the total underwriting discounts and commissions payable will be $         , and the total proceeds to us, before expenses, will be $        .

The Underwriter expects to deliver the securities against payment to the investors in this offering on or about ___________, __, 2021.

Sole Book-Running Manager

MAXIM GROUP LLC

The date of this Prospectus is _____ __, 2021

DATA443 RISK MITIGATION, INC.

“ALL THINGS DATA SECURITY”™

In this Prospectus, “we”; “us”; “our”; the “Company”; the “company”; and, “ATDS” refer to DATA443 RISK MITIGATION, INC., a Nevada corporation, and where appropriate, its subsidiaries, unless expressly indicated or the content requires otherwise.

ABOUT THIS PROSPECTUS

You should rely only on information contained in this Prospectus. We have not, and the Underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this Prospectus. Neither the delivery of this Prospectus nor the sale of our securities means that the information contained in this Prospectus is correct after the date of this Prospectus. This Prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the Underwriter have taken any action that would permit this offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this Prospectus outside of the United States.

The information in this Prospectus is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this Prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this Prospectus, other than the information and representations contained in this Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the Underwriter have done anything that would permit this offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this Prospectus.

Information contained in, and that can be accessed through, our web site, www.data443.com, does not constitute part of this Prospectus.

This Prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this Prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts in particular are estimates only and may be inaccurate, especially over long periods of time. In addition, the Underwriter has not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this Prospectus to any publications, reports, surveys, or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey, or article. The information in any such publication, report, survey, or article is not incorporated by reference in this Prospectus.

1

INFORMATION SUMMARY

This summary highlights information about this offering and the information included in this Prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire Prospectus, especially the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included herein, including the notes thereto, before making an investment decision.

Company Organization

Data443 Risk Mitigation, Inc. was original incorporated under the name LandStar, Inc. as a Nevada corporation on May 4, 1998, for the purpose of purchasing, developing, and reselling real property, with its principal focus on the development of raw land. From incorporation through December 31, 1998, LandStar had no business operations and was a development-stage company. LandStar did not purchase or develop any properties and decided to change its business plan and operations. On March 31, 1999, the Company acquired approximately 98.5% of the common stock of Rebound Rubber Corp. pursuant to a share exchange agreement with Rebound Rubber Corp. (“Rebound Rubber”) and substantially all of Rebound Rubber’s shareholders. The acquisition was effected by issuing 14,500,100 shares of common stock, which constituted 14.5% of the 100,000,000 authorized shares of LandStar, and 50.6% of the 28,622,100 issued and outstanding shares on completion of the acquisition (all numbers in this paragraph do not reflect either the 2019 1:750 reverse stock split or the Reverse Stock Split). The acquisition was treated for accounting purposes as a continuation of Rebound Rubber under the LandStar capital structure. If viewed from a non-consolidated perspective, on March 31, 1999 LandStar issued 14,500,100 shares for the acquisition of the outstanding shares of Rebound Rubber.

The share exchange with Rebound Rubber (and other transactions occurring in March 1999) resulted in a change of control of LandStar and the appointment of new officers and directors of the Company. These transactions also redefined the focus of the Company on the development and exploitation of the technology to de-vulcanize and reactivate recycled rubber for resale as a raw material in the production of new rubber products. The Company’s business strategy was to sell the de-vulcanized material (and compounds using the materials) to manufacturers of rubber products.

Prior to 2001 the Company had no revenues. In 2001 and 2002 revenues were derived from management services rendered to a rubber recycling company.

In August 2001 the Company amended its Articles of Incorporation (the “Articles”) to authorize 500,000,000 shares of common stock, $0.001 par value; and, 150,000,000 shares of preferred stock, $0.01 par value. Preferred shares could be designated into specific classes and issued by action of the Company’s Board of Directors. In May 2008 the Company’s Board established a class of Convertible Preferred Series A (the “Series A”), authorizing 10,000,000 shares. The Series A provided for, among other things, (i) each share of Series A was convertible into 1,000 shares of the Company’s common stock; and, (ii) a holder of Series A was entitled to vote 1,000 shares of common stock for each share of Series A on all matters submitted to a vote by shareholders.

In September 2008 the Company amended its Articles to increase the number of authorized shares to 985,000,000, $0.001 par value. In January 2009 the Company amended its Articles to increase the number of authorized shares to 4,000,000,000, $0.001 par value. In January 2010 the Company once again amended its Articles to increase the number of authorized shares to 8,888,000,000, $0.001 par value.

Prior to 2008, the Company’s last filing of financial information with the SEC was the Form 10-QSB it filed on December 19, 2002 for the quarter ended 30 September 2002. No other filings were effected with the SEC until the Company filed a Form 15 May 19, 2008, which terminated the Company’s filing obligations with SEC.

The Company was effectively dormant for a number of years. In or around February 2014 there was a change in control when Kevin Hayes acquired 1,000,000 shares of the Series A (without giving effect to either the 2019 1:750 reverse stock split or the Reverse Stock Split), and was appointed as the sole director and officer. In or around April 2017 there was another change in control when Kevin Hayes sold the 1,000,000 shares of Series A to Hybrid Titan Management, which then proceeded to assign the Series A to William Alessi. Mr. Alessi was then appointed as the sole director and officer of the Company. Mr. Alessi initiated legal action in his home state of North Carolina to confirm, among other things, his ownership of the Series A; his “control” over the Company; and, the status of creditors of the Company. In or around June 2017 the court entered judgment in favor of Mr. Alessi.

2

In or around July 2017, while under the majority ownership and management of Mr. Alessi, the Company sought to effect a merger transaction (the “Merger”) under which the Company would be merged into Data443 Risk Mitigation, Inc. (“Data443”). Data443 was formed as a North Carolina corporation in July 2017 under the original name LandStar, Inc. The name of the North Carolina corporation was changed to Data443 in December 2017. In November 2017 the controlling interest in the Company was acquired by our current chief executive officer and sole board member, Jason Remillard, when he acquired all of the Series A shares from Mr. Alessi. In that same transaction Mr. Remillard also acquired all of the shares of Data443 from Mr. Alessi. Mr. Remillard was then appointed as the sole director and sole officer of the Company, and of Data443. Initially, Mr. Remillard sought to recognize the Merger initiated by Mr. Alessi and respect the results of the Merger. The Company relied upon documents previously prepared and proceeded as if the Merger had been effected.

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC, which is owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of (i) $50,000 paid at closing; (ii) $250,000 in the form of our promissory note; and, (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 1,200,000,000 shares of our common stock (without giving effect to either the 2019 1:750 reverse stock split or the Reverse Stock Split). The shares have not yet been issued and are not included as part of the issued and outstanding shares of the Company. However, these shares have been recorded as additional paid in capital within our consolidated financial statements for the period ending 30 June 2018.

In April 2018 the Company amended the designation for its Series A Preferred Stock by providing that a holder of Series A was entitled to (i) vote 15,000 shares of common stock for each share of Series A on all matters submitted to a vote by shareholders; and, (ii) convert each share of Series A into 1,000 shares of our common stock.

In May 2018 the Company amended and restated its Articles. The total authorized number of shares is: 8,888,000,000 shares of common stock, $0.001 par value; and, 50,000,000 shares of preferred stock, $0.001 par value, designated in the discretion of the Board of Directors. The Series A remains in full force and effect.

In June 2018, after careful analysis and in reliance upon professional advisors retained by the Company, it was determined that the Merger had, in fact, not been completed, and that the Merger was not in the best interests of the Company and its shareholders. As such, the Merger was legally terminated. In place of the Merger, in June 2018 the Company acquired all of the issued and outstanding shares of stock of Data443 (the “Share Exchange”). As a result of the Share Exchange, Data443 became a wholly-owned subsidiary of the Company, with both the Company and Data443 continuing to exist as corporate entities. The finances and business conducted by the respective entities prior to the Share Exchange will be treated as related party transactions in anticipation of the Share Exchange. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) One hundred million (100,000,000) shares of our common stock; and (b) On the eighteen (18) month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 100,000,000 shares of our common stock (the “Earn Out Shares”) provided that Data 443 has at least an additional $1 million in revenue by the Earn Out Date (not including revenue directly from acquisitions). The aforementioned share numbers in this paragraph do not give effect to either the 2019 1:750 reverse stock split or the Reverse Stock Split. None of our shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued. As such, none of said shares are included as part of the issued and outstanding shares of the Company. However, the shares committed to Mr. Remillard have been recorded as common shares issuable and included in additional paid-in capital and the earn out shares have been reflected as a contingent liability for common stock issuable within the consolidated financial statements as of December 31, 2019.

On or about June 28, 2018 we secured the rights to the WordPress GDPR Framework through our wholly owned subsidiary Data443 for a total consideration of €40,001, or $46,521, payable in four payments of €10,000, with the first payment due at closing, and the remaining payments issuable at the end of July, August and September, 2018. All of the payments were made and upon issuance of the final payment, we have the right to enter into an asset transfer agreement for the nominal cost of one euro (€1).

3

On or about October 22, 2018 we entered into an asset purchase agreement with Modevity, LLC (“Modevity”) to acquire certain assets collectively known as ARALOC™, a software-as-a service (“SaaS”) platform that provides cloud-based data storage, protection, and workflow automation. The acquired assets consist of intellectual and related intangible property including applications and associated software code, and trademarks. While the Company did not acquire any of the customers or customer contracts of Modevity, the Company did acquire access to books and records related to the customers and revenues Modevity created on the ARALOC™ platform as part of the asset purchase agreement. These assets were substantially less than the total assets of Modevity, and revenues from the platform comprised a portion of the overall sales of Modevity. We are required to create the technical capabilities to support the ongoing operation of this SaaS platform. A substantial effort on the part of the Company is needed to continue generating ARALOC™ revenues through development of a sales force, as well as billing and collection processes. We paid Modevity (i) $200,000 in cash; (ii) $750,000, in the form of our 10-month promissory note; and, (iii) 110 shares of our common stock. In July 2020 the Company completed all payments due to Modevity under the asset purchase agreement.

On or around February 7, 2019, the Company entered into an Exclusive License and Management Agreement (the “License Agreement”) with Wala, Inc. (“Wala”). Under the License Agreement the Company was granted the exclusive right and license to receive all benefits from the marketing, selling, and licensing of the data archiving platform known as ArcMail and all assets related thereto (the “ArcMail Assets”). In connection with the License Agreement, the Company also executed (i) a Stock Rights Agreement, under which the Company had the right to acquire all shares of stock of Wala; and, (ii) a Business Covenants Agreement, under which Wala and its CEO agreed to not compete with the Company’s use of the ArcMail assets for a designated period of time. The Company has not purchased any outstanding shares under the Stock Purchase Rights Agreement. The License Agreement, Stock Rights Agreement, and Business Covenants Agreement are collectively referred to herein as the “ArcMail Agreements”).

On June 21, 2019, the Company filed an amendment to its articles of incorporation to increase the total number authorized shares of the Company’s common stock, par value $0.001 per share, from 8,888,000,000 shares to 15,000,000,000 shares.

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC to acquire certain assets collectively known as DataExpress®, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of approximately $98,000 in liabilities and, (iv) approximately 1,233 shares of our common stock.

On October 14, 2019, the Company filed an amendment to its Articles to change its name to Data443 Risk Mitigation, Inc., and to effect a 1-for-750 reverse stock split of its issued and outstanding shares of common and preferred shares, each with $0.001 par value, and to reduce the numbers of authorized common and preferred shares to 60,000,000 and 337,500, respectively. On October 28, 2019, the name change and the split and changes in authorized common and preferred shares was effected, resulting in approximately 7,282,678,714 issued and outstanding shares of the Company’s common stock to be reduced to approximately 9,710,239, and 1,000,000 issued and outstanding shares of the Company’s preferred shares to be reduced to 1,334 as of October 28, 2019. All per share amounts and number of shares, including the authorized shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the October 2019 1-for 750 reverse stock split and decrease in authorized common and preferred shares.

On March 5, 2020 the Company amended its Articles to increase the number of shares of authorized common stock to 250,000,000. On April 15, 2020 the Company further amended its Articles of Incorporation to increase the number of shares of authorized common stock to 750,000,000. On August 17, 2020 the Company again amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1.5 billion. On November 25, 2020 the Company filed a Certificate of Designation to authorize and create its Series B Preferred shares, consisting of 80,000 shares. On December 15, 2020 the Company again amended its Articles of Incorporation to increase the number of shares of authorized common stock from 1.5 billion to 1.8 billion. On April 21, 2021 the Company increased the number of authorized shares of common stock from 1.8 billion to 3.8 billion in order to satisfy the share reserve requirement under the Auctus financing closed April 23, 2021, as described below.

On August 13, 2020, the Company entered into an Asset Purchase Agreement to acquire certain assets collectively known as FileFacets™, a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops. The total purchase price was $135,000, which amount was paid in full at the closing of the transaction.

4

On September 21, 2020, the Company entered into an Asset Purchase Agreement with the owners of a business known as IntellyWP™, to acquire the intellectual property rights and certain assets collectively known as IntellyWP™, an Italy-based developer that produces WordPress plug-ins that enhance the overall user experience for webmaster and end users. The total purchase price of $135,000 consists of: (i) a $55,000 cash payment at closing; (ii) a cash payment of $40,000 upon completion of certain training; and, (iii) a cash payment of $40,000 upon the Company collecting $25,000 from the assets acquired in the subject transaction.

On October 8, 2020, the Company entered into an Asset Purchase Agreement with Resilient Network Systems, Inc. (“RNS”) to acquire the intellectual property rights and certain assets collectively known as Resilient Networks™, a Silicon Valley based SaaS platform that performs SSO and adaptive access control “on the fly” with sophisticated and flexible policy workflows for authentication and authorization. The total purchase price of $305,000 consists of: (i) a $125,000 cash payment at closing; and, (ii) the issuance of 9,575 shares of our common stock to RNS.

On December 11, 2020, the Company entered into a Common Stock Purchase Agreement (“CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton”), an unrelated third party. Triton agreed to invest $1 million in the Company in the form of common stock purchases. Subject to the terms and conditions set forth in the CSPA, the Company agreed to sell to Triton common shares of the Company having an aggregate value of One Million Dollars ($1,000,000). The price of the shares to be sold will be $0.006 per shares. Triton’s obligation to purchase securities is conditioned on certain factors including, but not limited, to the Company having an effective registration available for resale of the securities being purchased; a minimum closing price of $0.009 per share for the Company’s common stock on the delivery date for the shares; and, Triton’s ownership not exceeding 9.9% of the issued and outstanding shares of the Company at any time. The Company filed a registration statement on Form S-1 with the SEC on December 28, 2020. The S-1 was declared effective by the SEC as of January 26, 2021.

On February 12, 2021, and effective January 31, 2021 the Company declared terminated each of the ArcMail Agreements. The Company has asserted numerous claims under the ArcMail Agreements. Further, Wala lost all rights to the ArcMail Assets through a foreclosure action brought by certain secured creditors of Wala (the “Wala Creditors”). The Company considers its relationship with Wala to be closed and will not pursue any further action in that regard.

On February 12, 2021 the Company closed its acquisition of the ArcMail Assets from the Wala Creditors pursuant to the terms and conditions of an Asset Sale Agreement executed by and between the Company and the Wala Creditors. The effective date of the Asset Sale Agreement and the acquisition was deemed to be January 31, 2021. Total purchase price (the “Purchase Price”) was One Million Four Hundred Four Thousand Dollars ($1,404,000), evidenced by three promissory notes in favor of the Wala Creditors in the total amount of the Purchase Price (the “Notes”). Payments under the Notes commence in 30-days and continue monthly thereafter for 60-months. The Notes are secured by a pledge of the ArcMail Assets as collateral under the terms of a Security Agreement in favor of the Wala Creditors. The foregoing descriptions of the Asset Sale Agreement; Notes; and, Security Agreement do not purport to be complete and are qualified in their entirety by the actual language contained in the Asset Sale Agreement, Notes, and Security Agreement, respectively.

On February 23, 2021, the Company filed with the SEC its Schedule 14C, Preliminary Information Statement, providing notice that the Board of Directors and the holders of a majority of our shares entitled to vote had approved and authorized the following actions:

(1) Amendment of our Articles to provide for a decrease in the authorized shares of the Company’s common stock from 1,800,000,000 to a number of not less than 10,000,000 and not more than 1,000,000,000 (the “Authorized Common Stock Reduction”), at any time prior to the one year anniversary of the filing of the Definitive Information Statement on Schedule 14C with respect to these actions the “Definitive Information Statement”), with the Board of Directors of the Company (the “Board”) having the discretion to determine whether or not the Authorized Common Stock Reduction is to be effected, and if effected, the exact number of the Authorized Common Stock Reduction within the above range.

(2) That the Board be authorized to implement through the amendment to our Articles a reverse stock split of the Company’s Common Stock by a ratio of not less than 1-for-10 and not more than 1-for-2,000, (the “Reverse Split”), at any time prior to the one year anniversary of the filing of the Definitive Information Statement, with the Board having the discretion to determine whether or not the Reverse Split is to be effected, and if effected, the exact ratio for the Reverse Split within the above range.

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On April 23, 2021, the Company entered into and closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”). Pursuant to the Purchase Agreement, Auctus purchased from the Company a Senior Secured Promissory Note (the “Note”) in the aggregate principal amount of $832,000 (the “Principal Amount”), and delivered gross proceeds of $750,000 (excluded were legal fees for Auctus and a transaction fee charged by Auctus). The Note is secured by a security interest in the assets of the Company and its subsidiaries, pursuant to the terms and conditions of a Security Agreement (the “Security Agreement”). Timely payment under the Note is further secured by the issuance of Common Stock Purchase Warrant (the “Second Warrant”) to Auctus for 55,467 shares of the Company’s common stock at an exercise price of $15.00, exercisable only in the event of a default under the Note. Interest on the Principal Amount of the Note accrues at the rate of 12% per annum, which amount is fully due and owing upon the issuance of the Note. Repayment of all amounts due under the Note shall be tendered on the 12-month anniversary of the Note. The Note may be prepaid in whole at any time without prepayment penalty or premium. If the Company fails to meet its obligations under the terms of the Note, the Note shall become immediately due and payable and subject to penalties provided for in the Note. The Company also granted to Auctus warrants to acquire 55,467 shares of the Company’s common stock pursuant to a Common Stock Purchase Warrant (the “First Warrant”). Exercise price for the warrants is $0.0075, with a cashless exercise option. Both the First Warrant and the Second Warrant impose an obligation on the Company to reserve for issuance that number of shares of the Company’s common stock which is 5 times the number of shares issuable under both the First Warrant and the Second Warrant.

As of September 30, 2021, the Company had sold to Triton 83,334 shares of its common stock pursuant to the CSPA, and which shares were registered under the S-1. All sales occurred during the three month period ended March 31, 2021 and resulted in the receipt by the Company of net proceeds in the amount of $847,000 during the six months ended 30 June 2021, which is the final amount the Company will receive from the sale of these shares, which includes proceeds from two unrelated third party for shares of our common stock acquired from Triton.

On June 10, 2021, the Company filed a Certificate of Amendment to the Articles (the “Certificate of Amendment”) which served to (i) reduce the number of authorized shares of common stock to one billion (1,000,000,000); and, (ii) effect a reverse stock split (the “Reverse Stock Split”) of its issued common stock in a ratio of 1-for-2,000. The preferred stock of the Company was not changed. The 1-for-2,000 Reverse Stock split was processed by FINRA and became effective at the start of trading on July 1, 2021. As a result of the Reverse Stock Split, every 2,000 shares of the Company’s issued and outstanding common stock, par value $0.001 per share, were converted into one (1) share of common stock, par value $0.001 per share. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they held a number of pre-Reverse Stock Split shares of the Company’s common stock not evenly divisible by 2,000 had the number of post-Reverse Stock Split shares of the Company’s common stock to which they are entitled rounded up to the nearest whole number of shares of the Company’s common stock. No stockholders received cash in lieu of fractional shares.

Business Overview

The Company is a leader in data security and privacy management (a critical element of IT security), providing solutions for All Things Data Security™, across the enterprise and in the cloud. Trusted by over 170 clients, including over 1% of the Fortune 500, the Company provides the necessary visibility and control needed to protect at-scale, obtain compliance objectives, and enhance operational efficiencies. Our clients include leading brand name enterprises in a diverse set of industries, including financial services, healthcare, manufacturing, retail, technology and telecommunications.

The mounting threat landscape has accelerated security adoption rates and our extensive portfolio of data security and privacy products provide a holistic methodology to data privacy as a new security standard. Our offering is anchored in privacy management, equipping organizations with a seamless approach to safeguarding their data, protecting against attacks, and mitigating the most critical risks.

As the result of a recent rebranding and marketing effort by the Company, the products and services offered by the Company are now marketed under the following names:

●	Data443® Ransomware Recovery Manager™, built for the modern enterprise, its capabilities are designed to recover a workstation immediately upon infection to the last known business-operable state, without any end user or IT administrator efforts or involvement.

●	Data Identification Manager™ (previously marketed as ClassiDocs™ and FileFacets®), the Company’s award-winning data classification and governance technology, which supports CCPA, LGPD and GDPR compliance in a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops.

●	Data Archive Manager™ (previously marketed as ArcMail®), a leading provider of simple, secure and cost-effective enterprise data retention management, archiving and management solutions.

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●	Sensitive Content Manager™ (previously marketed as ARALOC™), a market leading secure, cloud-based platform for the management, protection and distribution of digital content to the desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from leakage - malicious or accidental - without impacting collaboration between all stakeholders.

●	Data Placement Manager™ (previously marketed as DATAEXPRESS®), the leading data transport, transformation and delivery product trusted by leading financial organizations worldwide

●	Access Control Manager™ (previously marketed as Resilient Access™), enables fine-grained access controls across myriad platforms at scale for internal client systems and commercial public cloud platforms like Salesforce, Box.Net, Google G Suite, Microsoft OneDrive and others.

●	Data Identification Manager™ (previously marketed as ClassiDocs for Blockchain), provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks.

●	Data443® Global Privacy Manager™, the privacy compliance and consumer loss mitigation platform which is integrated with Data Identification Manager to do the delivery portions of GDPR and CCPA as well as process data privacy access requests - removal request - with inventory enables the full lifecycle of data privacy access requests, remediation, monitoring and reporting.

●	IntellyWP, a leading purveyor of user experience enhancement products for webmasters for the world’s largest content management platform, WordPress.

●	Data443® Chat History Scanner, which scans chat messages for compliance, security, PII, PI, PCI & custom keywords.

●	GDPR Framework, CCPA Framework, and LGPD Framework WordPress Plugins, with over 30,000 active site owners combined, enables organizations of all sizes to comply with European, California and Brazilian privacy rules and regulations.

Data security and privacy legislation is driving significant investment by organizations to offset risks from data breaches and damaging information disclosures of various types. We provide solutions for the marketplace that are designed to protect data via the cloud, hybrid, and on-premises architectures. Our suite of security products focus on protection of: sensitive files and emails; confidential customer, patient, and employee data; financial records; strategic and product plans; intellectual property; and any other data requiring security, allowing our clients to create, share, and protect their data wherever it is stored.

We deliver solutions and capabilities via all technical architectures, and in formats designed for each client. Licensing and subscription models are available to conform to customer purchasing requirements. Our solutions are driven by several proprietary technologies and methodologies that we have developed or acquired, giving us our primary competitive advantage.

We sell substantially all of our products, solutions, and services through a sales model which combines the leverage of channel sales with the account control of direct sales, thereby providing us with significant opportunities to grow our current customer base and successfully deliver our value proposition for data privacy and security. We also make use of channel partners, distributors, and resellers which sell to end-user customers. This approach allows us to maintain close relationships with our customers and benefit from the global reach of our channel partners. Additionally, we are enhancing our product offerings and go-to-market strategy by establishing technology alliances within the IT infrastructure and security vendor ecosystem. While our products serve customers of all sizes in all industries, the marketing focus and majority of our sales focus is on targeting organizations with 100 users or more which can make larger purchases with us over time and have a greater potential lifetime value.

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Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTC Link LLC quotation system operated by OTC Markets, Group, Inc., under the symbol “ATDS” on the Pink Sheets tier. In connection with this offering, we have applied to list our common stock and the Warrants on the Nasdaq Capital Market (“Nasdaq”) under the symbols “ATDS” and “ATDSW,” respectively. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, we effected the Reverse Stock Split prior to submitting our application to Nasdaq. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the Common Stock and Warrants on the Nasdaq Capital Market, we will not complete this offering.

Reverse Stock Split

On June 10, 2021, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) which served to (i) reduce the number of authorized shares of common stock to one billion (1,000,000,000); and, (ii) effect a reverse stock split (the “Reverse Stock Split”) of its issued common stock in a ratio of 1-for-2,000. The preferred stock of the Company was not changed. The 1-for-2,000 Reverse Stock split was processed by FINRA and became effective at the start of trading on July 1, 2021. As a result of the Reverse Stock Split, every 2,000 shares of the Company’s issued and outstanding common stock, par value $0.001 per share, were converted into one (1) share of common stock, par value $0.001 per share. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares of the Company’s common stock not evenly divisible by 2,000 had the number of post-Reverse Stock Split shares of the Company’s common stock to which they are entitled rounded up to the nearest whole number of shares of the Company’s common stock. No stockholders received cash in lieu of fractional shares. The share and per share information in this Prospectus reflects such assumed reverse stock split.

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the section titled “Risk Factors.” These risks include, but are not limited to, the following:

●	We will need additional capital to fund our operations;

●	There is substantial doubt about our ability to continue as a going concern;

●	We will face intense competition in our market, and we may lack sufficient financial and other resources to maintain and improve our competitive position;

●	We are dependent on the continued services and performance of our chief executive officer, Jason Remillard;

●	Our common stock is currently quoted on the OTC Pink and is thinly-traded, reducing your ability to liquidate your investment in us;

●	We have had a history of losses and may incur future losses, which may prevent us from attaining profitability;

●	The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance;

●	We have shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control;

●	We have never paid and do not intend to pay cash dividends;

●	The on-going COVID-19 pandemic;

●	The speculative nature of Warrants;

●	The dilution of our shares as a result of the issuance of additional shares in connection with financing arrangements;

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●	The immediate and substantial dilution of the net tangible book value of our common stock;

●	Our president and chief executive officer has the ability to control all matters submitted to stockholders for approval, which limits minority stockholders’ ability to influence corporate affairs; and

●	The other factors described in “Risk Factors.”

Corporate Information

Our principal executive offices are located at 101 J Morris Commons Lane, Suite 105, Morrisville, North Carolina 27560, and our telephone number is (919) 858-6542.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of certain reduced disclosure and other requirements that are otherwise generally applicable to public companies. As a result, the information that we provide to stockholders may be different than the information you may receive from other public companies in which you hold equity. For example, as long as we are an emerging growth company:

●	we are not required to engage an auditor to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

●	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and

●	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation.

We may take advantage of these reduced disclosure and other requirements until the last day of our fiscal year following the fifth anniversary of the completion of our IPO, or such earlier time that we are no longer an emerging growth company. For example, if certain events occur before the end of such five-year period, including if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period, we will cease to be an emerging growth company.

As mentioned above, the JOBS Act permits us, as an emerging growth company, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to opt out of the extended transition period which means that when an accounting standard is issued or revised, and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make it difficult or impossible because of the potential differences in accounting standards used to compare our financial statements with the financial statements of a public company that is not an emerging growth company, or the financial statements of an emerging growth company that has opted out of using the extended transition period.

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OFFERING SUMMARY

Issuer:	DATA443 RISK MITIGATION, INC., a Nevada corporation

Securities offered by us:	2,891,566 Units (or 3,325,301 Units if the over-allotment option is exercised in full), with each Unit consisting of one share of our common stock and one warrant to purchase one share of our common stock. Each warrant will have an exercise price of $4.15 per share (100% of the assumed public offering price of one Unit), exercisable immediately and expiring five (5) years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The shares of our common stock and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering (the “Offering”).

Number of shares of common stock offered by us:	2,891,566 shares

Number of Warrants offered by us:	2,891,566

Public offering price:	$4.15 per Unit(1).

Shares of common stock outstanding prior to the offering (1):	945,316 shares.

Shares of common stock outstanding after the offering(2):	3,836,882 shares (4,270,617 shares if the over-allotment option is exercised in full) (assuming none of the Warrants issued in the Offering are exercised).

Over-allotment option:	We have granted a 45-day option to the Underwriter to purchase up to 433,735 additional shares of common stock and/or 433,735 warrants at the public offering price per share of common stock and per warrant, respectively, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Use of proceeds:	We estimate that we will receive net proceeds of approximately $10,615,000 from our sale of Units, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to provide funding for the following purposes: general corporate purposes and operations; acquisitions; debt repayment; expansion of our sales force; technology and research and development; marketing; and, working capital. See “Use of Proceeds”.

Description of the Warrants:	The exercise price of the Warrants is $4.15 per share (100% of the assumed public offering price of one Unit). Each Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a Warrant Agreement, dated as of the closing date of this offering, between us and Madison Stock Transfer, Inc., as the warrant agent (the “Warrant Agent”). This Prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities—Warrants” in this Prospectus.

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Underwriter’s Warrants:	The Registration Statement of which this Prospectus is a part also registers for sale warrants (the “Underwriter’s Warrants”) to purchase shares of our common stock (based on an offering price of $4.15 per Unit (which is the public offering price) to Maxim Group LLC (the “Underwriter”), as a portion of the underwriting compensation in connection with this offering. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the three year period commencing 180 days following the closing date of this offering at an exercise price of $4.15 (100% of the assumed public offering price of the Units). Please see “Underwriting—Underwriter’s Warrants” for a description of these warrants.

Underwriter Compensation:	In connection with this offering, the Underwriter will receive an underwriting discount equal to eight percent (8%) of the gross proceeds from the sale of Units in the offering. We will also reimburse the Underwriter for certain out-of-pocket actual expenses related to the offering, we have estimated to be one percent (1%) of the gross proceeds from the sale of Units in the offering. See “Underwriting”.

Trading Symbol:	Our Common Stock is quoted on the OTC Pink under the symbol “ATDS”. We have applied to have our common stock and the Warrants offered in the offering listed on the Nasdaq Capital Market under the symbols “ATDS” and “ATDSW”, respectively. The approval of such listing on the Nasdaq Capital Market is a condition of closing this offering.

Reverse Stock Split:	On June 10, 2021, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) which served to (i) reduce the number of authorized shares of common stock to one billion (1,000,000,000); and, (ii) effect a reverse stock split (the “Reverse Stock Split”) of its issued common stock in a ratio of 1-for-2,000. The preferred stock of the Company was not changed. The 1-for-2,000 Reverse Stock split was processed by FINRA and became effective at the start of trading on July 1, 2021. As a result of the Reverse Stock Split, every 2,000 shares of the Company’s issued and outstanding common stock, par value $0.001 per share, were converted into one (1) share of common stock, par value $0.001 per share. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares of the Company’s common stock not evenly divisible by 2,000 had the number of post-Reverse Stock Split shares of the Company’s common stock to which they are entitled rounded up to the nearest whole number of shares of the Company’s common stock. No stockholders received cash in lieu of fractional shares. Unless otherwise noted, the share and per share information in this Prospectus reflects the Reverse Stock Split.

Risk Factors:	Investing in our common stock involves a high degree of risk, and the purchasers of our Common Stock may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors” beginning on page 13 and the other information in this Prospectus.

Dividends:	We do not anticipate paying dividends on our common stock in the foreseeable future.

Lock-up Agreements:	We and our directors, officers and certain shareholders have agreed with the Underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this Prospectus. See “Underwriting—Lock-Up Agreements”.

[1]	The number of shares of our common stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 945,316 shares outstanding as of December 6, 2021, and excluding (i) 150,000,000 shares of common stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock, though limited to 9.5% of the issued and outstanding shares of common stock; and, (ii) shares of our common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock, which is currently approximately 424,710 shares of common stock.

[2]	The number of shares outstanding after this offering is based on 945,316 shares outstanding as of December 6, 2021, but does not include, as of that date: (i) 110,933 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $15.00 per share; (ii) 150,000,000 shares of common stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock, with a limitation of 9.5% of the issued and outstanding shares of the Company’s common stock; (iii) shares of our common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock, which is currently approximately 424,710 shares of common stock; (iv) exercise of the Underwriter’s Warrants; and, (v) exercise of the Underwriter’s option to purchase additional shares and/or Warrants from us in this offering.

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FINANCIAL SUMMARY

The following table presents a summary of certain of our historical financial information. Historical results are not necessarily indicative of future results and you should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this Prospectus. The summary financial data as of December 31, 2020 and December 31, 2019, and for the fiscal years ended December 31, 2020 and 2019 was derived from our audited financial statements included elsewhere in this Prospectus. The summary financial data as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020, was derived from our unaudited interim financial statements included elsewhere in this Prospectus. The summary financial data in this section is not intended to replace the financial statements and is qualified in its entirety by the financial statements and related notes included elsewhere in this Prospectus.

	Nine Months Ended		Fiscal Years Ended
	September 30,		December 31,
Statement of Operations Data:	2021	2020	2020	2019

Revenue	$3,095,279	$1,644,087	$2,474,627	$1,453,413
Cost of revenue	412,545	161,749	303,515	117,106
Total operating expenses	4,039,958	4,100,856	6,071,597	5,270,386
Total other (expenses) income	(3,338,552)	(11,635,817)	(10,006,700)	3,326,708
Net Loss	$(4,695,776)	$(14,254,335)	$(13,907,185)	$(607,371)
Net Loss per Common Share, Basic and Diluted	$(6.63)	$(182.64)	$(82.92)	$(132.07)
Weighted Average Number of Shares Outstanding, Basic and Diluted	708,058	78,048	167,715	4,599

	As of
	September 30,	December 31,	December 31,
Balance Sheet Data:	2021	2020	2019

Cash	$1,377,579	$58,783	$18,673
Working Capital Deficiency	(2,400,595)	(5,419,748)	(9,403,571)
Total Assets	3,655,525	3,110,219	3,749,734
Total Liabilities	6,650,283	6,600,891	10,146,185
Additional Paid-In Capital	37,234,387	32,027,240	15,214,458
Accumulated Deficit	(40,230,125)	(35,518,584)	(21,610,915)
Total Stockholders’ Deficit	$(2,994,758)	$(3,490,672)	$(6,396,451)

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RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risks before investing in our securities. If any of the following risks actually occur, as well as other risks not currently known to us or that we currently consider immaterial, our business, operating results and financial condition could be materially adversely affected. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Special Information Regarding Forward-Looking Statements

Some of the statements in this Prospectus are “forward-looking statements”. These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.

Risks Related to Our Business and Industry

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in us may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

Technology is constantly undergoing significant changes and evolutions and it is imperative that we keep up with an ever changing technological landscape in order to ensure the continued viability of our products and services.

Our industry is categorized by rapid technological progression, ever increasing innovation, changes in customer requirements, legal and regulatory compliance mandates, and frequent new product introductions. As a result, we must continually change and improve our products in response to such changes, and our products must also successfully interface with products from other vendors, which are also subject to constant change. While we believe we have the competency to aid our clients in all aspects of data security, we will need to constantly work on improving our current assets in order to keep up with technological advances that will almost certainly occur.

We cannot guarantee that we will be able to anticipate future market needs and opportunities or be able to develop new products or expand the functionality of our current products in a timely manner or at all. Even if we are able to anticipate, develop and introduce new products and expand the functionality of our current products, there can be no assurance that enhancements or new products will achieve widespread market acceptance. Should we fail to do so, our business may be adversely affected and in the worst possible scenario, we may have to cease operations altogether if we do not adapt to the constant changes that occur in the way business is conducted.

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We will face intense competition in our market, especially from larger, well established companies, and we may lack sufficient financial and other resources to maintain and improve our competitive position.

The market for data security and data governance solutions is intensely competitive and is characterized by constant change and innovation. We face competition from both traditional, larger software vendors offering enterprise-wide software frameworks and services, and smaller companies offering point solutions for specific identity and data governance issues. We also compete with IT equipment vendors and systems management solution providers whose products and services address identity and data governance requirements. Our principal competitors vary depending on the product we offer. Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages, such as:

●	greater name recognition and longer operating histories;
●	more comprehensive and varied products and services;
●	broader product offerings and market focus;
●	greater resources to develop technologies or make acquisitions;
●	more expansive intellectual property portfolios;
●	broader distribution and established relationships with distribution partners and customers;
●	greater customer support resources; and
●	substantially greater financial, technical, and other resources.

Given their larger size, greater resources, and existing customer relationships, our competitors may be able to compete and respond more effectively than we can to new or changing opportunities, technologies, standards, or customer requirements. Our competitors may also seek to extend or supplement their existing offerings to provide data security and data governance solutions that more closely compete with our offerings. Potential customers may also prefer to purchase, or incrementally add solutions, from their existing suppliers rather than a new or additional supplier regardless of product performance or features.

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In addition, with the recent increase in large merger and acquisition transactions in the technology industry, particularly transactions involving cloud-based technologies, there is a greater likelihood that we will compete with other large technology companies in the future. Some of our competitors have made acquisitions or entered into strategic relationships to offer a more comprehensive product than they individually had offered. Companies and alliances resulting from these possible consolidations and partnerships may create more compelling product offerings and be able to offer more attractive pricing, making it more difficult for us to compete effectively. In addition, continued industry consolidation may adversely impact customers’ perceptions of the viability of small and medium-sized technology companies and consequently their willingness to purchase from those companies. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering by our competitors or continuing market consolidation. These competitive pressures in our market or our failure to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, increased net losses, and loss of market share. Any failure to meet and address these factors could adversely affect our business, financial condition, and operating results.

We are dependent on the continued services and performance of our chief executive officer, Jason Remillard, the loss of whom could adversely affect our business.

Our future performance depends in large part on the continued services and continuing contributions of our chief executive officer and president, Jason Remillard, to successfully manage our company, to execute on our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of Mr. Remillard could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

Our sole officer and director lacks experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our chief executive officer and president, Jason Remillard, lacks experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an officer and director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings, and ultimate financial success could suffer irreparable harm due to Mr. Remillard’s lack of experience with publicly-traded companies and their reporting requirements in general. Notwithstanding Mr. Remillard’s recent experience as our CEO and his commitment to best public company practices, there is no assurance he will be successful.

A failure to hire and integrate additional sales and marketing personnel or maintain their productivity could adversely affect our results of operations and growth prospects.

Our business requires intensive sales and marketing activities. Our sales and marketing personnel are essential to attracting new customers and expanding sales to the customers we recently acquired through acquisitions; this is key to our future growth. We face a number of challenges in successfully expanding our sales force. We must locate and hire a significant number of qualified individuals, and competition for such individuals is intense. We may be unable to achieve our hiring or integration goals due to a number of factors, including, but not limited to, the number of individuals we hire; challenges in finding individuals with the correct background due to increased competition for such hires; and, increased attrition rates among new hires and existing personnel. Furthermore, based on our past experience, it often can take up to 12 months before a new sales force member is trained and operating at a level that meets our expectations. We plan to invest significant time and resources in training new members of our sales force, and we may be unable to achieve our target performance levels with new sales personnel as rapidly as we have done in the past due to larger numbers of hires or lack of experience training sales personnel to operate in new jurisdictions. Our failure to hire a sufficient number of qualified individuals, to integrate new sales force members within the time periods we have achieved historically or to keep our attrition rates at levels comparable to others in our industry may materially impact our projected growth rate.

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If we are unable to attract new customers and expand sales to existing customers, both domestically and internationally, our growth could be slower than we expect, and our business may be harmed.

Our future growth depends in part upon increasing our customer base. Our ability to achieve significant growth in revenues in the future will depend, in large part, upon the effectiveness of our sales and marketing efforts, both domestically and internationally, and our ability to attract new customers. If we fail to attract new customers and maintain and expand those customer relationships, our revenues will grow more slowly than expected, and our business will be harmed.

Our future growth also depends upon expanding sales of our products to existing customers and their organizations. If our customers do not purchase additional licenses or capabilities, our revenues may grow more slowly than expected, may not grow at all, or may decline. There can be no assurance that our efforts would result in increased sales to existing customers and additional revenues. If our efforts are not successful, our business would suffer.

If we are unable to maintain successful relationships with our channel partners, our business could be adversely affected.

We intend to rely on channel partners, such as distribution partners and resellers, to sell licenses and support and maintenance agreements. Our ability to achieve revenue growth in the future may depend in part on our success in maintaining successful relationships with our channel partners. Agreements with channel partners tend to be non-exclusive, meaning our channel partners may offer customers the products of several different companies. If our channel partners do not effectively market and sell our products and services, choose to use greater efforts to market and sell their own products or those of others, or fail to meet the needs of our customers, our ability to grow our business may be adversely affected. Further, agreements with channel partners generally allow them to terminate their agreements for any reason upon 30 days’ notice. A termination of the agreement has no effect on orders already placed. The loss of a substantial number of our channel partners, our possible inability to replace them, or the failure to recruit additional channel partners could materially and adversely affect our results of operations. If we are unable to maintain our relationships with these channel partners, our business, results of operations, financial condition, or cash flows could be adversely affected.

Breaches in our security, cyber-attacks, or other cyber-risks could expose us to significant liability and cause our business and reputation to suffer.

Our operations involve transmission and processing of our customers’ confidential, proprietary, and sensitive information. We have legal and contractual obligations to protect the confidentiality and appropriate use of customer data. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks as a result of third party action, employee error, or misconduct. Security risks, including, but not limited to, unauthorized use or disclosure of customer data, theft of proprietary information, loss or corruption of customer data and computer hacking attacks or other cyber-attacks, could expose us to substantial litigation expenses and damages, indemnity and other contractual obligations, government fines and penalties, mitigation expenses and other liabilities. We are continuously working to improve our information technology systems, together with creating security boundaries around our critical and sensitive assets. We provide advance security awareness training to our employees and contractors that focuses on various aspects of the cyber security world. All of these steps are taken in order to mitigate the risk of attack and to ensure our readiness to responsibly handle any security violation or attack. However, because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures and our products could be harmed, we could lose potential sales and existing customers, our ability to operate our business could be impaired, and we may incur significant liabilities.

Failure to protect our proprietary technology and intellectual property rights could substantially harm our business.

The success of our business depends on our ability to obtain, protect, and enforce our trade secrets, trademarks, copyrights, patents and other intellectual property rights. We attempt to protect our intellectual property under patent, trademark, copyright and trade secret laws, and through a combination of confidentiality procedures, contractual provisions and other methods, all of which offer only limited protection. The process of obtaining patent protection is expensive and time-consuming, and we may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions. In addition, issuance of a patent does not guarantee that we have an absolute right to practice the patented invention.

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Our policy is to require our employees (and our consultants and service providers that develop intellectual property included in our products) to execute written agreements in which they assign to us their rights in potential inventions and other intellectual property created within the scope of their employment (or, with respect to consultants and service providers, their engagement to develop such intellectual property), but we cannot assure you that we have adequately protected our rights in every such agreement or that we have executed an agreement with every such party. Finally, in order to benefit from intellectual property protection, we must monitor, detect, and pursue infringement claims in certain circumstances in relevant jurisdictions, all of which is costly and time-consuming. As a result, we may not be able to obtain adequate protection of our intellectual property.

The data security, cyber-security, data retention, and data governance industries are characterized by the existence of a large number of relevant patents and frequent claims and related litigation regarding patent and other intellectual property rights. From time-to-time, third parties have asserted and may assert their patent, copyright, trademark and other intellectual property rights against us, our channel partners, or our customers. Successful claims of infringement or misappropriation by a third party could prevent us from distributing certain products or performing certain services or could require us to pay substantial damages (including, for example, treble damages if we are found to have willfully infringed patents and increased statutory damages if we are found to have willfully infringed copyrights), royalties or other fees. Such claims also could require us to cease making, licensing or using solutions that are alleged to infringe or misappropriate the intellectual property of others or to expend additional development resources to attempt to redesign our products or services or otherwise to develop non-infringing technology. Even if third parties may offer a license to their technology, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, results of operations or financial condition to be materially and adversely affected. In some cases, we indemnify our channel partners and customers against claims that our products infringe the intellectual property of third parties. Defending against claims of infringement or being deemed to be infringing the intellectual property rights of others could impair our ability to innovate, develop, distribute, and sell our current and planned products and services. If we are unable to protect our intellectual property rights and ensure that we are not violating the intellectual property rights of others, we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time, and effort required to create the innovative products that have enabled us to be successful to date.

Real or perceived errors, failures, or bugs in our technology could adversely affect our growth prospects.

Because we use complex technology, undetected errors, failures, or bugs may occur. Our technology is often installed and used in a variety of computing environments with different operating system management software, and equipment and networking configurations, which may cause errors or failures of our technology or other aspects of the computing environment into which it is deployed. In addition, deployment of our technology into computing environments may expose undetected errors, compatibility issues, failures, or bugs in our technology. Despite testing by us, errors, failures, or bugs may not be found until our technology is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our technology, which could result in customer dissatisfaction and adversely impact the perceived utility of our products. Any of these real or perceived errors, compatibility issues, failures, or bugs could result in negative publicity, reputational harm, loss of or delay in market acceptance, loss of competitive position, or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem.

We are subject to federal, state and industry privacy and data security regulations, which could result in additional costs and liabilities to us or inhibit sales of our software.

The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many federal, state, and foreign government bodies and agencies have adopted or are considering adopting privacy and data security laws and regulations. In addition, privacy advocates and industry groups may propose new and different self-regulatory standards that either legally or contractually apply to us. Because the interpretation and application of privacy and data protection laws are still uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data security practices. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our technology, which could have an adverse effect on our business. Any inability to adequately address privacy concerns, even if unfounded, or comply with applicable privacy or data protection laws, regulations and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely affect our business.

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Because our long-term success depends, in part, on our ability to expand the sales and marketing of our technology and solutions to customers located outside of the United States, our business will be susceptible to risks associated with international operations.

We intend to expand our international sales and marketing operations. Conducting international operations subjects us to risks that we do not generally face in the United States. These risks include:

●	political instability, war, armed conflict or terrorist activities;
●	challenges developing, marketing, selling and implementing our technology and solutions caused by language, cultural, and ethical differences and the competitive environment;
●	heightened risks of unethical, unfair, or corrupt business practices, actual or claimed, in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and result in restatements of, and irregularities in, financial statements;
●	competition from bigger and stronger companies in the new markets;
●	laws imposing heightened restrictions on data usage and increased penalties for failure to comply with applicable laws, particularly in the EU;
●	currency fluctuations;
●	management communication and integration problems resulting from cultural differences and geographic dispersion;
●	potentially adverse tax consequences, including multiple and possibly overlapping tax structures, the complexities of foreign value added tax systems, restrictions on the repatriation of earnings and changes in tax rates;
●	uncertainty around how the United Kingdom’s decision to exit the EU will impact its access to the European Union Single Market, the related regulatory environment, the global economy, and the resulting impact on our business; and
●	lack of familiarity with local laws, customs and practices, and laws and business practices favoring local competitors or commercial parties.

The occurrence of any one of these risks could harm our international business and, consequently, our operating results. Additionally, operating in international markets requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required to operate in other countries will produce desired levels of revenue or net income.

The adoption of the recent tax reform and the enactment of additional legislation changing the United States taxation of international business activities could materially impact our financial position and results of operations.

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the “TCJA”), which significantly reformed the Internal Revenue Code. The TCJA, among other things, included changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest, restricts the use of net operating loss carry-forwards arising after December 31, 2017, allows for the expensing of capital expenditures, and puts into effect the migration from a “worldwide” system of taxation to a territorial system. We continue to examine the impact this tax reform legislation may have on our business. Due to the proposed expansion of our international business activities, any changes in the U.S. taxation of such activities may increase our worldwide effective tax rate and adversely affect our financial position and results of operations. Further, foreign governments may enact tax laws in response to the TCJA that could result in further changes to global taxation and materially affect our financial position and results of operations. The impact of the TCJA on holders of our securities is uncertain. With the change in the presidency in 2021, increased corporate tax rates are being considered, as are proposals for corporate tax increases in foreign countries. These proposals, if enacted, may increase our worldwide effective tax rate, create tax and compliance obligations in jurisdictions in which we previously had none, and adversely affect our financial position. We urge our stockholders to consult with their legal and tax advisors with respect to such legislation and the potential tax consequences.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business. Additionally, the adoption of new or revised accounting principles may require that we make significant changes to our systems process and controls.

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Our business is subject to the risks of fire, power outages, floods, earthquakes and other catastrophic events, and to interruption by manmade problems such as terrorism.

A significant natural disaster, such as a fire, flood or an earthquake, or a significant power outage could have a material adverse impact on our business, results of operations and financial condition. In the event our customers’ information technology systems or our channel partners’ selling or distribution abilities are hindered by any of these events, we may miss financial targets, such as revenues and sales targets, for a particular quarter. Further, if a natural disaster occurs in a region from which we derive a significant portion of our revenue, customers in that region may delay or forego purchases of our products, which may materially and adversely impact our results of operations for a particular period. In addition, acts of terrorism could cause disruptions in our business or the business of channel partners, customers or the economy as a whole. All of the aforementioned risks may be exacerbated if the disaster recovery plans for us and our channel partners prove to be inadequate. To the extent that any of the above results in delays or cancellations of customer orders, or the delay in the manufacture, deployment or shipment of our products, our business, financial condition and results of operations would be adversely affected.

We anticipate that our operations will continue to increase in complexity as we grow, which will add additional challenges to the management of our business in the future.

We expect that our business will grow as we execute on our business plan, and that as we grow our operations will increase in complexity. To effectively manage this growth, we have made and continue to make substantial investments to improve our operational, financial and management controls as well as our reporting systems and procedures. Further, as our customer base grows, we will need to expand our professional services and other personnel. We also will need to effectively manage our direct and indirect sales processes as the number and type of our sales personnel and channel partners grows and becomes more complex, and as we expand into foreign markets. If we are unable to effectively manage the increasing complexity of our business and operations, the quality of our technology and customer service could suffer, and we may not be able to adequately address competitive challenges. These factors could all negatively impact our business, operations, operating results, and financial condition.

Any failure to offer high-quality customer service may adversely affect our relationships with our customers and our financial results.

Our customers depend on our customer success organization to manage the post-sale customer lifecycle, including to implement new applications for our customers, provide training and ongoing education services, and resolve technical issues relating to our applications. We may be unable to respond quickly enough to accommodate short-term increases in demand for our customer success services. We also may be unable to modify the format of our customer success services to compete with changes in similar services provided by our competitors. Increased customer demand for these services, without corresponding revenue, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on the reliable functional operation of our applications, our business reputation, and positive recommendations from our existing customers. Any failure to maintain high-quality customer service, or a market perception that we do not maintain high-quality customer service, could adversely affect our reputation, our ability to sell our applications to existing and prospective customers and our business, operating results and financial position.

If the market for cloud-based enterprise work management applications develops more slowly than we expect, or declines, our business could be adversely affected.

The market for cloud-based enterprise work management applications is not as mature as the market for legacy on-premise enterprise systems, and it is uncertain whether cloud-based applications will achieve and sustain high levels of customer demand and market acceptance. Our success will depend to a substantial extent on increased adoption of cloud-based applications, and of our enterprise work management software applications in particular. Many large organizations have invested substantial personnel and financial resources to integrate legacy on-premise enterprise systems into their businesses, and therefore may be reluctant or unwilling to migrate to cloud-based applications or away from their traditional vendors or to new practices because of the organizational changes often required to successfully implement new enterprise work management systems. In addition, we do not know whether the adoption of enterprise work management software will continue to grow and displace manual processes and traditional tools, such as paper-based techniques, spreadsheets, and email. It is difficult to predict customer adoption rates and demand for our applications, the future growth rate and size of the cloud-based software application market or the entry of competitive products. The expansion of the cloud-based software application market depends on a number of factors, including the cost, performance, and perceived value associated with cloud-based applications, as well as the ability of cloud-based application companies to address security and privacy concerns. If other cloud-based software application providers experience security incidents, loss of customer data, disruptions in delivery or other problems, the market for cloud-based applications as a whole, including our enterprise work management applications, may be negatively affected. If cloud-based applications do not achieve widespread adoption, or there is a reduction in demand for cloud-based applications caused by a lack of customer acceptance, technological challenges, weakening economic conditions, security or privacy concerns, competing technologies and products, decreases in corporate spending or otherwise, our revenues may decrease and our business could be adversely affected.

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We have made and expect to continue to make acquisitions as a primary component of our growth strategy. We may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or we may be unable to successfully integrate acquisitions, which could disrupt our operations and adversely impact our business and operating results.

A primary component of our growth strategy has been to acquire complementary businesses to grow our company. For example, in September 2019, we acquired certain assets collectively known as DataExpressTM, a software platform for secure sensitive data transfer within the hybrid cloud. We intend to continue to pursue acquisitions of complementary technologies, products, and businesses as a primary component of our growth strategy to enhance the features and functionality of our applications, expand our customer base and provide access to new markets and increase benefits of scale. Acquisitions involve certain known and unknown risks that could cause our actual growth or operating results to differ from our expectations. For example:

●	we may not be able to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms;

●	we may pursue international acquisitions, which inherently pose more risks than domestic acquisitions;

●	we compete with others to acquire complementary products, technologies and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates;

●	we may not be able to obtain the necessary financing, on favorable terms or at all, to finance any or all of our potential acquisitions;

●	we may ultimately fail to consummate an acquisition even if we announce that we plan to acquire a technology, product or business; and

●	acquired technologies, products, or businesses may not perform as we expect and we may fail to realize anticipated revenue and profits.

In addition, our acquisition strategy may divert management’s attention away from our existing business, resulting in the loss of key customers or employees, and expose us to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If we fail to conduct due diligence on our potential targets effectively, we may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Our inability to successfully integrate future acquisitions could impede us from realizing all of the benefits of those acquisitions and could severely weaken our business operations. The integration process may disrupt our business and, if new technologies, products, or businesses are not implemented effectively, may preclude the realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of new technologies, products, or businesses may result in unanticipated problems, expenses, liabilities, and competitive responses. The difficulties integrating an acquisition include, among other things:

●	issues in integrating the target company’s technologies, products or businesses with ours;

●	incompatibility of marketing and administration methods;

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●	maintaining employee morale and retaining key employees;

●	integrating the cultures of both companies;

●	preserving important strategic customer relationships;

●	consolidating corporate and administrative infrastructures and eliminating duplicative operations; and

●	coordinating and integrating geographically separate organizations.

In addition, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings or growth opportunities that we expect. These benefits may not be achieved within the anticipated time frame, or at all.

Further, acquisitions may cause us to:

●	issue common stock that would dilute our current stockholders’ ownership percentage;

●	use a substantial portion of our cash resources;

●	increase our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

●	assume liabilities for which we do not have indemnification from the former owners; further, indemnification obligations may be subject to dispute or concerns regarding the creditworthiness of the former owners;

●	record goodwill and non-amortizable intangible assets that are subject to impairment testing and potential impairment charges;

●	experience volatility in earnings due to changes in contingent consideration related to acquisition earn-out liability estimates;

●	incur amortization expenses related to certain intangible assets;

●	lose existing or potential contracts as a result of conflict of interest issues;

●	become subject to adverse tax consequences or deferred compensation charges;

●	incur large and immediate write-offs; or

●	become subject to litigation.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	demand for data security;

●	our ability to retain existing customers or encourage repeat purchases;

●	advertising and other marketing costs; and

●	general economic conditions.

The variability and unpredictability of these and other factors, many of which are outside of our control, could result in our failing to meet or exceed financial expectations for a given period. If our operating results in future quarters fall below the expectations of investors or any securities analysts that cover our stock, the price of our common stock could decline substantially.

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The JOBS Act allows us to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies.” We meet the definition of an “emerging growth company” and so long as we qualify as an “emerging growth company,” we will be, among other things:

●	exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, which requires that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of our chief executive officer;

●	permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act and instead provide a reduced level of disclosure concerning executive compensation; and

●	exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We currently intend to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as we qualify as an “emerging growth company”. We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company,” which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as we qualify as an “emerging growth company,” we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which we would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate us. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million. As a result, investor confidence in us and the market price of our common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million and annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time are we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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Adverse economic conditions may negatively impact our business.

Our business depends on the overall demand for information technology and on the economic health of our current and prospective customers. Any significant weakening of the economy in the United States or Europe, or of the global economy, more limited availability of credit, a reduction in business confidence and activity, decreased government spending, economic uncertainty and other difficulties may affect one or more of the sectors or countries in which we sell our solutions. Global economic and political uncertainty may cause some of our customers or potential customers to curtail spending generally or IT and data security spending specifically and may ultimately result in new regulatory and cost challenges to our operations. In addition, a strong dollar could reduce demand for our products in countries with relatively weaker currencies. These adverse conditions could result in reductions in sales of our solutions, longer sales cycles, slower adoption of new technologies and increased price competition. Any of these events could have an adverse effect on our business, operating results and financial position.

Failure to remediate weakness in internal accounting controls could result in material misstatements in our financial statements.

Our management has identified weakness in our internal control over financial reporting related to lack of segregation of duties resulting from our limited personnel and has concluded that, due to such weakness, our disclosure controls and procedures were not effective as of September 30, 2021. We do not expect to be able to remediate this weakness until after this Offering. If not remediated, or if we identify further weaknesses in our internal controls, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

If we fail to implement proper and effective internal controls, our ability to produce accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business and our stock price.

We must ensure that we have adequate internal financial and accounting controls and procedures in place to produce accurate financial statements on a timely basis. We have tested our internal controls and identified a weakness and may find additional areas for improvement in the future. Remediating this weakness will require us to hire and train additional personnel. Implementing any future changes to our internal controls may require compliance training of our directors, officers and employees, entail substantial costs to modify our accounting systems and take a significant period of time to complete. Such changes may not, however, be effective in establishing the adequacy of our internal control over financial reporting, and our failure to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In addition, investors’ perceptions that our internal control over financial reporting is inadequate or that we are unable to produce accurate financial statements may materially adversely affect our stock price.

We have recently incurred secured debt, which could have important consequences to you.

The terms of the secured debt we recently incurred could result in the following, among other, adverse consequences:

●	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate requirements;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

●	place us at a competitive disadvantage compared to competitors that may have proportionately less debt and greater financial resources.

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If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. In the event that we are required to dispose of material assets or operations to meet our debt service and other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, any such sale may not, among other things, be for a sufficient dollar amount. Certain of our obligations are secured by a security interest in all of our assets. The foregoing encumbrances may limit our ability to dispose of material assets or operations. We also may not be able to restructure our indebtedness on favorable economic terms, if at all.

Risks Related to this Offering and Ownership of Our Securities

Our common stock is currently quoted on the OTC Pink under the trading symbol “ATDS.” However, trading in stocks quoted on the OTC Pink is often thin. Therefore, you may be unable to liquidate your investment in our stock.

Trading in stocks quoted on the OTC Pink is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

The existence of shares of common stock issuable upon conversion of outstanding shares of our Series A Convertible Preferred Stock creates a circumstance commonly referred to as an “overhang” which can act as a depressant to our common stock price. The existence of an overhang, whether or not sales have occurred or are occurring, also could make our ability to raise additional financing through the sale of equity or equity-linked securities more difficult in the future at a time and price that we deem reasonable or appropriate. If our existing shareholders and investors seek to sell a substantial number of shares of our common stock, such selling efforts may cause significant declines in the market price of our common stock.

We may not be successful in our attempts to list on the Nasdaq. As such, trading in our stock may be limited and you may not be able to liquidate your investment in our stock.

We intend to list our shares of common stock and the Warrants on Nasdaq. However, there is no assurance we will be successful. The approval of such listing on the Nasdaq Capital Market is a condition of closing this offering. The OTC Pink is significantly more limited market than the Nasdaq stock market. The quotation of our shares of common stock on the OTC Pink may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they desire to sell them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

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We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have had a history of operating losses since our inception and, as of September 30, 2021, we had an accumulated deficit of $40,230,125. We may incur operating losses in the future, and these losses could be substantial and impact our ability to attain profitability. We do not expect to significantly increase expenditures for product development, general and administrative expenses, and sales and marketing expenses; however, if we cannot increase revenue growth, we will not achieve or sustain profitability or positive operating cash flows. Even if we achieve profitability and positive operating cash flows, we may not be able to sustain or increase profitability or positive operating cash flows on a quarterly or annual basis.

There is substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included an explanatory paragraph in their report in our audited financial statements for the fiscal year ended December 31, 2020 to the effect that our losses from operations and our negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering, or IPO, of our common stock, and because our stock traded on OTC Pink rather than being listed on a national securities exchange, research analysts of brokerage firms may not provide coverage of our company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we were to become a public reporting company by means of an IPO because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development.

Our common stock is subject to the SEC’s penny stock rules, which may make it difficult for broker-dealers to complete customer transactions and could adversely affect trading activity in our securities.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be less than $5.00 per share for some period of time and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;
●	receive the purchaser’s prior written agreement to the transaction;
●	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If required to comply with these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our stock price may experience substantial volatility as a result of a number of factors, including:

●	sales or potential sales of substantial amounts of our common stock;
●	the success of competitive products or technologies;
●	announcements about us or about our competitors, including new product introductions and commercial results;
●	the recruitment or departure of key personnel;
●	litigation and other developments;

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●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
●	variations in our financial results or those of companies that are perceived to be similar to us; and
●	general economic, industry and market conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for Pink Sheet companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

We currently have outstanding shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control.

We currently have outstanding two classes of stock, common stock and preferred stock; the preferred stock consists of two series, one of which is designated as Series A Preferred Stock. The holders of Series A Preferred Stock are entitled to vote on all matters submitted to holders of common stock at a conversion ratio of 15,000 votes for each share of Series A Preferred Stock.

As a result of the rights our preferred stockholders have, we may not be able to undertake certain corporate transactions, including equity or debt offerings necessary to raise sufficient capital to run our business, change of control transactions or other transactions that may otherwise be beneficial to our businesses. These provisions may discourage, delay, or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. The market price of our common stock could be adversely affected by the rights of our preferred stockholders.

We have never paid and do not intend to pay cash dividends.

We have never paid cash dividends on any of our capital stock and we currently intend to retain future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our common stockholders’ sole source of gain for the foreseeable future. Under the terms of our existing Articles of Incorporation, we cannot declare, pay or set aside any dividends on shares of any class or series of our capital stock, other than dividends on shares of common stock payable in shares of common stock, unless we pay dividends to the holders of our preferred stock. Additionally, without special stockholder and board approvals, we cannot currently pay or declare dividends and will be limited in our ability to do so until such time, if ever, that we are listed on a stock exchange.

Our chief executive officer has the ability to control all matters submitted to stockholders for approval, which limits minority stockholders’ ability to influence corporate affairs.

Our chief executive officer, Jason Remillard, holds 150,000 shares of our Series A Preferred Stock (each share votes as the equivalent of 15,000 shares of common stock on all matters submitted for a vote by the common stockholders), and as such, Mr. Remillard would be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, Mr. Remillard would control the election of directors and approval of any merger, consolidation, or sale of all or substantially all of our assets.

This concentration of voting power could delay or prevent a change of control of our company on terms that other stockholders may desire, which could deprive our stockholders from receiving a premium for their common shares. Concentrated ownership and control by Mr. Remillard could adversely affect the price of our common stock. Any material sales of common stock by Mr. Remillard, for example, could adversely affect the price of our common stock.

The interests of Mr. Remillard and his affiliates may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with and/or sales to other companies, selection of officers and directors, and other business decisions. The non-controlling stockholders are severely limited in their ability to override the decisions of Mr. Remillard.

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Provisions in our articles of incorporation and bylaws and under Nevada law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our Articles and bylaws, respectively, may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors.

We will incur increased costs as a result of operating as a public reporting company, and our management will be required to devote substantial time to new compliance initiatives.

As a public reporting company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Complying with these laws and regulations requires the time and attention of our board of directors and management, and increases our expenses. We estimate that we will incur approximately $150,000 to $200,000 in 2021 to comply with public company compliance requirements with many of those costs recurring annually thereafter.

Among other things, we will be required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
●	maintain policies relating to disclosure controls and procedures;
●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;
●	institute a more comprehensive compliance function, including corporate governance; and
●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

Our audit and compensation committees will be established with independent Board members as the sole members of such committees on the first day our Common Stock and Warrants are traded on Nasdaq. Until that date, our sole director has the ability, among other things, to determine his own level of compensation. the prior absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

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We currently have outstanding, and we may in the future issue, instruments which are convertible into shares of common stock, which will result in additional dilution to you.

We currently have outstanding instruments which are convertible into shares of common stock, and we may need to issue similar instruments in the future. In the event that these convertible instruments are converted into shares of common stock outstanding stock, or that we make additional issuances of other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors or the then current market price.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our current stockholders.

Our Articles authorizes the issuance of one billion (1,000,000,000) shares of common stock, of which 945,316 shares were issued and outstanding as of December 6, 2021. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

An investment in our common stock is speculative and there can be no assurance of any return on any such investment.

An investment in our common stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Our shares of common stock are thinly traded, and therefore the price may not accurately reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are thinly traded. Only a small percentage of our common stock is available to be traded, and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require that we compensate consultants with cash and/or stock.

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There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to affect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144 or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our management will have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds”, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities. These investments may not yield a favorable return to our security holders.

Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of $4.15 per share (100% of the public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and, although we have applied to list the warrants on Nasdaq, there can be no assurance that an active trading market will develop. The approval of such listing on the Nasdaq Capital Market is a condition of closing this offering. Without an active trading market, the liquidity of the warrants will be limited.

Holders of the Warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the Warrants acquire shares of our common stock upon exercise of the Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

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Provisions of the Warrants offered by this Prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Warrants offered by this Prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the Warrants offered by this Prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of the Nasdaq Capital Market.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of the Nasdaq Capital Market, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the Nasdaq Capital Market’s minimum bid price requirement. The approval of such listing on the Nasdaq Capital Market is a condition of closing this offering.

Even if the reverse stock split increases the market price of our common stock and we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market, a failure of which could result in a de-listing of our common stock.

The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq Capital Market. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

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There is no assurance that once listed on the Nasdaq Capital Market we will not continue to experience volatility in our share price.

The OTC Pink tier, where our common stock is currently quoted, provides significantly less liquidity than the Nasdaq Capital Market. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price. Our public offering price per Unit may vary from the market price of our common stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the public offering price per Unit. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our shareholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our common stock will become less volatile when listed on the Nasdaq Capital Market.

Risks Related to the Covid-19 Pandemic

Adverse or uncertain macroeconomic or geopolitical conditions or reduced IT spending may adversely impact our business, revenues, and profitability.

Our business, operations and performance are dependent in part on worldwide economic conditions and events that may be outside of our control, such as political and social unrest, terrorist attacks, hostilities, malicious human acts, climate change, natural disasters (including extreme weather), pandemics or other major public health concerns and other similar events, and the impact these conditions and events have on the overall demand for enterprise computing infrastructure solutions and on the economic health and general willingness of our current and prospective end customers to purchase our solutions and to continue spending on IT in general. The global macroeconomic environment has been, and may continue to be, inconsistent, challenging and unpredictable due to international trade disputes, tariffs, including those recently imposed by the U.S. government on Chinese imports to the U.S., restrictions on sales and technology transfers, uncertainties related to changes in public policies such as domestic and international regulations, taxes, or international trade agreements, elections, geopolitical turmoil and civil unrests, instability in the global credit markets, uncertainties regarding the effects of the United Kingdom’s separation from the European Union, commonly known as “Brexit”, actual or potential government shutdowns, and other disruptions to global and regional economies and markets. Specifically, the recent and developing outbreak of a respiratory illness caused by the 2019 novel coronavirus that was named by the World Health Organization as COVID-19 (collectively with any future mutations or related strains thereof, “COVID-19”) has caused and may continue to cause travel bans or disruptions, supply chain delays and disruptions, and additional macroeconomic uncertainty. The impact of COVID-19 is fluid and uncertain, but it has caused and may continue to cause various negative effects, including an inability to meet with actual or potential customers, our end customers deciding to delay or abandon their planned purchases, us to delay, cancel, or withdraw from user and industry conferences and other marketing events, and delays or disruptions in our or our OEM partners’ supply chains, including delays or disruptions in procuring and shipping the hardware appliances on which our software solutions run. As a result, we may experience extended sales cycles, our ability to close transactions with new and existing customers and partners may be negatively impacted, potentially significantly, our ability to recognize revenue from software transactions we do close may be negatively impacted, potentially significantly, our demand generation activities, and the efficiency and effect of those activities, may be negatively affected, our ability to provide 24x7 worldwide support and/or replacement parts to our end customers may be effected, and it has been and, until the COVID-19 outbreak is contained, will continue to be more difficult for us to forecast our operating results. These macroeconomic challenges and uncertainties, including the COVID-19 outbreak, have, and may continue to, put pressure on global economic conditions and overall IT spending and may cause our end customers to modify spending priorities or delay or abandon purchasing decisions, thereby lengthening sales cycles and potentially lowering prices for our solutions, and may make it difficult for us to forecast our sales and operating results and to make decisions about future investments, any of which could materially harm our business, operating results and financial condition.

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Public health threats or outbreaks of communicable diseases could have a material adverse effect on the Company’s operations and overall financial performance.

The Company may face risks related to public health threats or outbreaks of communicable diseases. A global health crisis, such as the current outbreak of coronavirus or COVID-19, could adversely affect the United States and global economies and limit the ability of enterprises to conduct business for an indefinite period of time. The current outbreak of COVID-19 has negatively impacted the global economy, disrupted financial markets, and international trade, resulted in increased unemployment levels and significantly impacted global supply chains, all of which have the potential to impact the Company’s business.

In addition, government authorities have implemented various mitigation measures, including travel restrictions, limitations on business operations, stay-at-home orders, and social distancing protocols. The economic impact of the aforementioned actions may impair our ability to sustain sufficient financial liquidity and impact our financial results. Specifically, the continued spread of COVID-19 and efforts to contain the virus could: (i) result in an increase in costs related to delayed payments from customers and uncollectable accounts, (ii) cause a reduction in revenue related to late fees and other charges related to governmental regulations, (iii) cause delays and disruptions in the supply chain related to obtaining necessary materials for our network infrastructure or customer equipment, (iv) cause workforce disruptions, including the availability of qualified personnel; and (v) cause other unpredictable events.

As we cannot predict the duration or scope of the global health crisis, the anticipated negative financial impact to our operating results cannot be reasonably estimated, but could be material and last for an extended period of time.

Prolonged economic uncertainties or downturns could materially adversely affect our business.

Our business depends on our current and prospective customers’ ability and willingness to invest money in IT services, and more importantly cybersecurity projects, which in turn is dependent upon their overall economic health. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from COVID-19 and numerous other factors beyond our control, could cause a decrease in business investments, including corporate spending on enterprise software in general and negatively affect the rate of growth of our business. Uncertainty in the global economy makes it extremely difficult for our customers and us to forecast and plan future business activities accurately. This could cause our customers to reevaluate decisions to purchase our product or to delay their purchasing decisions, which could lengthen our sales cycles.

We have a significant number of customers, many of which are impacted significantly by the economic turmoil caused by the COVID-19 pandemic. Our customers may reduce their spending on IT; delay or cancel IT projects; focus on in-house development efforts; or, seek to lower their costs by renegotiating maintenance and support agreements. To the extent purchases of licenses for our software and services are perceived by customers and potential customers to be discretionary, our revenues may be disproportionately affected by delays or reductions in general IT spending. If the economic conditions of the general economy or industries in which we operate worsen from present levels, our business, results of operations and financial condition could be adversely affected.

If we are unable to attract new customers and expand sales to existing customers, both domestically and internationally, our growth could be slower than we expect, and our business may be harmed.

Our success will depend, in part, on our ability to support new and existing customer growth and maintain customer satisfaction. Due to COVID-19, our sales and marketing teams have avoided in-person meetings and are increasingly engaging with customers online and through other communications channels, including virtual meetings. While our revenues increased in the third quarter of 2020 compared to the third quarter of 2019, there is no guarantee that for the long run our sales and marketing teams will be as successful or effective using these other communications channels as they try to build relationships. If we cannot provide the tools and training to our teams to efficiently do their jobs and satisfy customer demands, we may not be able to achieve anticipated revenue growth as quickly as expected.

Our future growth depends upon expanding sales of our products to existing customers and their organizations and receiving subscription and maintenance renewals. If our customers do not purchase additional licenses or capabilities, our revenues may grow more slowly than expected, may not grow at all, or may decline. There can be no assurance that our efforts would result in increased sales to existing customers (“upsells”) and additional revenues. If our efforts to upsell to our customers are not successful, our business would suffer. Our future growth also depends in part upon increasing our customer base, particularly those customers with potentially high customer lifetime values. Our ability to achieve significant growth in revenues in the future will depend, in large part, upon the effectiveness of our sales and marketing efforts, both domestically and internationally, and our ability to attract new customers. Our ability to attract new customers may be adversely affected by the continued COVID-19 pandemic. If we fail to attract new customers and maintain and expand those customer relationships, our revenues may be adversely affected, and our business will be harmed.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts contained in this Prospectus may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this Prospectus, and include statements regarding our intentions, beliefs, or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future acquisitions, and the industry in which we operate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of this Prospectus, which include, but are not limited to, the following:

●	we will need additional capital to fund our operations;

●	there is substantial doubt about our ability to continue as a going concern;

●	we will face intense competition in our market, and we may lack sufficient financial and other resources to maintain and improve our competitive position;

●	we are dependent on the continued services and performance of our chief executive officer, Jason Remillard;

●	our common stock is currently quoted on the OTC Pink and is thinly-traded, reducing your ability to liquidate your investment in us;

●	we have had a history of losses and may incur future losses, which may prevent us from attaining profitability;

●	the market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance;

●	we have shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control;

●	we have never paid and do not intend to pay cash dividends;

●	our chief executive officer has the ability to control all matters submitted to stockholders for approval, which limits minority stockholders’ ability to influence corporate affairs; and

●	the other factors described in “Risk Factors.”

Those factors should not be construed as exhaustive and should be read with the other cautionary statements in this Prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this Prospectus. The matters summarized under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this Prospectus could cause our actual results to differ significantly from those contained in our forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this Prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this Prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $10,615,000 from the sale of the 2,891,566 Units offered in this Offering, after deducting estimated underwriting discounts and estimated offering expenses payable by us. If the Underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $12,253,000. We intend to use the net proceeds from this offering, and any proceeds from the exercise of warrants, for the following purposes:

Use of Net Proceeds*:
Research and Development	$1,500,000
Debt repayment	2,400,000
Engineering, operations, quality control, information technology and sales force expansion Marketing and Sales	3,000,000
Working Capital	3,715,000
Total Uses	$10,615,000

* Assuming the over-allotment is not exercised.

The Company intends to use $1,247,000 of the net proceeds to repay two secured promissory notes to Auctus Fund, LLC (interest rate of 12%; maturity dates of April 23, 2022 and July 27, 2022, respectively; the proceeds of the notes were used for general corporate purposes); $90,337.50 of the net proceeds to repay a convertible promissory note to Quick Capital, LLC (interest rate of 5%; maturity dates of August 15, 2021; the proceeds of the note were used for general corporate purposes); $1,016,944 to repay five other outstanding convertible promissory notes (interest rates range from 9% to 12%; maturity dates range from August 2022 to October 2022; the proceeds of the notes were used for general corporate purposes); and, accrued and unpaid interest on all of the foregoing convertible promissory notes.

The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change. Therefore, as of the date of this Prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. We anticipate that the proceeds from this offering will enable us to further grow the business and increase cash flows from operations.

DETERMINATION OF OFFERING PRICE

The offering price of the Units has been negotiated between the Underwriter and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Each Unit consists of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price equal to $4.15 which is 100% of the assumed public offering price of the Units.

DILUTION

If you invest in our Units in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock that is part of the Unit and the as adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of September 30, 2021 was ($4,774,623), or ($5.76) per share of common stock.

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As adjusted net tangible book value is our net tangible book value after taking into account the effect of the sale of Units in this offering at the assumed public offering price of $4.15 per Unit and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us. Our as adjusted net tangible book value as of September 30, 2021 would have been approximately $7,395,377, or $1.78 per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $7.54 per share to our existing stockholders, and an immediate dilution of $2.37 per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share (attributing no value to the warrants)	$4.15
Net tangible book value per share as of September 30, 2021	$(5.76)
Increase in as adjusted net tangible book value per share after this offering	$7.54
As adjusted net tangible book value per share after giving effect to this offering	$1.78
Dilution in as adjusted net tangible book value per share to new investors	$2.37

A $1.00 increase (decrease) in the assumed public offering price of $1.00 per Unit would increase (decrease) the as adjusted net tangible book value per share by $0.73, and the dilution per share to new investors in this offering by $0.27, assuming the number of Units offered by us, as set forth on the cover page of this Prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The information above assumes that the Underwriter does not exercise its over-allotment option. If the Underwriter exercises its over-allotment option in full, the as adjusted net tangible book value will increase to $1.92 per share, representing an immediate increase to existing stockholders of $7.68 per share and an immediate dilution of $2.23 per share to new investors.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise price less than the per share offering price to the public in this offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 829,518 shares outstanding as of September 30, 2021. The discussion and table do not include, as of that date:

●	shares of common stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock;

●	exercise of the Warrants;

●	exercise of the Underwriter’s Warrants; and

●	exercise of the Underwriter’s option to purchase additional shares and/or warrants from us in this offering.

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PRICE RANGE OF THE REGISTRANT’S COMMON STOCK

Our common stock is quoted on the OTC Pink tier of the OTC Markets, Inc. under the symbol “ATDS.” Our stock has been thinly traded on the OTC Pink and there can be no assurance that a liquid market for our common stock will ever develop. The tables below reflect inter-dealer prices, without retail mark-up, markdown, or commission, and may not necessarily represent actual transactions. All per share amounts are adjusted for the reverse stock split of 1-for-750 shares of common stock, which became effective on October 29, 2019, and the Reverse Stock Split.

Fiscal Year Ended December 31, 2019	High	Low
First Quarter	$5,545.125	$1,785.75
Second Quarter	$2,266.625	$563.875
Third Quarter	$939.875	$376.00
Fourth Quarter	$3,800.00	$600.00

Fiscal Year Ended December 31, 2020	High	Low
First Quarter	$1,580.00	$60.03
Second Quarter	$150.00	$19.40
Third Quarter	$85.80	$15.00
Fourth Quarter	$23.00	$9.80

Fiscal Year Ended December 31, 2021	High	Low
First Quarter	$74.00	$12.00
Second Quarter	$25.80	$9.20
Third Quarter	$10.05	$3.125

As of December 3, 2021, the last reported sales price reported on the OTC Markets, Inc. for our common stock was $1.40 per share. As of December 6, 2021, we had approximately 544 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers or registered clearing agencies. The transfer agent of our common stock is Madison Stock Transfer Inc., located at 2500 Coney Island Ave, Sub Level, Brooklyn, New York 11223.

DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors. We have not paid any cash dividends since inception on our common stock and do not anticipate paying any in the foreseeable future. Our current policy is to retain earnings, if any, for use in our operations.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2021:

●	on an actual basis;

●

on an as adjusted basis to reflect the issuance and sale by us of 3,325,301 Units (which number includes the exercise in full of the over-allotment option) in this offering at the public offering price of $4.15 per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

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You should consider this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements for the three and nine months ended September 30, 2021 included elsewhere in this Prospectus.

	As of
	September 30, 2021
	Actual	Pro Forma As Adjusted

Cash	$1,377,579	$13,547,579
Total Current Liabilities	3,890,393	3,890,393
Total Long Term Liabilities	2,759,890	2,759,890
Stockholders’ Equity:
Series A convertible preferred stock, par value $0.001, 150,000 shares designated, 150,000 shares issued and outstanding	150	150
Common stock, par value $0.001, 1,800,000,000 shares authorized, 829,518 shares issued and outstanding; pro forma as adjusted; 4,154,819 shares issued and outstanding	830	4,155
Additional paid in capital	37,234,387	49,401,062
Accumulated Deficit	(40,230,125)	(40,230,125)
Total Stockholders’ Equity	$(2,994,758)	$9,175,242

(1) The as adjusted information discussed above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing.

A $1.00 increase (decrease) in the assumed public offering price of $4.15 per Unit would increase (decrease) cash and cash equivalents, working capital, total assets, and total stockholders’ (deficit) equity by $3 million, assuming that the number of Units offered by us, as set forth on the cover page of this Prospectus, remains the same, after deducting the estimated underwriting discounts and commissions.

The above discussion and table are based on 829,518 shares outstanding as of September 30, 2021 do not include, as of that date:

●	shares of common stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock; and

●	exercise of the Underwriter’s Warrants.

As of September 30, 2021, we are authorized to issue one billion shares of common stock, par value $0.001 per share, of which 829,518 shares of common stock were issued and outstanding. We are also authorized to issue 337,500 shares of preferred stock, par value $0.001 per share, of which (a) 150,000 shares are designated Series A Preferred Stock, of which 150,000 shares of Series A Preferred Stock were issued and outstanding; and, (b) 80,000 shares are designated Series B Preferred Stock, of which 30,250 shares of Series A Preferred Stock were issued and outstanding.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the three and nine months ended September 30, 2021 and 2020, and for the years ended December 31, 2020 and 2019, should be read in conjunction with our consolidated financial statements, and the notes to those financial statements that are included elsewhere in this Prospectus.

All references to “Data443”, “we”, “our,” “us” and the “Company” in this Item 2 refer to Data443 Risk Mitigation, Inc., a Nevada corporation.

The discussion in this section contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “would” or “will” or the negative of these terms or other comparable terminology, but their absence does not mean that a statement is not forward-looking. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which could cause our actual results to differ from those projected in any forward-looking statements we make. Several risks and uncertainties we face are discussed in more detail under “Risk Factors” beginning on page 13 of this Prospectus, and in the discussion and analysis below. You should, however, understand that it is not possible to predict or identify all risks and uncertainties and you should not consider the risks and uncertainties identified by us to be a complete set of all potential risks or uncertainties that could materially affect us. You should not place undue reliance on the forward-looking statements we make herein because some or all of them may turn out to be wrong. We undertake no obligation to update any of the forward-looking statements contained herein to reflect future events and developments, except as required by law. The following discussion should be read in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this Prospectus.

On February 19, 2021, we announced the approval of a reverse stock split of our common stock and a reduction in the number of authorized, each within a specified range, with a final decision to be made by our board of directors. On June 14, 2021, we were advised by the Nevada Secretary of State that it had accepted the Company’s filing of a Certificate of Amendment to the Articles of Incorporation, with a filing and effective date of June 11, 2021 (the “Certificate of Amendment”). The Certificate of Amendment (i) reduced the number of authorized shares of common stock to one billion (1,000,000,000); and, (ii) effected a reverse stock split (the “Reverse Stock Split”) of its issued common stock in a ratio of 1-for-2,000. The preferred stock of the Company was not changed. Trading of our common stock began on a split-adjusted basis on July 1, 2021. All common stock and per share data have been retroactively adjusted for the impact of the split.

Overview

Our company was incorporated as LandStar, Inc., a Nevada corporation, on May 4, 1998, for the purpose of purchasing, developing and reselling real property, with its principal focus on the development of raw land. From incorporation through December 31, 1998, we had no business operations and was a development-stage company. We did not purchase or develop any properties and decided to change our business plan and operations. On March 31, 1999, we acquired approximately 98.5% of the common stock of Rebound Rubber Corp. (“Rebound Rubber”) pursuant to a share exchange agreement with Rebound Rubber and substantially all of Rebound Rubber’s shareholders. The acquisition was effected by issuing 14,500,100 shares of common stock, which constituted 14.5% of the 100,000,000 of our authorized shares, and 50.6% of the 28,622,100 issued and outstanding shares on completion of the acquisition.

The share exchange with Rebound Rubber (and other transactions occurring in March 1999) resulted in a change of control and the appointment of new officers and directors. These transactions also changed our focus to the development and utilization of technology to de-vulcanize and reactivate recycled rubber for resale as a raw material in the production of new rubber products. Our business strategy was to sell the de-vulcanized material (and compounds using the materials) to manufacturers of rubber products.

Prior to 2001 we had no revenues. In 2001 and 2002 revenues were derived from management services rendered to a rubber recycling company.

In August 2001, we amended our Articles of Incorporation to authorize 500,000,000 shares of common stock, $0.001 par value per share, and 150,000,000 shares of preferred stock, $0.01 par value per share. We may designate preferred stock into specific classes by action of our board of directors. In May 2008, our board of directors established a class of Convertible Preferred Series A (the “Series A”), authorizing 10,000,000 shares. When established, among other things, (i) each share of Series A was convertible into 1,000 shares of our common stock, and (ii) a holder of Series A was entitled to vote 1,000 shares of common stock for each share of Series A on all matters submitted to a vote by stockholders.

In September 2008, we amended our Articles of Incorporation to increase the number of authorized shares to 985,000,000, $0.001 par value per share, further amended the Articles in January 2009 to increase the number of authorized shares to 4,000,000,000, and in January 2010 amended our Articles to increase the number of authorized shares to 8,888,000,000.

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We were effectively dormant for a number of years. In or around February 2014, there was a change in control whereby Kevin Hayes acquired 1,000,000 shares of the Series A and was appointed as our sole director and officer. In or around April 2017, there was another change in control when Mr. Hayes sold the 1,000,000 shares of Series A to Hybrid Titan Management, which then proceeded to assign the Series A to William Alessi. Mr. Alessi was then appointed as our sole director and officer. Mr. Alessi initiated legal action in his home state of North Carolina to confirm, among other things, his ownership of the Series A; his “control” over the company, and the status of creditors of the company. In or around June 2017, the court entered judgment in favor of Mr. Alessi, confirming his majority ownership and control of the company.

In or around July 2017, while under the majority ownership and management of Mr. Alessi, we sought to effect a merger transaction (the “Merger”) under which the company would be merged into Data443 Risk Mitigation, Inc., a North Carolina corporation (“Data443”). Data443 was originally formed under the name LandStar, Inc. The name of the North Carolina corporation was changed to Data443 in December 2017. In November 2017, our controlling interest was acquired by our current chief executive officer and sole board member, Jason Remillard, when he acquired all of the Series A shares from Mr. Alessi. In that same transaction, Mr. Remillard also acquired all of the shares of Data443 from Mr. Alessi. Mr. Remillard was then appointed as our sole director and sole officer and of Data443.

In January 2018, we acquired substantially all of the assets of Myriad Software Productions, LLC, which was owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs®, and all intellectual property and goodwill associated therewith. As a result of the acquisition, the Company was no longer a “shell” under applicable securities rules. In consideration for the acquisition, we agreed to a purchase price of $1,500,000, comprised of: (i) $50,000 paid at closing; (ii) $250,000 in the form of a promissory note; and (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 800 shares of our common stock. The shares have not yet been issued and are not included as part of our issued and outstanding shares. However, these shares have been recorded as “Acquisition of ClassiDocs” included in additional paid in capital within our financial statements for the year ending December 31, 2019.

In April 2018, we amended the designation for our Series A by providing that a holder of Series A was entitled to (i) vote 15,000 shares of common stock for each share of Series A on all matters submitted to a vote by stockholders, and (ii) convert each share of Series A into 1,000 shares of our common stock.

In May 2018, the Company amended and restated its Articles of Incorporation. The total authorized number of shares is 8,888,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share, designated in the discretion of our board of directors. The Series A remains in full force and effect.

In June 2018, after careful analysis and in reliance upon professional advisors we retained, it was determined that the Merger had, in fact, not been completed, and that the Merger was not in the best interests of the Company and its stockholders. As such, the Merger was legally terminated. In place of the Merger, in June 2018, we acquired all of the issued and outstanding shares of stock of Data443 (the “Share Exchange”). As a result of the Share Exchange, Data443 became our wholly-owned subsidiary, with both the Company and Data443 continuing to exist as corporate entities. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) 67 shares of our common stock and (b) on the eighteen-month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 67 shares of our common stock, provided that Data443 has at least an additional $1,000,000 in revenue by the Earn Out Date (not including revenue directly from acquisitions). None of the shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued. As such, none of said shares are included as part of our issued and outstanding shares. However, these shares have been recorded as “Share exchange with related party for Data443 additional share issuable” included in additional paid in capital within our financial statements for the year ending December 31, 2019.

On or about June 29, 2018, we secured the rights to the WordPress GDPR Framework through our wholly-owned subsidiary Data443 for a total consideration of €40,001, or approximately $46,521, payable in four payments of approximately €10,000, with the first payment due at closing, and the remaining payments due at the end of July, August and September 2018. Upon issuance of the final payment, we gained the right to enter into an asset transfer agreement for the nominal cost of one euro (€1).

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On or about October 22, 2018, we entered into an asset purchase agreement with Modevity, LLC (“Modevity”) to acquire certain assets collectively known as ARALOC®, a software-as-a service (“SaaS”) platform that provides cloud-based data storage, protection, and workflow automation. The acquired assets consist of intellectual and related intangible property including applications and associated software code, and trademarks. Access to books and records related to the customers and revenues Modevity created on the ARALOC® platform were also included in the asset purchase agreement. These assets were substantially less than the total assets of Modevity, and revenues from the platform comprised a portion of the overall sales of Modevity. We are required to create the technical capabilities to support the ongoing operation of this SaaS platform. A substantial effort on our part is needed to continue generating ARALOC® revenues through development of a sales force, as well as billing and collection processes. We paid Modevity (i) $200,000 in cash, (ii) $750,000, in the form of a 10-month promissory note, and (iii) 110 shares of our common stock.

On or around February 7, 2019, the Company entered into an Exclusive License and Management Agreement (the “License Agreement”) with Wala, Inc. (“Wala”). Under the License Agreement the Company was granted the exclusive right and license to receive all benefits from the marketing, selling, and licensing of the data archiving platform known as ArcMail and all assets related thereto (the “ArcMail Assets”). In connection with the License Agreement, the Company also executed (i) a Stock Rights Agreement, under which the Company had the right to acquire all shares of stock of Wala; and, (ii) a Business Covenants Agreement, under which Wala and its CEO agreed to not compete with the Company’s use of the ArcMail assets for a designated period of time. The License Agreement, Stock Rights Agreement, and Business Covenants Agreement are collectively referred to herein as the “ArcMail Agreements”).

On June 21, 2019, the Company filed an amendment to its articles of incorporation to increase the total number authorized shares of the Company’s common stock, par value $0.001 per share, from 8,888,000,000 shares to 15,000,000,000 shares.

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC to acquire certain assets collectively known as DataExpressTM, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of approximately $98,000 in liabilities and, (iv) approximately 1,233 shares of our common stock. As of December 31, 2019, these shares have not been issued and are recorded as “Stock issuable for asset purchase” included in additional paid in capital.

On October 14, 2019, the Company filed an amendment to its Articles of Incorporation to change its name to Data443 Risk Mitigation, Inc., and to effect a 1-for-750 reverse stock split of its issued and outstanding shares of common and preferred shares, each with $0.001 par value, and to reduce the numbers of authorized common and preferred shares to 60,000,000 and 337,500, respectively. On October 28, 2019, the name change and the split and changes in authorized common and preferred shares was effected, resulting in approximately 7,282,678,714 issued and outstanding shares of the Company’s common stock to be reduced to approximately 9,710,239, and 1,000,000 issued and outstanding shares of the Company’s preferred shares to be reduced to 1,334 as of October 28, 2019. All per share amounts and number of shares, including the authorized shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split and decrease in authorized common and preferred shares.

On March 5, 2020 the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 250,000,000. On April 15, 2020 the Company further amended its Articles of Incorporation to increase the number of shares of authorized common stock to 750,000,000. On August 17, 2020 the Company again amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1.5 billion. On November 25, 2020 the Company filed a Certificate of Designation to authorize and create its Series B Preferred shares, consisting of 80,000 shares. On December 15, 2020 the Company again amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1.8 billion.

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On August 13, 2020, the Company entered into an Asset Purchase Agreement to acquire certain assets collectively known as FileFacets™, a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops. The total purchase price was $135,000, which amount was paid in full at the closing of the transaction.

On September 21, 2020, the Company entered into an Asset Purchase Agreement with the owners of a business known as IntellyWP™, to acquire the intellectual property rights and certain assets collectively known as IntellyWP™, an Italy-based developer that produces WordPress plug-ins that enhance the overall user experience for webmaster and end users. The total purchase price of $135,000 consists of: (i) a $55,000 cash payment at closing; (ii) a cash payment of $40,000 upon completion of certain training; and, (iii) a cash payment of $40,000 upon the Company collecting $25,000 from the assets acquired in the subject transaction.

On October 8, 2020, the Company entered into an Asset Purchase Agreement with Resilient Network Systems, Inc. (“RNS”) to acquire the intellectual property rights and certain assets collectively known as Resilient Networks™, a Silicon Valley based SaaS platform that performs SSO and adaptive access control “on the fly” with sophisticated and flexible policy workflows for authentication and authorization. The total purchase price of $305,000 consists of: (i) a $125,000 cash payment at closing; and, (ii) the issuance of 9,575 shares of our common stock to RNS.

On December 11, 2020, the Company entered into a Common Stock Purchase Agreement (“CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton”), an unrelated third party. Triton agreed to invest $1 million in the Company in the form of common stock purchases. Subject to the terms and conditions set forth in the CSPA, the Company agreed to sell to Triton common shares of the Company having an aggregate value of One Million Dollars ($1,000,000). The price of the shares to be sold will be $12.00 per shares. Triton’s obligation to purchase securities is conditioned on certain factors including, but not limited, to the Company having an effective registration available for resale of the securities being purchased; a minimum closing price of $18.00 per share for the Company’s common stock on the delivery date for the shares; and, Triton’s ownership not exceeding 9.9% of the issued and outstanding shares of the Company at any time. The Company filed a registration statement on Form S-1 with the SEC on December 28, 2020. The S-1 was declared effective by the SEC as of January 26, 2021.

On February 12, 2021, and effective January 31, 2021 the Company declared terminated each of the ArcMail Agreements. The Company has asserted numerous claims under the ArcMail Agreements. Further, Wala lost all rights to the ArcMail Assets through a foreclosure action brought by certain secured creditors of Wala (the “Wala Creditors”). The Company considers its relationship with Wala to be closed and will not pursue any further action in that regard.

On February 12, 2021 the Company closed its acquisition of the ArcMail Assets from the Wala Creditors pursuant to the terms and conditions of an Asset Sale Agreement executed by and between the Company and the Wala Creditors. The effective date of the Asset Sale Agreement and the acquisition was deemed to be January 31, 2021. Total purchase price (the “Purchase Price”) was One Million Four Hundred Four Thousand Dollars ($1,404,000), evidenced by three promissory notes in favor of the Wala Creditors in the total amount of the Purchase Price (the “Notes”). Payments under the Notes commence in 30-days and continue monthly thereafter for 60-months. The Notes are secured by a pledge of the ArcMail Assets as collateral under the terms of a Security Agreement in favor of the Wala Creditors. The foregoing descriptions of the Asset Sale Agreement; Notes; and, Security Agreement do not purport to be complete and are qualified in their entirety by the actual language contained in the Asset Sale Agreement, Notes, and Security Agreement, respectively.

On February 23, 2021, the Company filed with the SEC its Schedule 14C, Preliminary Information Statement, providing notice that the Board of Directors and the holders of a majority of our shares entitled to vote had approved and authorized the following actions:

(1) Amendment of our articles of incorporation (the “Articles of Incorporation”) to provide for a decrease in the authorized shares of the Company’s common stock from 1,800,000,000 to a number of not less than 10,000,000 and not more than 1,000,000,000 (the “Authorized Common Stock Reduction”), at any time prior to the one year anniversary of the filing of the Definitive Information Statement on Schedule 14C with respect to these actions the “Definitive Information Statement”), with the Board of Directors of the Company (the “Board”) having the discretion to determine whether or not the Authorized Common Stock Reduction is to be effected, and if effected, the exact number of the Authorized Common Stock Reduction within the above range.

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(2) That the Board be authorized to implement through the amendment to our Articles of Incorporation a reverse stock split of the Company’s Common Stock by a ratio of not less than 1-for-10 and not more than 1-for-2,000, (the “Reverse Split”), at any time prior to the one year anniversary of the filing of the Definitive Information Statement, with the Board having the discretion to determine whether or not the Reverse Split is to be effected, and if effected, the exact ratio for the Reverse Split within the above range.

On April 21, 2021, the Company increased the number of authorized shares of common stock from 1.8 billion to 3.8 billion in order to satisfy the share reserve requirement under the Auctus financing closed on April 23, 2021, as described in the next paragraph.

On April 23, 2021, the Company entered into and closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”). Pursuant to the Purchase Agreement, Auctus purchased from the Company a Senior Secured Promissory Note (the “Note”) in the aggregate principal amount of $832,000.00 (the “Principal Amount”), and delivered gross proceeds of $750,000.00 (excluded were legal fees for Auctus and a transaction fee charged by Auctus). The Note is secured by a security interest in the assets of the Company and its subsidiaries, pursuant to the terms and conditions of a Security Agreement (the “Security Agreement”). Timely payment under the Note is further secured by the issuance of Common Stock Purchase Warrant (the “Second Warrant”) to Auctus for 55,467 shares of the Company’s common stock at an exercise price of $15.00, exercisable only in the event of a default under the Note. Interest on the Principal Amount of the Note accrues at the rate of 12% per annum, which amount is fully due and owing upon the issuance of the Note. Repayment of all amounts due under the Note shall be tendered on the 12-month anniversary of the Note. The Note may be prepaid in whole at any time without prepayment penalty or premium. If the Company fails to meet its obligations under the terms of the Note, the Note shall become immediately due and payable and subject to penalties provided for in the Note. The Company also granted to Auctus warrants to acquire 55,467 shares of the Company’s common stock pursuant to a Common Stock Purchase Warrant (the “First Warrant”). Exercise price for the warrants is $15.00, with a cashless exercise option. Both the First Warrant and the Second Warrant impose an obligation on the Company to reserve for issuance that number of shares of the Company’s common stock which is 5 times the number of shares issuable under both the First Warrant and the Second Warrant.

As of September 30, 2021, the Company had sold to Triton 83,334 shares of its common stock pursuant to the CSPA, and which shares were registered under the S-1. All sales occurred during the three month period ended March 31, 2021 and resulted in the receipt by the Company of net proceeds in the amount of $847,000 during the six months ended 30 June 2021, which is the final amount the Company will receive from the sale of these shares, which includes proceeds from two unrelated third party for shares of our common stock acquired from Triton.

The 1-for-2,000 Reverse Stock split was processed by FINRA and became effective at the start of trading on July 1, 2021. As a result of the Reverse Stock Split, every 2,000 shares of the Company’s issued and outstanding common stock, par value $0.001 per share, were converted into one (1) share of common stock, par value $0.001 per share.

The Company is a leader in data security and privacy management (a critical element of IT security), providing solutions for All Things Data Security™, across the enterprise and in the cloud. Trusted by over 170 clients, including over 1% of the Fortune 500, the Company provides the necessary visibility and control needed to protect at-scale, obtain compliance objectives, and enhance operational efficiencies. Our clients include leading brand name enterprises in a diverse set of industries, including financial services, healthcare, manufacturing, retail, technology, and telecommunications.

The mounting threat landscape has accelerated security adoption rates and our extensive portfolio of data security and privacy products provide a holistic methodology to data privacy as a new security standard. Our offering is anchored in privacy management, equipping organizations with a seamless approach to safeguarding their data, protecting against attacks, and mitigating the most critical risks.

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Data security and privacy legislation is driving significant investment by organizations to offset risks from data breaches and damaging information disclosures of various types. We provide solutions for the marketplace that are designed to protect data via the cloud, hybrid, and on-premises architectures. Our suite of security products focus on protection of: sensitive files and emails; confidential customer, patient, and employee data; financial records; strategic and product plans; intellectual property; and any other data requiring security, allowing our clients to create, share, and protect their data wherever it is stored.

We deliver solutions and capabilities via all technical architectures, and in formats designed for each client. Licensing and subscription models are available to conform to customer purchasing requirements. Our solutions are driven by several proprietary technologies and methodologies that we have developed or acquired, giving us our primary competitive advantage.

We sell substantially all of our products, solutions, and services through a sales model which combines the leverage of channel sales with the account control of direct sales, thereby providing us with significant opportunities to grow our current customer base and successfully deliver our value proposition for data privacy and security. We also make use of channel partners, distributors, and resellers which sell to end-user customers. This approach allows us to maintain close relationships with our customers and benefit from the global reach of our channel partners. Additionally, we are enhancing our product offerings and go-to-market strategy by establishing technology alliances within the IT infrastructure and security vendor ecosystem. While our products serve customers of all sizes in all industries, the marketing focus and majority of our sales focus is on targeting organizations with 100 users or more which can make larger purchases with us over time and have a greater potential lifetime value.

Each of our major product lines provide features and functionality which enable our clients to fully secure the value of their data. This architecture easily extends through modular functionalities, giving our clients the flexibility to select the features they require for their business needs and the flexibility to expand their usage simply by adding a license. As the result of a recent rebranding and marketing effort by the Company, the products and services offered by the Company are now marketed under the following names:

●	Data443® Ransomware Recovery Manager™, built for the modern enterprise, its capabilities are designed to recover a workstation immediately upon infection to the last known business-operable state, without any end user or IT administrator efforts or involvement.

●	Data Identification Manager™ (previously marketed as ClassiDocs® and FileFacets®), the Company’s award-winning data classification and governance technology, which supports CCPA, LGPD and GDPR compliance in a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops.

●	Data Archive Manager™ (previously marketed as ArcMail®), a leading provider of simple, secure and cost-effective enterprise data retention management, archiving and management solutions.

●	Sensitive Content Manager™ (previously marketed as ARALOC®), a market leading secure, cloud-based platform for the management, protection and distribution of digital content to the desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from leakage - malicious or accidental - without impacting collaboration between all stakeholders.

●	Data Placement Manager™ (previously marketed as DATAEXPRESS®), the leading data transport, transformation and delivery product trusted by leading financial organizations worldwide;

●	Access Control Manager™ (previously marketed as Resilient Access™), enables fine-grained access controls across myriad platforms at scale for internal client systems and commercial public cloud platforms like Salesforce, Box.Net, Google G Suite, Microsoft OneDrive and others.

●	Data Identification Manager™ (previously marketed as ClassiDocs® for Blockchain), provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks.

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●	Data443® Global Privacy Manager™, the privacy compliance and consumer loss mitigation platform which is integrated with ClassiDocs® to do the delivery portions of GDPR and CCPA as well as process Data Privacy Access Requests - removal request - with inventory by ClassiDocs®; enables the full lifecycle of Data Privacy Access Requests, Remediation, Monitoring and Reporting.

●	IntellyWP, a leading purveyor of user experience enhancement products for webmasters for the world’s largest content management platform, WordPress.

●	Data443® Chat History Scanner, which scans chat messages for compliance, security, PII, PI, PCI & custom keywords.

●	GDPR Framework, CCPA Framework, and LGPD Framework WordPress Plugins, with over 30,000 active site owners combined, enables organizations of all sizes to comply with European, California and Brazilian privacy rules and regulations.

COVID-19 Update

The Company continues to closely monitor developments and is taking steps to mitigate the potential risks related to the COVID-19 pandemic to the Company, its employees and its customers. The extent to which the COVID-19 pandemic will impact our business and operations will depend on future developments that are highly uncertain. While in the near-term we may experience reductions in our billing and revenue growth rates, we are proactively managing expenditures, including reductions of non-critical and discretionary expenses, while preserving strategic investment in sales capacity and still seeking new acquisition targets and opportunities. To protect our employees while continuing to provide the services needed by our clients the Company continues to limit customer contact, and continues to minimize employee contact with other employees by having our employees work remotely while they shelter in place as required by local regulations. The dedication of our employees and their work ethic have allowed us to continue providing critical services to our customers during these challenging times.

Due to the pandemic, we have been forced to adapt and change the way we have historically operated. At the end of the first quarter, we temporarily closed our office and instructed our employees to work remotely as a precautionary measure intended to minimize the risk of the virus to them, our customers, partners and the communities in which we operate. Towards the end of the second quarter, we cautiously and gradually started to open our office. While we did not require employees to work from our office, we did ensure all required adjustments were made and all local regulations and recommendations were met to ensure the safety of our employees should they voluntarily choose to work from our office. As part of the move to remote work and virtual-only customer experience, we have had to postpone or cancel customer and industry events, as well as travel to visit potential customers, or conduct them virtually. We cannot predict with certainty the impact these changes may have on our sales.

We believe that the impact of COVID-19 has increased the long-term opportunity to help our customers protect their data and detect threats, as well as achieve regulatory compliance. Nevertheless, in the early stages of the pandemic, we experienced some negative impact on our results of operations in the last two weeks of the first quarter of 2020, as we believe our customers’ focus turned primarily to the safety of their employees and to positioning themselves to operate under a work-from-home environment. However, since that time, we have seen companies pivot from that emergency mode to become more focused on the elevated risks associated with having a highly distributed workforce. Companies around the world now have the majority of their employees working from potentially vulnerable home networks, accessing critical on-premises data stores and infrastructure through VPNs and in cloud data stores. We believe this trend will continue in the long-term and that we are well positioned to capitalize on the opportunity ahead. As companies of all sizes and industries are increasingly facing cyberattacks, they understand that a data-centric approach to security is critical, and elevated risks are here for the long-term. This has caused increased customer engagement which has converted into new business and expansion of existing business.

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We remain positioned to help our clients protect against data and infrastructure against cybercrime. This has resulted in increase in traffic to our website. During the second and third quarters of 2021, we saw greater interest in our products and services, with some of this interest converting into new business or the expansion of existing business. While we are encouraged by these trends, we continue to see corporate expenditures subject to elevated scrutiny in the current environment. We have also been unable to travel to meet with prospective new clients, which has impacted our ability to convert prospects into new clients. We anticipate that as the COVID-19 pandemic continues, it will continue to be challenging to estimate conversion rates of prospective business into actual new client.

Through September 30, 2021, there has not been a noticeable increase in accounts receivable for the Company. However, it is likely that if the COVID-19 pandemic persists and state stay-at-home orders remain in place, it is likely that more customers will be unable to keep their bills current. Further, while we have not yet experienced any interruption to our normal materials and supplies process, it is impossible to predict whether COVID-19 will cause future interruptions and delays.

Through September 30, 2021 we have not had any of our employees contract the COVID-19 virus. Should we have a significant number of our employees contract the COVID-19 virus it could have a negative impact on our ability to serve customers in a timely fashion.

For additional information on the potential effects of the COVID-19 pandemic on our business, financial condition and results of operations, see “Risk Factors” beginning on page 13 of this Prospectus.

CARES Act

The Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was enacted on March 27, 2020. There are several different provisions with the CARES Act that impact income taxes for corporations. While we continue to evaluate the tax implications, we believe these provisions will not have a material impact to the financial statements.

Additionally, the Company has applied for, and has received, funds under the Paycheck Protection Program (the “PPP Loan”) after the period covered in these financial statements in the amount of $339,000. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on our having initially qualified for the loan and qualifying for the forgiveness of such loan based on our future adherence to the forgiveness criteria.

The PPP Loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The promissory note issued in connection with the PPP Loan contains events of default and other provisions customary for a loan of this type.

The PPP Loan was used to retain our employees, as well as for other permitted uses under the terms and conditions of the PPP Loan. The Company has applied for forgiveness of the PPP Loan.

The Company also received a $150,000 loan (the “EID Loan”) from the U.S. Small Business Administration (the “SBA”) under the SBA’s Economic Injury Disaster Loan program. The Company received the loan proceeds on or around May 27, 2020. The EID Loan has a thirty year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments are deferred for twelve months after the date of disbursement. The EID Loan may be prepaid at any time prior to maturity with no prepayment penalties, and is otherwise repaid at the rate of $731 per month. The proceeds from the EID Loan must be used for working capital. The Loan Authorization and Agreement and the Note executed by the Company in connection with the EID Loan contains events of default and other provisions customary for a loan of this type.

The Company received a second EID loan from the SBA under the SBA’s Economic Injury Disaster Loan program in the amount of $350,000 on or around June 27, 2021 (the “Second EID Loan”). The Second EID Loan has a thirty year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments are deferred for twelve months after the date of disbursement. The Second EID Loan may be prepaid at any time prior to maturity with no prepayment penalties, and is otherwise repaid at the rate of $731 per month. The proceeds from the Second EID Loan must be used for working capital. The Loan Authorization and Agreement and the Note executed by the Company in connection with the Second EID Loan contains events of default and other provisions customary for a loan of this type.

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Recent Accounting Pronouncements

From time-to-time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”), or other standard setting bodies, relating to the treatment and recording of certain accounting transactions. Unless otherwise discussed herein, management of the Company has determined that these recent accounting pronouncements will not have a material impact on the financial position or results of operations of the Company. For further discussion of recently issued and adopted accounting pronouncements, please see Note 1 to the consolidated financial statements included herein.

Critical Accounting Policies

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements which we have been prepared in accordance with U.S. generally accepted accounting principles. In preparing our consolidated financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the consolidated financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

While our significant accounting policies are described in more detail in Note 2 of our consolidated Quarterly financial statements included in this Prospectus, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our consolidated financial statements:

Assumption as a Going Concern

Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. However, given our current financial position and lack of liquidity, there is substantial doubt about our ability to continue as a going concern.

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Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Beneficial Conversion Feature

The issuance of the convertible debt issued by the Company generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid in capital).

Fair Value of Financial Instruments

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

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Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date. For non-employees, as per ASU No. 2018-7, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, remeasurement is not required. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by us in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash. Also, refer to Note 1 – Summary of Significant Accounting Policies, in the consolidated financial statements that are included in this Prospectus.

Deferred Tax Assets and Income Taxes Provision

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses and presently has no revenue-producing business; (b) general economic conditions; and, (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

Outlook

Our continued objective is to further integrate our growing suite of proven industry leading data security and privacy offerings and deliver the combined offering to our growing stable of enterprise and medium-sized clients directly and via our partner channel. Data privacy concerns continue to grow lockstep with security breaches and ongoing expansion of data storage, consumption and spread of telework, telehealth and remote learning requirements.

We have utilized, and expect to continue to utilize, acquisitions to contribute to our long-term growth objectives. During fiscal 2021 we hope to continue to acquire complimentary business assets and client bases. Some of the key element to our growth strategy include, without limitation:

●	Improve and extend our technological capabilities, domestically and internationally.
●	Further integrate our product offerings to provide an unmatched data privacy platform.

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●	Focus on underserved markets, such as sports teams (at all levels) and medium-sized businesses.
●	Deliver capabilities via unconventional channels, including open-source and “freemium” and trial subscription models.
●	Leverage our existing relationships for professional references, association and internal private industry level promotional events and other high-value and successful product positional activities.
●	Be prepared to capture and execute on opportunities in the acquisition marketplace.
●	Continued focus on net bookings with minimum long-term contract value.
●	Improve SaaS Services with high increasing ‘attach’ rate for additional capabilities.
●	Increase year-over-year conversions from perpetual one-time contract sales to multiyear recurring subscription revenue agreements.

While we report primarily income based on recognized and deferred revenue, another measurement internally for the business is booked revenues. Management utilizes this measure to track numerous indicators such as: contract value growth; initial contract value per customer; and, certain other values that change quarter-over-quarter. These results may also be subject to, and impacted by, sales compensation plans, internal performance objectives, and other activities. We continue to increase revenue from our existing operations. We generally recognize revenue from customers ratably over the terms of their subscription, which is generally one year at a time. As a result, a substantial portion of the revenue we report in each period is attributable to the recognition of deferred revenue relating to agreements that we entered into during previous periods. Consequently, any increase or decline in new sales or renewals in any one period will not be immediately reflected in our revenue for that period. Any such change, however, would affect our revenue in future periods. Accordingly, the effect of downturns or upturns in new sales and potential changes in our rate of renewals may not be fully reflected in our results of operations until future periods.

In December 2019, COVID-19 was reported in China; in January 2020 the World Health Organization (“WHO”) declared it a Public Health Emergency of International Concern;, and, in March 2020 the WHO declared it a pandemic. The long-term impact of COVID-19 on our operational and financial performance will depend on certain developments including the duration, spread, severity, and potential recurrence of the virus. Our future performance will also depend on the impact of COVID-19 on our customers, partners, employee productivity, and sales cycles, including as a result of travel restrictions. These potential developments are uncertain and cannot be predicted and as such, the extent to which COVID-19 will impact our business, operations, financial condition and results of operations over the long term is unknown. Furthermore, due to our shift to a predominantly subscription model, the effect of COVID-19 may not be fully reflected in our results of operations until future periods.

While we are actively managing our response to the COVID-19 pandemic, its impact on our year 2021 results and beyond is uncertain. We continue to conduct business as usual with modifications to employee travel, employee work locations, customer interactions, and cancellation of certain marketing events, among other things. We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state, or local authorities, or that we determine are in the best interests of our employees, customers, partners, suppliers, and stockholders. The extent to which the COVID-19 pandemic may impact our longer-term operational and financial performance remains uncertain. Furthermore, due to our subscription-based business model, the effect of the COVID-19 pandemic may not be fully reflected in our results of operations until future periods, if at all. The extent of the impact of the COVID-19 pandemic will depend on several factors, including the pace of reopening the economy around the world; the possible resurgence in the spread of the virus; the development cycle of therapeutics and vaccines; the impact on our customers and our sales cycles; the impact on our customer, employee, and industry events; and the effect on our vendors. Please see “Risk Factors” beginning on page 13 of this Prospectus for a further description of the material risks we currently face, including the risks related to the COVID-19 pandemic.

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 COMPARED TO THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020

Revenue

We recognized $1,495,000 and $3,095,000 of revenue during the three and nine months ended September 30, 2021, respectively, compared to $700,000 and $1,644,000 of revenue during the three and nine months ended September 30, 2020. We had net billings for the three and nine months ended September 30, 2021 of $1,832,000 and $3,011,000, respectively, compared to $835,000 and $2,370,000 in the prior year periods. Deferred revenues were $1,135,000 as of September 30, 2021, a decrease of $343,000 from $1,478,000 as of December 31, 2020.

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General and Administrative Expenses

General and administrative expenses for the three and nine months ended September 30, 2021 amounted to $1,061,000 and $3,806,000, respectively, as compared to $858,000 and $3,950,000 for the three and nine months ended September 30, 2020, respectively, which is an increase of $203,000, or 24%, and a decrease of $143,000, or 4%, respectively. The expenses for the nine months ended September 30, 2021 primarily consisted of management costs, costs to integrate assets we acquired and to expand sales, audit and review fees, filing fees, professional fees, and other expenses, including the re-classification of sales-related management expenses, in connection with the projected growth of the Company’s business, and professional fees and expenses related to the filing of the Company’s S-1 Registration Statement and application to list its common stock on Nasdaq. Expenses for the nine months ended September 30, 2020 consisted of primarily the same items, excluding same for the Company’s S-1 filing and Nasdaq application.

Sales and Marketing Expenses

Sales and marketing expense for the three and nine months ended September 30, 2021 amounted to $89,000 and $234,000, respectively, as compared to $3,000 and $151,000 for the three and nine months ended September 30, 2020, respectively, which is an increase of $86,000, or 2,863%, and $83,000, or 55%, respectively. The expenses for the nine months ended September 30, 2021 primarily consisted of sponsorship of major trade conferences, engaging tier-1 analyst coverage, and growing our sales operation, with some previously reported expenses (primarily management costs) reclassified to general and administrative expenses. Expenses for the nine months ended September 30, 2020 consisted of primarily the same items.

Net Income (Loss)

The net loss for the three and nine months ended September 30, 2021 was $974,000 and $4,696,000 as compared to a net loss of $1,500,000 and $14,254,000 for the three and nine months ended September 30, 2020, respectively. The net loss for the three and nine months ended September 30, 2021 was mainly derived from a loss on change in fair value of derivative liability of $68,000 and $432,000, respectively, associated with convertible notes payable and convertible preferred stock and gross margins of $1,346,000 and $2,683,000, respectively, offset in part by general and administrative, and sales and marketing expenses incurred.

The net loss for the three and nine months ended September 30, 2020 was mainly derived from a loss on change in fair value of derivative liability of $420,000 and $9,698,000, respectively, associated with convertible notes payable and gross margins of $592,000 and $1,482,000, respectively, offset in part by general and administrative, and sales and marketing expenses incurred.

Provision for Income Tax

No provision for income taxes was recorded in either the three and nine months ended September 30, 2021 or 2020, as we have incurred taxable losses in both periods.

Related Party Transactions

The following individuals and entities have been identified as related parties based on their affiliation with our CEO, Jason Remillard:

Jason Remillard

Myriad Software Productions, LLC

The following amounts were owed to related parties, affiliated with the CEO and Chairman of the Board, at the dates indicated:

	September 30, 2021	December 31, 2019
Jason Remillard	$143,578	$155,848

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CASH FLOW FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2020

Liquidity and Capital Resources

We require cash to fund our operating expenses and working capital requirements, including outlays for capital expenditures. As of September 30, 2021, our principal sources of liquidity were cash of $1,378,000; trade accounts receivable of $102,000; and, other current assets of $11,000, as compared to cash or cash equivalents of $483,000; trade accounts receivable of $77,000, and other current assets of $9,000 as of September 30, 2020.

During the last two years, and through October 26, 2021 (the date of our Quarterly Report on Form 10-Q for the period ended September 30, 2021 was filed), we have faced an increasingly challenging liquidity situation that has impacted our ability to execute our operating plan. We started generating revenue in the fourth quarter of 2018, and we have continued to increase revenue through September 30, 2021 as we have actively sought to grow our business in the data security and data privacy markets. We have also been required to maintain our corporate existence; satisfy the requirements of being a public company; and, have chosen to become a mandatory filer with the SEC. We will need to obtain capital to continue operations. There is no assurance that our Company will be able to secure such funding on acceptable (or any) terms. During the nine months ended September 30, 2021 and 2020, we reported a loss from operations of $1,357,000 and $2,619,000, respectively; and, generated (used) cash flows from operating activities totaling $58,000 and ($584,000), respectively, for the same periods. We had a beginning cash balance of $59,000 as of January 01, 2021, and a beginning cash balance of $19,000 as of January 01, 2020.

As of September 30, 2021, we had assets of cash in the amount of $1,378,000 and other current assets in the amount of $112,000. As of September 30, 2021, we had current liabilities of $3,890,000. The Company’s accumulated deficit was $40,230,125, largely due to derivate liability treatments.

As of September 30, 2020, we had assets of cash in the amount of $483,000 and other current assets in the amount of $86,000. As of September 30, 2020, we had current liabilities of $9,656,000. The Company’s accumulated deficit was $35,865,000, largely due to derivate liability treatments.

We will require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. Unless the Company can attract additional investment, the future of the Company operating as a going concern is in serious doubt.

We are obligated to file annual, quarterly and current reports with the SEC pursuant to the Exchange Act. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time- consuming and costly. In order to meet the needs to comply with the requirements of the Securities Exchange Act, we will need investment of capital.

Management has determined that additional capital will be required in the form of equity or debt securities. There is no assurance that management will be able to raise capital on terms acceptable to the Company. We also continue to monitor the effects COVID-19 could have on our operations and liquidity including our ability to collect account receivable timely from our customers due to the economic impacts COVID-19 could have on the general economy. If we are unable to obtain sufficient amounts of additional capital, we may have to cease filing the required reports and cease operations completely. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our shareholders will be reduced, shareholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock.

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Investing Activities

During the nine months ended September 30, 2021, we used funds in investing activities of $138,000 to purchase property and equipment. During the nine months ended September 30, 2020, we used funds in investing activities of $285,000 to acquire intellectual property and purchase property and equipment.

Common Stock Reverse Split

On February 19, 2021, we announced the approval of a reverse stock split of our common stock and a reduction in the number of authorized, each within a specified range, with a final decision to be made by our board of directors. On June 14, 2021, we were advised by the Nevada Secretary of State that it had accepted the Company’s filing of a Certificate of Amendment to the Articles of Incorporation, with a filing and effective date of June 11, 2021 (the “Certificate of Amendment”). The Certificate of Amendment (i) reduced the number of authorized shares of common stock to one billion (1,000,000,000); and, (ii) effected a reverse stock split (the “Reverse Stock Split”) of its issued common stock in a ratio of 1-for-2,000. The preferred stock of the Company was not changed. Trading of our common stock began on a split-adjusted basis on July 1, 2021. All common stock and per share data have been retroactively adjusted for the impact of the split.

Financing Activities

During the nine months ended September 30, 2021 we raised net proceeds of $390,000 through the issuance of our Series B Convertible Stock in the gross amount of $417,750. We also raised net proceeds of $847,000 through the issuance of our common stock. We raised proceeds of $366,000 through loans from related parties and repaid $538,000 to related parties. We raised net proceeds of $642,000 through the issuance of our convertible note and net proceeds of $3,713,000 through the issuance of our notes payable, and repaid $3,953,000 on notes payable. By comparison, during the nine months ended September 30, 2020, we raised net proceeds of $1,352,250 through the issuance of our convertible promissory notes in the gross amount of $1,641,500. We also repaid $685,000 on notes payable. We raised proceeds of $242,000 through loans from related parties and repaid $692,000 to related parties.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan for growth in the data security market. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

Going Concern

The consolidated financial statements included in this Prospectus have been prepared on a going concern basis, which implies that our Company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business. Our Company has generated limited revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of our company as a going concern is dependent upon the ability of our company to obtain necessary financing to achieve our operating objectives, and the attainment of profitable operations. As of September 30, 2021, our Company has an accumulated deficit of $40,230,125. We do not have sufficient working capital to enable us to carry out our plan of operation for the next twelve months.

Due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted above in their report on the consolidated financial statements for the nine months ended September 30, 2021, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity or debt securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There can be no assurance that the Company will be able to raise any additional capital.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Management’s Plans

Our plan is to continue to grow our business through strategic acquisitions, and then expand selling across our subsidiaries and affiliated companies. During the next twelve months, we anticipate incurring costs related to (i) filing of Exchange Act reports; and, (ii) operating our businesses. We will require additional operating capital to maintain and continue operations. We will need to raise additional capital through debt or equity financing, and there is no assurance we will be able to raise the necessary capital.

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RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020 COMPARED TO THE YEAR ENDED DECEMBER 31, 2019

Our operations for the year ended December 31, 2020 and 2019 are outlined below:

	Year Ended
	December 31,
	2020	2019	Change
Revenue	$2,474,627	$1,453,413	$1,021,214
Cost of revenue	303,515	117,106	186,409
Gross Profit	2,171,112	1,336,307	834,805
Gross Profit Percentage	88%	92%	(4)%

Operating expense	6,071,597	5,270,386	801,211
Other income (expense)	(10,006,700)	3,326,708	(13,333,408)
Net loss	$(13,907,185)	$(607,371)	$(13,299,814)

Revenue

The increase in revenue was primarily due to revenues from assets acquired during 2020.

Cost of revenue

Cost of revenue consists of direct expense, such as sales commission, shipping, and supplies. The increase in cost of revenue was primarily due to an increase in revenue.

For the years ended December 31, 2020 and 2019 our operating expenses are as follows:

	Year Ended
	December 31,
	2020	2019	Change
Operating expenses
General and administrative	$5,830,703	$4,796,652	$1,034,051
Sales and marketing	240,894	469,529	(228,635)
Research and development	-	4,205	(4,205)
Total operating expenses	$6,071,597	$5,270,386	$801,211

General and Administrative Expenses

The general and administrative expenses primarily consisted of management costs, costs to integrate assets we acquired and to expand sales, product enhancements, audit and review fees, filing fees, professional fees, and other expenses related to SEC reporting, including the re-classification of sales-related management expenses, in connection with the projected growth of the Company’s business. The increase in general and administrative expense was primarily due to an increase in amortization of intangible assets, payroll expense, professional fees.

Sales and Marketing Expenses

The sales and marketing expenses primarily consisted of developing a sales operation, with some previously reported expenses, primarily management costs, reclassified to general and administrative expenses. The decrease in sales and marketing expense was primarily due to a decrease in consulting and management costs.

Other income (expense)

Other income for the year ended December 31, 2020 consisted of interest expense, loss on change in fair value of derivative, and loss on settlement and extinguishment of debt. Other income for the year ended December 31, 2019 consisted of interest expense, gain on change in fair value of derivative, gain on contingent liability, and loss on settlement on lawsuit. The increase in other income was primarily due to change in fair value of derivative liabilities.

Net Loss

The net loss for the year ended December 31, 2020 was mainly derived from an operating loss of $3,900,485, and loss on change in fair value of derivative liability of $7,406,416. The net loss for the year ended December 31, 2019 was mainly derived from an operating loss of $3,934,079, due in part by increased general and administrative costs and reduced by other net income of $3,326,708, which was mainly from a gain on change in fair value of derivative liability of $7,238,498.

CASH FLOW FOR THE YEAR ENDED DECEMBER 31, 2020 COMPARED TO THE YEAR ENDED DECEMBER 31, 2019

Liquidity and Capital Resources

The following table provides selected financial data about our company as of December 31, 2020 and 2019, respectively.

Working Capital

The following table provides selected financial data about our company as of December 31, 2020 and 2019, respectively.

	December 31,	December 31,
	2020	2019	Change
Current assets	$195,286	$91,337	$103,949
Current liabilities	$5,617,390	$9,494,908	$(3,877,518)
Working capital deficiency	$(5,422,104)	$(9,403,571)	$3,981,467

We require cash to fund our operating expenses and working capital requirements, including outlays for capital expenditures. As of December 31, 2020, our principal sources of liquidity were cash of $58,783 and trade accounts receivable of $136,503, as compared to cash of $18,673, trade accounts receivable of $63,556, inventory of $8,301 and other current assets of $807 as of December 31, 2019.

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During the last two years, and through the date of this Annual Report, we have faced an increasingly challenging liquidity situation that has severely limited our ability to execute our operating plan. We generated no revenue until the fourth quarter of 2018, though we have actively prepared to initiate business in the data security market. We have also been required to maintain our corporate existence, satisfy the requirements of being a public company, and have chosen to become a mandatory filer with the SEC. We will need to obtain capital to continue operations. There is no assurance that we will be able to secure such funding on acceptable (or any) terms. During the year ended December 31, 2020 and 2019, we reported a loss from operations of $3,900,485 and $3,934,079, respectively, and had negative cash flows used in operating activities of $758,479 and $828,437, respectively, for the same periods.

As of December 31, 2020, we had assets of cash in the amount of $58,783 and other current assets in the amount of $136,503. As of December 31, 2020, we had current liabilities of $5,617,390. The Company’s accumulated deficit as of December 31, 2020 was $35,518,584.

As of December 31, 2019, we had assets of cash in the amount of $18,673 and other current assets in the amount of $72,664. As of December 31, 2019, we had current liabilities of $9,494,908. The Company’s accumulated deficit as of December 31, 2019 was $21,610,915. The decrease in working capital deficiency was primarily due to a decrease in derivative liability, offset by an increase in deferred revenue, convertible notes, due to related party and license fee payable.

The revenues, if any, generated from our acquisitions alone will not be sufficient to fund our operations or planned growth. We will require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. Unless the Company can attract additional investment, the future of the Company operating as a going concern is in serious doubt.

We are now obligated to file annual, quarterly and current reports with the SEC pursuant to the Exchange Act. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly. In order to meet the needs to comply with the requirements of the Exchange Act, we will need investment of capital.

Management has determined that additional capital will be required in the form of equity or debt securities. There is no assurance that management will be able to raise capital on terms acceptable to the Company.

If we are unable to obtain sufficient amounts of additional capital, we may have to cease filing the required reports and cease operations completely. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our shareholders will be reduced, shareholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock.

Cash Flow

	Year Ended
	December 31,
	2020	2019	Change
Cash used in operating activities	$(758,479)	$(828,437)	$69,958
Cash used in investing activities	$(461,400)	$(279,938)	$(181,462)
Cash provided by financing activities	$1,259,989	$802,113	$457,876
Cash on hand	$58,783	$18,673	$40,110

Operating Activities

During the year ended December 31, 2020, our Company used $758,479 in operating activities, compared to $828,437 during the year ended December 31, 2019. Cash used in operation activities was primarily due to an increase in operating liabilities.

Investing Activities

During the year ended December 31, 2020, we used funds in investing activities of $315,000 to acquire intellectual property and $146,400 to acquire property and equipment. During the year ended December 31, 2019, we used funds in investing activities of $269,309 to acquire intellectual property and $10,629 to acquire property and equipment.

Financing Activities

During the year ended December 31, 2020 we raised $50,000 through the issuance of Series B Preferred Stock; $1,502,250 from issuance of convertible debt; $2,147,996 from issuance of notes payable; and, $299,173 from loan from related party, offset in part through repayment of $1,689,846 on notes payable; repayment to related party of $976,257 and, $73,327 of capital lease payments. By comparison, during the year ended December 31, 2019 we raised $500,000 through the issuance of approximately 557,936 shares of our common stock and warrants to acquire approximately 291,219 shares of our common stock on a post reverse split basis, $440,000 for stock subscriptions of commons stock and warrants to be issued later, and $676,000 from issuance of convertible debt, $215,120 from issuance of notes payable, $12,900 from loan form related party, offset in part through repayment of $650,000 on notes payable, repayment to related party of $371,623 and $20,284 of capital lease payments.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

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BUSINESS

Business History

Our company was incorporated as LandStar, Inc., a Nevada corporation, on May 4, 1998, for the purpose of purchasing, developing and reselling real property, with its principal focus on the development of raw land. From incorporation through December 31, 1998, we had no business operations and was a development-stage company. We did not purchase or develop any properties and decided to change our business plan and operations. On March 31, 1999, we acquired approximately 98.5% of the common stock of Rebound Rubber Corp. (“Rebound Rubber”) pursuant to a share exchange agreement with Rebound Rubber and substantially all of Rebound Rubber’s shareholders. The acquisition was effected by issuing 14,500,100 shares of common stock, which constituted 14.5% of the 100,000,000 of our authorized shares, and 50.6% of the 28,622,100 issued and outstanding shares on completion of the acquisition.

The share exchange with Rebound Rubber (and other transactions occurring in March 1999) resulted in a change of control and the appointment of new officers and directors. These transactions also changed our focus to the development and utilization of technology to de-vulcanize and reactivate recycled rubber for resale as a raw material in the production of new rubber products. Our business strategy was to sell the de-vulcanized material (and compounds using the materials) to manufacturers of rubber products.

Prior to 2001 we had no revenues. In 2001 and 2002 revenues were derived from management services rendered to a rubber recycling company.

In August 2001, we amended our Articles of Incorporation to authorize 500,000,000 shares of common stock, $0.001 par value per share, and 150,000,000 shares of preferred stock, $0.01 par value per share. We may designate preferred stock into specific classes by action of our board of directors. In May 2008, our board of directors established a class of Convertible Preferred Series A (the “Series A”), authorizing 10,000,000 shares. When established, among other things, (i) each share of Series A was convertible into 1,000 shares of our common stock, and (ii) a holder of Series A was entitled to vote 1,000 shares of common stock for each share of Series A on all matters submitted to a vote by stockholders.

In September 2008, we amended our Articles of Incorporation to increase the number of authorized shares to 985,000,000, $0.001 par value per share, further amended the Articles in January 2009 to increase the number of authorized shares to 4,000,000,000, and in January 2010 amended our Articles to increase the number of authorized shares to 8,888,000,000.

We were effectively dormant for a number of years. In or around February 2014, there was a change in control whereby Kevin Hayes acquired 1,000,000 shares of the Series A and was appointed as our sole director and officer. In or around April 2017, there was another change in control when Mr. Hayes sold the 1,000,000 shares of Series A to Hybrid Titan Management, which then proceeded to assign the Series A to William Alessi. Mr. Alessi was then appointed as our sole director and officer. Mr. Alessi initiated legal action in his home state of North Carolina to confirm, among other things, his ownership of the Series A; his “control” over the company, and the status of creditors of the company. In or around June 2017, the court entered judgment in favor of Mr. Alessi, confirming his majority ownership and control of the company.

In or around July 2017, while under the majority ownership and management of Mr. Alessi, we sought to effect a merger transaction (the “Merger”) under which the company would be merged into Data443 Risk Mitigation, Inc., a North Carolina corporation (“Data443”). Data443 was originally formed under the name LandStar, Inc. The name of the North Carolina corporation was changed to Data443 in December 2017. In November 2017, our controlling interest was acquired by our current chief executive officer and sole board member, Jason Remillard, when he acquired all of the Series A shares from Mr. Alessi. In that same transaction, Mr. Remillard also acquired all of the shares of Data443 from Mr. Alessi. Mr. Remillard was then appointed as our sole director and sole officer and of Data443.

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In January 2018, we acquired substantially all of the assets of Myriad Software Productions, LLC, which was owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs®, and all intellectual property and goodwill associated therewith. As a result of the acquisition, the Company was no longer a “shell” under applicable securities rules. In consideration for the acquisition, we agreed to a purchase price of $1,500,000, comprised of: (i) $50,000 paid at closing; (ii) $250,000 in the form of a promissory note; and (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 800 shares of our common stock. The shares have not yet been issued and are not included as part of our issued and outstanding shares. However, these shares have been recorded as “Acquisition of ClassiDocs” included in additional paid in capital within our financial statements for the year ending December 31, 2019.

In April 2018, we amended the designation for our Series A by providing that a holder of Series A was entitled to (i) vote 15,000 shares of common stock for each share of Series A on all matters submitted to a vote by stockholders, and (ii) convert each share of Series A into 1,000 shares of our common stock.

In May 2018, the Company amended and restated its Articles of Incorporation. The total authorized number of shares is 8,888,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share, designated in the discretion of our board of directors. The Series A remains in full force and effect.

In June 2018, after careful analysis and in reliance upon professional advisors we retained, it was determined that the Merger had, in fact, not been completed, and that the Merger was not in the best interests of the Company and its stockholders. As such, the Merger was legally terminated. In place of the Merger, in June 2018, we acquired all of the issued and outstanding shares of stock of Data443 (the “Share Exchange”). As a result of the Share Exchange, Data443 became our wholly-owned subsidiary, with both the Company and Data443 continuing to exist as corporate entities. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) 67 shares of our common stock and (b) on the eighteen-month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 67 shares of our common stock, provided that Data443 has at least an additional $1,000,000 in revenue by the Earn Out Date (not including revenue directly from acquisitions). None of the shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued. As such, none of said shares are included as part of our issued and outstanding shares. However, these shares have been recorded as “Share exchange with related party for Data443 additional share issuable” included in additional paid in capital within our financial statements for the year ending December 31, 2019.

On or about June 29, 2018, we secured the rights to the WordPress GDPR Framework through our wholly-owned subsidiary Data443 for a total consideration of €40,001, or approximately $46,521, payable in four payments of approximately €10,000, with the first payment due at closing, and the remaining payments due at the end of July, August and September 2018. Upon issuance of the final payment, we gained the right to enter into an asset transfer agreement for the nominal cost of one euro (€1).

On or about October 22, 2018, we entered into an asset purchase agreement with Modevity, LLC (“Modevity”) to acquire certain assets collectively known as ARALOC®, a software-as-a service (“SaaS”) platform that provides cloud-based data storage, protection, and workflow automation. The acquired assets consist of intellectual and related intangible property including applications and associated software code, and trademarks. Access to books and records related to the customers and revenues Modevity created on the ARALOC platform were also included in the asset purchase agreement. These assets were substantially less than the total assets of Modevity, and revenues from the platform comprised a portion of the overall sales of Modevity. We are required to create the technical capabilities to support the ongoing operation of this SaaS platform. A substantial effort on our part is needed to continue generating ARALOC revenues through development of a sales force, as well as billing and collection processes. We paid Modevity (i) $200,000 in cash, (ii) $750,000, in the form of a 10-month promissory note, and (iii) 110 shares of our common stock.

On June 21, 2019, the Company filed an amendment to its articles of incorporation to increase the total number authorized shares of the Company’s common stock, par value $0.001 per share, from 8,888,000,000 shares to 15,000,000,000 shares.

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC to acquire certain assets collectively known as DataExpressTM, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of approximately $98,000 in liabilities and, (iv) approximately 2 shares of our common stock. As of December 31, 2019, these shares have not been issued and are recorded as “Stock issuable for asset purchase” included in additional paid in capital.

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On October 14, 2019, the Company filed an amendment to its Articles of Incorporation to change its name to Data443 Risk Mitigation, Inc., and to effect a 1-for-750 reverse stock split of its issued and outstanding shares of common and preferred shares, each with $0.001 par value, and to reduce the numbers of authorized common and preferred shares to 60,000,000 and 337,500, respectively. On October 28, 2019, the name change and the split and changes in authorized common and preferred shares was effected, resulting in approximately 7,282,678,714 issued and outstanding shares of the Company’s common stock to be reduced to approximately 9,710,239, and 1,000,000 issued and outstanding shares of the Company’s preferred shares to be reduced to 1,334 as of October 28, 2019. All per share amounts and number of shares, including the authorized shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split and decrease in authorized common and preferred shares.

On March 5, 2020 the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 250,000,000. On April 15, 2020 the Company further amended its Articles of Incorporation to increase the number of shares of authorized common stock to 750,000,000. On August 17, 2020 the Company again amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1.5 billion. On November 25, 2020 the Company filed a Certificate of Designation to authorize and create its Series B Preferred shares, consisting of 80,000 shares. On December 15, 2020 the Company again amended its Articles of Incorporation to increase the number of shares of authorized common stock from 1.5 billion to 1.8 billion. Thereafter, the Company again amended its Articles of Incorporation to increase the number of shares of authorized common stock from 1.8 billion to 3.8 billion.

On August 13, 2020, the Company entered into an Asset Purchase Agreement to acquire certain assets collectively known as FileFacets™, a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops. The total purchase price was $135,000, which amount was paid in full at the closing of the transaction.

On September 21, 2020, the Company entered into an Asset Purchase Agreement with the owners of a business known as IntellyWP™, to acquire the intellectual property rights and certain assets collectively known as IntellyWP™, an Italy-based developer that produces WordPress plug-ins that enhance the overall user experience for webmaster and end users. The total purchase price of $135,000 consists of: (i) a $55,000 cash payment at closing; (ii) a cash payment of $40,000 upon completion of certain training; and, (iii) a cash payment of $40,000 upon the Company collecting $25,000 from the assets acquired in the subject transaction.

On October 8, 2020, the Company entered into an Asset Purchase Agreement with Resilient Network Systems, Inc. (“RNS”) to acquire the intellectual property rights and certain assets collectively known as Resilient Networks™, a Silicon Valley based SaaS platform that performs SSO and adaptive access control “on the fly” with sophisticated and flexible policy workflows for authentication and authorization. The total purchase price of $305,000 consists of: (i) a $125,000 cash payment at closing; and, (ii) the issuance of 9,575 shares of our common stock to RNS.

On December 11, 2020, the Company entered into a Common Stock Purchase Agreement (“CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton”), an unrelated third party. Triton agreed to invest $1 million in the Company in the form of common stock purchases. Subject to the terms and conditions set forth in the CSPA, the Company agreed to sell to Triton common shares of the Company having an aggregate value of One Million Dollars ($1,000,000). The price of the shares to be sold will be $0.006 per shares. Triton’s obligation to purchase securities is conditioned on certain factors including, but not limited, to the Company having an effective registration available for resale of the securities being purchased; a minimum closing price of $0.009 per share for the Company’s common stock on the delivery date for the shares; and, Triton’s ownership not exceeding 9.9% of the issued and outstanding shares of the Company at any time. The Company filed a registration statement on Form S-1 with the SEC on December 28, 2020. The S-1 was declared effective by the SEC as of January 26, 2021.

On February 12, 2021, and effective January 31, 2021 the Company declared terminated each of the ArcMail Agreements. The Company has asserted numerous claims under the ArcMail Agreements. Further, Wala lost all rights to the ArcMail Assets through a foreclosure action brought by certain secured creditors of Wala (the “Wala Creditors”). The Company considers its relationship with Wala to be closed and will not pursue any further action in that regard.

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On February 12, 2021 the Company closed its acquisition of the ArcMail Assets from the Wala Creditors pursuant to the terms and conditions of an Asset Sale Agreement executed by and between the Company and the Wala Creditors. The effective date of the Asset Sale Agreement and the acquisition was deemed to be January 31, 2021. Total purchase price (the “Purchase Price”) was One Million Four Hundred Four Thousand Dollars ($1,404,000), evidenced by three promissory notes in favor of the Wala Creditors in the total amount of the Purchase Price (the “Notes”). Payments under the Notes commence in 30-days and continue monthly thereafter for 60-months. The Notes are secured by a pledge of the ArcMail Assets as collateral under the terms of a Security Agreement in favor of the Wala Creditors. The foregoing descriptions of the Asset Sale Agreement; Notes; and, Security Agreement do not purport to be complete and are qualified in their entirety by the actual language contained in the Asset Sale Agreement, Notes, and Security Agreement, respectively.

On February 23, 2021, the Company filed with the SEC its Schedule 14C, Preliminary Information Statement, providing notice that the Board of Directors and the holders of a majority of our shares entitled to vote had approved and authorized the following actions:

(1)       Amendment of our articles of incorporation (the “Articles of Incorporation”) to provide for a decrease in the authorized shares of the Company’s common stock from 1,800,000,000 to a number of not less than 10,000,000 and not more than 1,000,000,000 (the “Authorized Common Stock Reduction”), at any time prior to the one year anniversary of the filing of the Definitive Information Statement on Schedule 14C with respect to these actions the “Definitive Information Statement”), with the Board of Directors of the Company (the “Board”) having the discretion to determine whether or not the Authorized Common Stock Reduction is to be effected, and if effected, the exact number of the Authorized Common Stock Reduction within the above range.

(2)       That the Board be authorized to implement through the amendment to our Articles of Incorporation a reverse stock split of the Company’s Common Stock by a ratio of not less than 1-for-10 and not more than 1-for-2,000, (the “Reverse Split”), at any time prior to the one year anniversary of the filing of the Definitive Information Statement, with the Board having the discretion to determine whether or not the Reverse Split is to be effected, and if effected, the exact ratio for the Reverse Split within the above range.

On April 23, 2021, the Company entered into and closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”). Pursuant to the Purchase Agreement, Auctus purchased from the Company a Senior Secured Promissory Note (the “Note”) in the aggregate principal amount of $832,000.00 (the “Principal Amount”), and delivered gross proceeds of $750,000.00 (excluded were legal fees for Auctus and a transaction fee charged by Auctus). The Note is secured by a security interest in the assets of the Company and its subsidiaries, pursuant to the terms and conditions of a Security Agreement (the “Security Agreement”). Timely payment under the Note is further secured by the issuance of Common Stock Purchase Warrant (the “Second Warrant”) to Auctus for 55,467 shares of the Company’s common stock at an exercise price of $15.00, exercisable only in the event of a default under the Note. Interest on the Principal Amount of the Note accrues at the rate of 12% per annum, which amount is fully due and owing upon the issuance of the Note. Repayment of all amounts due under the Note shall be tendered on the 12-month anniversary of the Note. The Note may be prepaid in whole at any time without prepayment penalty or premium. If the Company fails to meet its obligations under the terms of the Note, the Note shall become immediately due and payable and subject to penalties provided for in the Note. The Company also granted to Auctus warrants to acquire 55,467 shares of the Company’s common stock pursuant to a Common Stock Purchase Warrant (the “First Warrant”). Exercise price for the warrants is $15.00, with a cashless exercise option. Both the First Warrant and the Second Warrant impose an obligation on the Company to reserve for issuance that number of shares of the Company’s common stock which is 5 times the number of shares issuable under both the First Warrant and the Second Warrant.

As of September 30, 2021, the Company had sold to Triton 83,334 shares of its common stock pursuant to the CSPA, and which shares were registered under the S-1. All sales occurred during the three month period ended March 31, 2021 and resulted in the receipt by the Company of net proceeds in the amount of $847,000 during the six months ended 30 June 2021, which is the final amount the Company will receive from the sale of these shares, which includes proceeds from two unrelated third party for shares of our common stock acquired from Triton.

The 1-for-2,000 Reverse Stock split was processed by FINRA and became effective at the start of trading on July 1, 2021. As a result of the Reverse Stock Split, every 2,000 shares of the Company’s issued and outstanding common stock, par value $0.001 per share, were converted into one (1) share of common stock, par value $0.001 per share.

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Business Overview

The Company is a leader in data security and privacy management (a critical element of IT security), providing solutions for All Things Data Security™, across the enterprise and in the cloud. Trusted by over 170 clients, including over 1% of the Fortune 500, the Company provides the necessary visibility and control needed to protect at-scale, obtain compliance objectives, and enhance operational efficiencies. Our clients include leading brand name enterprises in a diverse set of industries, including financial services, healthcare, manufacturing, retail, technology, and telecommunications.

The mounting threat landscape has accelerated security adoption rates and our extensive portfolio of data security and privacy products provide a holistic methodology to data privacy as a new security standard. Our offering is anchored in privacy management, equipping organizations with a seamless approach to safeguarding their data, protecting against attacks, and mitigating the most critical risks.

Data security and privacy legislation is driving significant investment by organizations to offset risks from data breaches and damaging information disclosures of various types. We provide solutions for the marketplace that are designed to protect data via the cloud, hybrid, and on-premises architectures. Our suite of security products focus on protection of: sensitive files and emails; confidential customer, patient, and employee data; financial records; strategic and product plans; intellectual property; and any other data requiring security, allowing our clients to create, share, and protect their data wherever it is stored.

We deliver solutions and capabilities via all technical architectures, and in formats designed for each client. Licensing and subscription models are available to conform to customer purchasing requirements. Our solutions are driven by several proprietary technologies and methodologies that we have developed or acquired, giving us our primary competitive advantage.

We sell substantially all of our products, solutions, and services through a sales model which combines the leverage of channel sales with the account control of direct sales, thereby providing us with significant opportunities to grow our current customer base and successfully deliver our value proposition for data privacy and security. We also make use of channel partners, distributors, and resellers which sell to end-user customers. This approach allows us to maintain close relationships with our customers and benefit from the global reach of our channel partners. Additionally, we are enhancing our product offerings and go-to-market strategy by establishing technology alliances within the IT infrastructure and security vendor ecosystem. While our products serve customers of all sizes in all industries, the marketing focus and majority of our sales focus is on targeting organizations with 100 users or more which can make larger purchases with us over time and have a greater potential lifetime value.

Size of Our Market Opportunity

Worldwide spending on information security products and services will reach more than $114 billion in 2018, an increase of 12.4 percent from last year, according to the latest forecast from Gartner, Inc. In 2019, the market was forecast to grow 8.7 percent to $124 billion, with further increases expected for 2020. As cloud-based services increase in popularity, that market increases to an estimated $300 billion by 2021. The International Data Corporation’s Data Age 2025: The Evolution of Data to Life-Critical study estimates that the amount of data created in the world will grow to 163 Zettabytes (or 151 trillion gigabytes) in 2025, representing a nearly tenfold increase from the amount created in 2016. They estimate that nearly 20% of that data will be critical to our daily lives (and nearly 10% will be hypercritical). The study also suggests that by 2025, almost 90% of all data will require a meaningful level of security, but less than half will be secured. Every enterprise and governmental agency will almost certainly require new technologies to protect and manage data.

We believe that the functionalities offered by our programs and services position us to benefit from this growing market. Further, as we continue to grow our business, we believe that we may have opportunities to expand into collateral growing markets, such IT operations management, storage management and data integration.

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Our Products

Each of our major product lines provide features and functionality which enable our clients to fully secure the value of their data. This architecture easily extends through modular functionalities, giving our clients the flexibility to select the features they require for their business needs and the flexibility to expand their usage simply by adding a license. As the result of a recent rebranding and marketing effort by the Company, the products and services offered by the Company are now marketed under the following names:

●	Data443® Ransomware Recovery Manager™, built for the modern enterprise, its capabilities are designed to recover a workstation immediately upon infection to the last known business-operable state, without any end user or IT administrator efforts or involvement.

●	Data Identification Manager™ (previously marketed as ClassiDocs™ and FileFacets®), the Company’s award-winning data classification and governance technology, which supports CCPA, LGPD and GDPR compliance in a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops.

●	Data Archive Manager™ (previously marketed as ArcMail®), a leading provider of simple, secure and cost-effective enterprise data retention management, archiving and management solutions.

●	Sensitive Content Manager™ (previously marketed as ARALOC™), a market leading secure, cloud-based platform for the management, protection and distribution of digital content to the desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from leakage - malicious or accidental - without impacting collaboration between all stakeholders.

●	Data Placement Manager™ (previously marketed as DATAEXPRESS®), the leading data transport, transformation and delivery product trusted by leading financial organizations worldwide;

●	Access Control Manager™ (previously marketed as Resilient Access™), enables fine-grained access controls across myriad platforms at scale for internal client systems and commercial public cloud platforms like Salesforce, Box.Net, Google G Suite, Microsoft OneDrive and others.

●	Data Identification Manager™ (previously marketed as ClassiDocs for Blockchain), provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks.

●	Data443® Global Privacy Manager™, the privacy compliance and consumer loss mitigation platform which is integrated with ClassiDocs™ to do the delivery portions of GDPR and CCPA as well as process Data Privacy Access Requests - removal request - with inventory by ClassiDocs™; enables the full lifecycle of Data Privacy Access Requests, Remediation, Monitoring and Reporting.

●	IntellyWP, a leading purveyor of user experience enhancement products for webmasters for the world’s largest content management platform, WordPress.

●	Data443® Chat History Scanner, which scans chat messages for compliance, security, PII, PI, PCI & custom keywords.

●	GDPR Framework, CCPA Framework, and LGPD Framework WordPress Plugins, with over 30,000 active site owners combined, enables organizations of all sizes to comply with European, California and Brazilian privacy rules and regulations.

Key Benefits of Our Products and Services

Our products and services:

●	protect data against data breaches and cyber-attacks;

●	are highly scalable and flexible;

●	have a broad range of functionality;

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●	satisfy regulatory compliance requirements;

●	are usable across all major enterprise platforms and systems;

●	are quick to implement; and

●	are easy to use.

Our Growth Strategy

Our objective is to be a leading provider of data security products and services. The following are key elements of our growth strategy:

Acquisitions. We intend to aggressively pursue acquisitions of other cybersecurity software and services providers focused on the data security sector. Targets are companies with a steady client base, as well as companies with complementary product offerings.

Research & Development; Innovation. We intend to increase our spending on research and development in order to drive innovation to improve existing products and to deliver new products. We will work towards proactively identifying and solving the data security needs of our clients.

Grow Our Customer Base. We believe that the continued rise in enterprise data and increased cybersecurity concerns will increase demand for our services and products. We intend to capitalize on this demand by targeting new customers.

Expand Our Sales Force. Continuing to expand our salesforce will be essential to achieving our customer base expansion goals. At the appropriate time, we intend to expand our sales capacity by adding headcount throughout our sales and marketing department.

Focus on EU Opportunities. We believe there is a significant opportunity for our products and services in the EU and other international markets in order to enable compliance with the GDPR. We believe that a focus on international markets will be a key component of our growth strategy.

Our Customers

Our current customer base is comprised primarily of customers purchasing ARALOC, ArcMail, DataExpress, and ClassiDocs products. Our customers vary greatly in size, ranging from small and medium businesses to large enterprises.

Services

Maintenance and Support

Our intended customers will typically purchase software maintenance and support as part of their initial purchase of our products. These maintenance agreements provide customers the right to receive support and unspecified upgrades and enhancements when and if they become available during the maintenance period and access to our technical support services. We will maintain a customer support organization that provides all levels of support to our customers.

Professional Services

While users can easily download, install and deploy our software on their own, we anticipate that certain enterprises will use our professional service team to provide fee-based services, which include training our customers in the use of our products, providing advice on deployment planning, network design, product configuration and implementation, automating and customizing reports and tuning policies and configuration of our products for the particular characteristics of the customer’s environment.

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Sales and Marketing

Sales

We intend to sell the majority of our products and services directly to our end users/clients. We will also propose to effect sales through a network of channel partners, which in turn, sell the products they purchase from us. We have a highly-trained professional sales force that is responsible for overall market development, including the management of the relationships with our channel partners and supporting channel partners.

Marketing

Our marketing strategy focuses on building our brand and product awareness, increasing customer adoption and demand, communicating advantages and business benefits and generating leads for our channel partners and sales force. We will market our products as a solution for securing and managing file systems and enterprise data and protecting against cyber-attacks. Our internal marketing organization will be responsible for branding, content generation and product marketing. Our marketing efforts will also include public relations in multiple regions, analyst relations, customer marketing, and extensive content development available through our web site and social media outlets.

Seasonality

Our business is not subject to seasonality.

Research and Development

While currently limited, our planned research and development efforts will be focused on improving and enhancing our existing products and services, as well as developing new products, features and functionality. We plan to regularly release new versions of our products which incorporate new features and enhancements to existing ones.

Intellectual Property

The Company has a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship. The Company’s employee agreements also require relevant employees to assign to it all rights to any inventions made or conceived during their employment with the Company. In addition, the Company has a policy of requiring individuals and entities with which it discusses potential business relationships to sign non-disclosure agreements. The Company’s agreements with clients include confidentiality and non-disclosure provisions. We cannot assure you that the steps taken by us will prevent misappropriation of our trade secrets or technology or infringement of our intellectual property. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States, and many foreign countries do not enforce these laws as diligently as government agencies and private parties in the United States.

We currently make use of a number of trademarks in our business, including, without limitation, the following:

●	ClassiDocs®

●	ARALOC®

●	DataExpress™

Unlike copyrights and patents, trademark rights can last indefinitely so long as the owner continues to use the mark to identify its goods or services. The term of a federal trademark is ten years, with ten-year renewal terms. The number of years remaining for the federal trademark on the three trademarks we make use of in our business is as follows:

ClassiDocs: Eight years

ARALOC: Four years

DataExpress: Fourteen years

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Competition

The industry in which we compete is highly competitive. Many companies offer similar products and services for data security. We may be at a substantial disadvantage to our competitors who have more capital than we do to carry out operations and marketing efforts. We hope to maintain our competitive advantage by offering quality at a competitive price, and by utilizing the experience, knowledge, and expertise of our management team.

We will face competition from more established companies that have competitive advantages, such as greater name recognition, larger sales, marketing, research and acquisition resources, access to larger customer bases and channel partners, a longer operating history and lower labor and development costs, which may enable them to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than we do. Increased competition could result in us failing to attract customers or maintaining them. It could also lead to price cuts, alternative pricing structures or the introduction of products available for free or a nominal price, reduced gross margins, longer sales cycles and loss of market share. If we are unable to compete successfully against current and future competitors, our business and financial condition may be harmed.

Employees

As of December 6, 2021, we had 21 employees and independent contractors, of which one was considered to be part of our management team; our CEO, Jason Remillard. We have not experienced any work stoppages, and we consider our relations with our employees to be good. The Company believes that it will be successful in attracting experienced and capable personnel. The Company’s employees are not represented by any labor union.

Government regulation

We are subject to the laws and regulations of the jurisdictions in which we operate, which may include business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Legal Proceedings

The Company may from time to time be involved in various claims and legal proceedings of a nature it believes are normal and incidental to its business. These matters may include product liability, intellectual property, employment, personal injury cause by the Company’s employees, and other general claims. The Company is not presently a party to any legal proceedings that, in the opinion of its management, are likely to have a material adverse effect on its business. Regardless of outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

DMB Note Collection Action

DMB Group, LLC (“DMB”) filed a lawsuit against Data443 Risk Mitigation, Inc., a North Carolina corporation, the Company’s wholly-owned subsidiary (the “Subsidiary”), June 17, 2021 in County Court in Denton County, Texas, naming the Subsidiary as the defendant (the “Complaint”). DMB claimed a breach of the note issued to it on or around 16 September 2019 in the original principal amount of $940,000 (the “DMB Note”). The DMB Note was issued by the Subsidiary in connection with the Subsidiary’s acquisition of assets from DMB. DMB claims that the Subsidiary is delinquent on its payments under the DMB Note and is therefore in default under the DMB Note. The Company has already accounted for the liability owed under the DMB Note. The matter was settled on 30 September 2021 by mutual agreement of the involved parties. The Subsidiary will make payment of the remaining amount due under the DMB Note over the next six months. This matter is now considered closed.

Employment Related Claims

The Company views most legal proceedings involving claims of former employees as routine litigation incidental to the business, and therefore not material. The Company is currently involved in two such matters with former employees. One matter involves three former employees, and that matter has been resolved and settled. The other matter involves one former employee who is seeking additional compensation. In response, the Company believes that the former employee was terminated “for cause” and is owed no further consideration or compensation. The Company intends to vigorously dispute the claim.

Properties

Our principal executive office is located at 101 J Morris Commons Lane, Suite 105, Morrisville, North Carolina 27560. The space is a shared office space, which at the current time is suitable for the conduct of our business.

Going Concern

We are dependent upon the receipt of capital investment and other financing to fund our ongoing operations and to execute our business plan. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations. We may be required to obtain alternative or additional financing, from financial institutions or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our independent registered public accounting firm has included an explanatory paragraph in their report in our audited financial statements for the fiscal year ended December 31, 2019 to the effect that our limited operations and lack of profitability raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

Available Information

The Company expects to continue to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, proxy statements and other information with the SEC. The SEC maintains a website that contains annual, quarterly and current reports, proxy statements and other information that issuers (including the Company) file electronically with the SEC. The Internet address of the SEC’s website is http://www.sec.gov. At some point in the near future we intend to make our reports, amendments thereto, and other information available, free of charge, on a website for the Company. At this time, the Company does not provide a link on its website to such filings, and there is no estimate for when such a link on the Company’s website will be available. Our corporate offices are located at 101 J Morris Commons Lane, Suite 105, Morrisville, North Carolina 27560. Our telephone number is 919-858-6542.

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MANAGEMENT

Directors and Executive Officers

Our directors and executive officers, including their age, positions, and biographical information as of December 6, 2021, are set forth below.

Name	Position	Age
Jason Remillard	President, Chief Executive Officer, and Director	48

Nanuk Warman	Chief Financial Officer	49

Omkhar Arasaratnam	Independent Director Nominee*	43

Norman Gardner	Independent Director Nominee*	74

Lewis Jaffe	Independent Director Nominee*	64

* Appointment will be effective as of the first day our Common Stock and Warrants are traded on Nasdaq.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors.

Set forth below is a brief description of the background and business experience of our current executive officers and directors for the past five years.

Jason Remillard

Jason Remillard is our President, Chief Executive Officer, and Director, positions he has held since November 2017. From November 2017 until May 2019, Mr. Remillard also served as our Chief Financial Officer. Mr. Remillard once again assumed the position of Chief Financial Officer on January 23, 2020. Mr. Remillard resigned his position as our Chief Financial Officer on December 3, 2021, when Mr. Warman assumed the position.

Mr. Remillard started his career in the early 1990s with an internet service provider, Mr. Remillard has led software organizations of all sizes throughout his career. In addition to product management, development, and marketing, he has delivered strategic consulting for leading organizations worldwide and in both cyber-security and IT operations capabilities. He has had a distinguished career of over 25-years in the business of enterprise information technology, providing services world-wide. He has been on all three of the recognized aspects of information technology: (i) as a vendor; (ii) as an implementer; and, (iii) as the customer. Mr. Remillard has developed, delivered, and sold pervasive solutions and products for companies culminating in four successful market exits.

Immediately prior to forming Data443, Mr. Remillard focused on building an award-winning data privacy and compliance product – ClassiDocs™. During this period he focused on enterprise customer relationships, strategic industry partnerships and setting the foundation for a new and unique entry into the global and growing data privacy and compliance marketplace. Prior to this, he relocated to New York City to serve as VP of Security Architecture and Engineering for Deutsche Bank and managed a large and complex portfolio of technology and staff globally, including risk management, data security and enterprise compliance programs. During the last five years Mr. Remillard also led a large global diversified security products portfolio for Dell Software (formerly Quest Software), with over 4,000 active customers, development & marketing teams, and international distribution channels. In addition to Mr. Remillard’s previous years as a management consultant for IBM Corporation, he has also developed, marketed, and successfully managed five other startups in the cyber security space. With almost 30 years of enterprise IT, business development and product sales experience, Mr. Remillard continues to execute on his vision of simplifying important security capabilities to protect important assets.

Mr. Remillard holds an MBA from the Richard Ivey School of Business (London, ON Canada). He is also a Certified Information Systems Security Professional (CISSP). Mr. Remillard is a founding member of the Blockchain Executive Group; former VP of CISO Global Security Architecture and Engineering at Deutsche Bank; Senior Product Manager for Dell/Quest Software; Management Consultant for IBM; and, Strategic Consultant for RBC Bank, TD Bank. Based upon his experience, and expertise, in the data security space, Mr. Remillard lends himself to be an ideal candidate to head the Company and serve on the Board.

Mr. Remillard devotes one hundred percent (100%) of his time to us. Based upon his experience and expertise in the data security space, we believe Mr. Remillard is an ideal candidate to head the Company and serve on our Board of Directors.

Nanuk Warman

Nanuk Warman now serves as our Chief Financial Officer, having assumed this position as of December 3, 2021 in place of Jason Remillard, who assumed the position of Chief Financial Officer as of January 23, 2020 until his resignation on December 3, 2021. Mr. Warman is a CPA, CMA, CFA with over 23 years of experience in corporate accounting and finance focused primarily on US and Canadian publicly listed companies across a diverse range of industries.  Mr. Warman worked with KPMG in British Columbia, Canada, and then went on to found PubCo Reporting Solutions in 2008. Mr. Warman has significant experience in dealing with complex financial reporting requirements under US GAAP and IFRS. His specialties include complex debt and equity transaction accounting, mergers, acquisitions and reverse mergers. Mr. Warman has worked with the Company for almost three years as an independent consultant and has extensive knowledge of our financial history and our business. Mr. Warman’s history with our Company and his extensive experience preparing financial statements for public companies qualifies him to serve as our Chief Financial Officer.

Set forth below is a brief description of the background and business experience of the individuals who have agreed to join the Company as independent directors upon the first day our Common Stock and Warrants are traded on Nasdaq:

Omkhar Arasaratnam

Omkhar Arasaratnam is an experienced cyber security and technical risk management executive with over 20 years of technology experience. He has had a long history of leading global, multibillion-dollar projects, and has aided businesses in achieving their objectives while effectively managing risk and regulatory requirements. As an accomplished author with several granted patents, Arasaratnam has led contributions to several international standards. Currently, Arasaratnam was previously at JP Morgan Chase, Credit Suisse, Deutsche Bank and TD Bank. He is also presently an active senior Fellow at NYU Center for Cybersecurity, and a member of the NYU Cyber Fellow Advisory Council. We believe that Mr. Arasaratnam’s experience in the cyber security and privacy industry, as well as his extensive understanding of our business, operations, and strategy qualifies him to serve on our board of directors.

Norman Gardner

Norman Gardner is the founder & Chairman Emeritus of VerifyMe, Inc. (NASDAQ: VRME), as well as the inventor of VerifyMe’s core anti-counterfeiting technology. He served as Chairman and Chief Executive Officer from 1999-2013. Mr. Gardner will serve as chairman of our compensation committee, leveraging his deep knowledge and expertise of financial and capital markets, as well as expertise and have and his leadership capabilities in shaping and building highly scalable leadership teams. We believe Mr. Gardner’s extensive experience as an expert in myriad aspects of business and public markets, as well as his understanding of our business, operations and strategy qualifies him to serve on our board of directors.

Lewis Jaffe

Lewis (“Lew”) Jaffe is a Clinical Professor and an Entrepreneur-in-Residence at Loyola Marymount University in the Fred Kiesner Center for Entrepreneurship Management, where he teaches both undergraduates and MBA candidates. Lew serves on the board of directors of Reeds Inc. (NASDAQ: REED); Fit Life Brands (OTCQX: FTLF); and, is the lead independent director for York Telecom, a privately held company. Formerly, he was the lead independent director of Benihana Inc. prior to it being taken private. Mr. Jaffe’s career includes serving as CEO and Founder/Cofounder of numerous companies including, MoviMe Network; CEO of Oxford Media Inc. (publicly traded at the time of Mr. Jaffe’s involvement); and President and COO of Verso Technologies (publicly traded at the time of Mr. Jaffe’s involvement) where he integrated numerous acquisitions that were made prior to his tenure while creating product bundles with in-house technology. As the CEO of PictureTel Corporation (publicly traded at the time of Mr. Jaffe’s involvement), a $750 million revenue video conferencing company which he sold in 2001, he developed video compression and communications technologies. Mr. Jaffe has been a guest on a number of business shows for CNBC, MSNBC, and ABC, and has been quoted in a variety of business and trade publications, including Forbes Magazine, The Wall Street Journal, the New York Times, Business Week, and The Boston Globe. We believe Mr. Jaffe’s extensive experience as a financial expert in myriad aspects of business and markets, as well as his understanding of our business, operations and strategy, qualifies him to serve on our board of directors.

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Legal Proceedings

To our knowledge, (i) no director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years; (ii) no director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years; (iii) no director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years; and (iv) no director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.]

Family Relationships

There are no family relationships between any of our officers and directors.

Board Committees

The Company’s Board has established three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each of the committees will operate pursuant to its charter. The committee charters will be reviewed annually by the Nominating and Corporate Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee may propose revisions to the charters. The responsibilities of each committee are described in more detail below.

Audit Committee

The Audit Committee, among other things, will be responsible for:

●	appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

●	reviewing the internal audit function, including its independence, plans, and budget;

●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	overseeing our financial compliance system; and

●	overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and Nasdaq listing rules. Effective upon the first day our Common Stock and Warrants are traded on Nasdaq, the Board will adopt a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate, and that Mr. Jaffe meets the qualifications of an Audit Committee financial expert.

The Audit Committee will consist of Mr. Jaffe, and Mr. Arasaratnam, and Mr. Gardner. Mr. Jaffe will chair the Audit Committee. We believe that on the first day our Common Stock and Warrants are traded on Nasdaq the functioning of the Audit Committee will comply with the applicable requirements of the rules and regulations of the Nasdaq listing rules and the SEC.

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Compensation Committee

The Compensation Committee will be responsible for:

●	reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

●	overseeing and administering the Company’s executive compensation plans, including equity-based awards;

●	negotiating and overseeing employment agreements with officers and directors; and

●	overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

Effective upon the first day our Common Stock and Warrants are traded on Nasdaq, the Board will adopt a written charter setting forth the authority and responsibilities of the Compensation Committee. The Compensation Committee will consist of Mr. Gardner and Mr. Arasaratnam. Mr. Gardner will serve as chairman of the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules. The Company believes that, after the consummation of the offering, the composition of the Compensation Committee will meet the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, will be responsible for:

●	reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

●	evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;

●	working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;

●	annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

●	reviewing, evaluating, and recommending changes to the Company’s Corporate Governance Principles and Committee Charters;

●	recommending to the Board individuals to be elected to fill vacancies and newly created directorships;

●	overseeing the Company’s compliance program, including the Code of Conduct; and

●	overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

Effective upon the first day our Common Stock and Warrants are traded on Nasdaq, the Board will adopt a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consist of Mr. Arasaratnam and Mr. Jaffe. Mr. Arasartnam will serve as chairperson. The Company’s Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules.

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Compensation Committee Interlocks and Insider Participation

Jason Remillard, the Company’s CEO, has previously served as the Company’s sole member of the Board. In that role Mr. Remillard performed an equivalent function to the compensation committee. Moving forward, none of the members of the Company’s compensation committee will be an officer or employee of the Company.

Code of Business Conduct and Ethics

Prior to the first day our Common Stock and Warrants are traded on Nasdaq, the Company’s Board will adopt a code of business conduct and ethics applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of Nasdaq. The code of business conduct and ethics will be publicly available on the Company’s website. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by the Company’s board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Director Terms; Qualifications

Members of our board of directors serve until the next annual meeting of stockholders, or until their successors have been duly elected. When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the board of directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the board of directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.

Director or Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Directors and Officers Liability Insurance

The Company plans on obtaining directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance may also insure the Company against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and the Company’s Articles of Incorporation and Bylaws.

Director Independence

The listing rules of Nasdaq require that independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with it that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each person nominated to be a non-employee director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that Mr. Jaffe, Mr. Gardner, and Mr. Arasaratnam are “independent”, as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and any transactions involving them described in the section captioned “Certain Relationships and Related Party Transactions”.

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Corporate Governance Guidelines

Prior to the completion of this offering, the Company’s Board will adopt corporate governance guidelines in accordance with the corporate governance rules of Nasdaq.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2020 and 2019, compensation awarded or paid to our named executive officers, consisting of our principal executive officer during such time (the “Named Executive Officers”):

			Stock	Option	All Other
Name and		Salary	Awards	Awards	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)

Jason Remillard	2020	163,282	185,000	-	-	294,788
CEO, CFO, Sole Director	2019	109,359	180,000	132,692	78,500	391,192

Steven Dawson CFO(1)	2019	95,000	136,275	52,632	-	283,907

(1) Mr. Dawson served as our Chief Financial Officer from May 1, 2019 until January 24, 2020.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by our Named Executive Officers as of December 31, 2020:

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities unexercised unearned options (#)	Option exercise price ($)	Option expiration date

Jason Remillard	38,462	-	-	$3.90	December 30, 2028

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Employment Agreements

As of December 31, 2020, we did not have an employment or consulting agreement with any officers or directors and there were no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by us or any of our subsidiaries, if any.

Director Compensation

Our board of directors does not currently receive any consideration for their services as members of our board of directors. Our board of directors reserves the right in the future to award the members of the board of directors cash or stock based consideration for their services to us, which awards, if granted shall be in the sole determination of the board of directors.

Executive Compensation Philosophy

Our board of directors determines the compensation given to our executive officers in their sole determination. Our board of directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our board of directors has not granted any performance base stock options to date, the board of directors reserves the right to grant such options in the future, if the board of directors in its sole determination believes such grants would be in our best interests.

Incentive Bonus

Our board of directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the board of directors believes such bonuses are in our best interests, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

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Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support our long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our board of directors. We do not currently have any immediate plans to grant any additional awards.

Our 2019 Omnibus Incentive Plan (the “2019 Plan”) was adopted by our Board of Directors on May 16, 2019 and by a majority of our voting securities on June 24, 2019. The 2019 Plan permits the granting of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and dividend equivalent rights to eligible employees, directors and consultants. We grant options to purchase shares of common stock under the 2019 Plan at no less than the fair value of the underlying common stock as of the date of grant. Options granted under the Plan have a maximum term of ten years. Under the Plan, a total of 1,333,334 shares of common stock are reserved for issuance, of which options to purchase 156,521 and 180,426 shares of common stock and 522,720 and 133,168 shares of common stock were granted as of December 31, 2019 and December 31, 2018, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

In January 2018, we acquired substantially all of the assets of Myriad Software Productions, LLC (“Myriad”), which was wholly owned by our then sole director and chief executive officer, Jason Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. This acquisition changed our status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, we agreed to a purchase price of $1,500,000 comprised of the following: (i) $50,000 paid at closing, (ii) $250,000 in the form of a promissory note, and (iii) $1,200,000 in shares of common stock, valued as of the closing, which equated to 1,600,000 shares of our common stock. The shares were issued in the form of 144,000 shares of the Company’s Series A preferred stock as part of the consideration under a Share Settlement Agreement dated August 14, 2020 by and between the Company and Mr. Remillard.

In June 2018, we acquired all of the issued and outstanding shares of stock (the “Share Exchange”) of Data443 Risk Mitigation, Inc., a North Carolina corporation (“Data443”). As a result of the Share Exchange, Data443 became a wholly-owned subsidiary of the Company, with both the Company and Data443 continuing to exist as corporate entities. The finances and business conducted by the respective entities prior to the Share Exchange were treated as related party transactions in anticipation of the Share Exchange. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) One hundred million (100,000,000) shares of our common stock; and (b) on the eighteen (18) month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 100,000,000 shares of our common stock, provided that Data443 has at least an additional $1,000,000 in revenue by the Earn Out Date (not including revenue directly from acquisitions). None of our shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval, or ratification of transactions with our executive officers, directors, and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval, or ratification of our board of directors, or an appropriate committee thereof. Going forward, our directors will continue to approve any related party transaction.

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PRINCIPAL STOCKHOLDERS

The following table sets forth, as of December 6, 2021, certain information concerning the beneficial ownership of our common stock and Series A Preferred Stock by (i) each stockholder known by us to own beneficially five percent or more of any of our outstanding common stock or our Series A Preferred Stock; (ii) each director; (iii) each named executive officer, as defined in Item 402 of Regulation S-K; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. As of December 6, 2021, there were (i) 945,316 shares of common stock issued; (ii) 150,000 shares of Series A Preferred Stock issued and outstanding (that are convertible into 150,000,000 shares of common stock with a limitation of 9.5% of the issued and outstanding shares of the Company’s common stock, with total voting power of 2,250,000,000 votes); and, (iii) 29,750 shares of Series B Preferred Stock issued and outstanding that are convertible into shares of our common stock.

Unless otherwise stated, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares beneficially owned by such person is deemed to include the number of shares beneficially owned by such person by reason of such acquisition rights, and the total number of shares outstanding is also deemed to include such shares (but not shares subject to similar acquisition rights held by any other person, except with respect to the percentage ownership of directors and officers as a group) for purposes of that calculation. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual ownership or voting power at any particular date. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Beneficially Owned	Percentage Beneficially Owned
5% Beneficial Stockholders
Jason Remillard(1)(2)	99,232	9.5	%(3)

Officers and Directors
Jason Remillard	99,232	9.5%

Officers and Directors as a Group (1 person)	99,232	9.5%

(1)	Includes (i) 96,141 shares which would be issued to Mr. Remillard upon conversion of his Series A Preferred Stock (taking into account the 9.5% limitation agreed to by Mr. Remillard, as noted above); (ii) 67 shares to be issued to Mr. Remillard in connection with the acquisition of Data443 Risk Mitigation, Inc., a North Carolina corporation and wholly-owned subsidiary of the Company; and, (iii) 3,024 shares currently owned by Mr. Remillard.

(2)	The mailing address for each officer and director is c/o Data443 Risk Mitigation, Inc., 101 J Morris Commons Lane, Suite 105, Morrisville, North Carolina 27560.

(3)	Includes shares actually issued and outstanding (945,316); and, shares to be issued to Mr. Remillard (96,208), for a total of 1,044,548 shares.

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial number of shares of our Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our Common Stock. In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate. If and when this Registration Statement, of which this Prospectus is a part, becomes effective, we might elect to adopt a stock option plan and file a Registration Statement under the Securities Act registering the shares of Common Stock reserved for issuance thereunder. Following the effectiveness of any such Registration Statement, the shares of Common Stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

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The sale of shares of our Common Stock which are not registered under the Securities Act, known as “restricted” shares, typically are effected under Rule 144. As of December 6, 2021, we had outstanding an aggregate of 945,316 shares of Common Stock, of which approximately 34,525 shares are restricted Common Stock. All our shares of Common Stock might be sold under Rule 144 after having been held for six months. No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our Common Stock, or the availability of such shares for future sale, will have on the market price of our Common Stock or our ability to raise capital through an offering of our equity securities.

All of the shares of our Common Stock sold under this Prospectus will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate or held by our current stockholders, or issued by us in connection with the conversion or exercise of the preferred stock, warrants and options described above, may not be resold except pursuant to an effective registration statement or an exemption from registration, including the exemption under Rule 144 of the Securities Act described below. 4,641,804 shares of common stock outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the current public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144 as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

●	1.0% of the then outstanding shares of our common stock; or

●	the average weekly trading volume during the four calendar weeks preceding the date on which notice of the sale is filed on Form 144.

Such sales by affiliates under Rule 144 are also subject to restrictions relating to the manner of sale, notice requirements, and the availability of current public information about us, and to the holding period requirements set forth above if the shares are restricted securities.

Rule 701

Rule 701 of the Securities Act, as currently in effect, permits each of our employees, officers, directors, and consultants, to the extent such persons are not “affiliates” as that term is defined in Rule 144, who purchased or received our shares pursuant to a written compensatory plan or contract, to resell such shares in reliance upon Rule 144, but without compliance with the specific requirements regarding the availability of public information or holding periods thereunder. Rule 701 provides that affiliates who purchased or received shares pursuant to a written compensatory plan or contract are eligible to resell their Rule 701 shares under Rule 144 without complying with the holding period requirement of Rule 144.

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorize a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. In addition, our Amended and Restated Bylaws provide that we have the authority to indemnify our directors and officers and may indemnify our employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. We are also empowered under our Bylaws to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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DESCRIPTION OF SECURITIES

We are offering Units in this offering at an assumed initial offering price of $4.15 per unit. Each Unit consists of one share of our common stock and one warrant to purchase one share of our common stock at an exercise price equal to $4.15, which is 100% of the assumed public offering price of the Units (each a “Warrant” and together, the “Warrants”). Our Units will not be certificated and the shares of our common stock and the Warrants part of such Units are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable upon exercise of the Warrants. These securities are being issued pursuant to an underwriting agreement between us and the Underwriter. You should review the underwriting agreement and the form of Warrant, each filed as exhibits to the Registration Statement, of which this Prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

As of December 6, 2021, we are authorized to issue one billion shares of common stock, par value $0.001 per share, of which 945,316 shares of common stock were issued and outstanding. We are also authorized to issue 337,500 shares of preferred stock, par value $0.001 per share, of which (a) 150,000 shares are designated Series A Preferred Stock, of which 150,000 shares of Series A Preferred Stock were issued and outstanding; and, (b) 80,000 shares are designated Series B Preferred Stock, of which 29,750 shares of Series B Preferred Stock were issued and outstanding.

This description is intended as a summary, and is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated bylaws, which are filed, or incorporated by reference, as exhibits to the Registration Statement of which this Prospectus forms a part.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors. Holders of common stock are also entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of 50% percent of the outstanding common stock constitute a quorum at any meeting of stockholders, and the vote by the holders of a majority of the outstanding shares or a majority of the stockholders at a meeting at which quorum exists are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our articles of incorporation.

The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of the Company.

Series A Preferred Stock

All issued and outstanding shares of Series A Preferred Stock are held by Jason Remillard, Chief Executive Officer and director of the Company. The terms of the Series A Preferred Stock are set forth below:

Seniority. The shares of Series A Preferred Stock rank senior to the common stock.

Dividends. The shares of Series A Preferred Stock are not entitled to receive any dividends in any amount.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, an amount equal to $0.125 per share (the “Liquidation Preference”). If upon such liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to the holders of the Series A Preferred Stock are insufficient to permit payment in full of the Liquidation Preference, then all such assets of the Company shall be distributed ratably among the holders of the Series A Preferred Stock. Neither the consolidation or merger of the Company nor the sale, lease or transfer by the Company of all or a part of its assets shall be deemed a liquidation, dissolution, or winding up of the Company for these purposes.

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Voting. Except as required by law, each holder of outstanding shares of Series A Preferred Stock shall be entitled to vote on any and all matters considered and voted upon by the holders of common stock. The holders of Series A Preferred Stock are entitled to fifteen thousand (15,000) votes per share of Series A Preferred Stock.

Optional Conversion. Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time, into one thousand (1,000) shares of common stock, subject to customary adjustments in the event of reclassifications, consolidations and mergers. Mr. Remillard has agreed to a limitation of 9.5% of the issued and outstanding shares of the Company’s common stock.

Series B Preferred Stock

All issued and outstanding shares of Series B Preferred Stock are held by Geneva Roth Remark Holdings, Inc. The terms of the Series B Preferred Stock are set forth below:

Seniority. The shares of Series B Preferred Stock rank senior to the common stock, and junior to the Series A Preferred Stock.

Dividends. The shares of Series B Preferred Stock are entitled to receive an annual dividend in the amount of nine percent (9%) of the Stated Value, which shall percentage shall be increased to twenty two percent (22%) in the event of an event of default by the Company in regard to the Series B Preferred Stock.

Stated Value. Each share of Series B Preferred Stock shall has a stated value of $10.00.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, and after the holders of Series A Preferred Stock, an amount equal to $10.00 per share (the “Liquidation Preference”). If upon such liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to the holders of the Series B Preferred Stock are insufficient to permit payment in full of the Liquidation Preference, then all such assets of the Company shall be distributed ratably among the holders of the Series B Preferred Stock. Neither the consolidation or merger of the Company nor the sale, lease or transfer by the Company of all or a part of its assets shall be deemed a liquidation, dissolution, or winding up of the Company for these purposes.

Voting. Except as required by law, each holder of outstanding shares of Series B Preferred Stock shall have no voting rights, except that any action altering any rights of the Series B Preferred Stock shall require the consent of the holders of a majority of the issued Series B Preferred Stock.

Optional Redemption. The Company has the right, at the Company’s option, to redeem all or any portion of the shares of Series B Preferred Stock, as follows:

(i) beginning on the date of the issuance of shares of Series B Preferred Stock (the “Issuance Date”) and ending on the date which is thirty (30) days following the Issuance Date, 115% of the Stated Value;

(ii) beginning on the date thirty one (31) days after the Issuance Date and ending on the date which is sixty (60) days following the Issuance Date, 120% of the Stated Value;

(iii) beginning on the date sixty one (61) days after the Issuance Date and ending on the date which is ninety (90) days following the Issuance Date, 125% of the Stated Value;

(iv) beginning on the date ninety one (91) days after the Issuance Date and ending on the date which is one hundred twenty (120) days following the Issuance Date, 130% of the Stated Value;

(v) beginning on the date one hundred twenty one (121) days after the Issuance Date and ending on the date which is one hundred fifty (150) days following the Issuance Date, 135% of the Stated Value; and

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(vi) beginning on the date one hundred fifty one (151) days after the Issuance Date and ending on the date which is one hundred eighty (180) days following the Issuance Date, 140% of the Stated Value;

After the expiration of one hundred eighty (180) days following the Issuance Date of the applicable shares of Series B Preferred Stock, the Company shall have no right of redemption. All 29,750 shares of Series B Preferred Stock currently outstanding are available for redemption.

Optional Conversion. Each share of Series B Preferred Stock is convertible, at the option of the holder thereof, at any time after one hundred eighty (180) days following the Issuance Date, in whole or in part, into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issuance Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price. The conversion price shall be 61% multiplied by the lowest trading price for the Company’s common stock during the twenty (20) days of trading ending on the latest complete trading day prior to the conversion date.

Convertible Notes

The Company has issued and outstanding nine (9) notes which are convertible into shares of our Common Stock (collectively, the “Convertible Notes”). Three (3) of the Convertible Notes were issued in the total original total principal amount of $100,000 and have identical terms, including a conversion price of $0.01. The remaining five Convertible Notes were issued in the original total principal amount of $1,141,444, with conversion prices ranging from $3.50 per share; $4.00 per share; and, 61% of the trading price for the Common Stock.

Warrants Hereunder

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us the Warrant Agent, and the form of Warrant, both of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Warrant.

The Warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to $4.15 per share (based on the public offering price of $4.15 per Unit), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering. As described herein, we have applied to list the Warrants on the Nasdaq Capital Market under the symbol “ATDSW”.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at prices below its exercise price.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the Registration Statement and current Prospectus relating to common stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the Registration Statement and current Prospectus relating to the common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

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Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Warrants is $4.15 per share (based on the public offering price of $4.15 per Unit) or 100% of public offering price of the common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied to list our Warrants on the Nasdaq Capital Market under the symbol “ATDSW”. No assurance can be given that our listing application will be approved. The approval of such listing on the Nasdaq Capital Market is a condition of closing this offering.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the warrant agent agreement are governed by New York law.

Underwriter’s Warrants. The Registration Statement of which this Prospectus is a part also registers for sale the Underwriter’s Warrants, as a portion of the underwriting compensation in connection with this offering. The Underwriter’s Warrants will be exercisable for a four and one-half year period commencing 180 days following the effective date of the Registration Statement of which this Prospectus is a part at an exercise price of $4.15 (100% of the assumed public offering price of the Units). Please see “Underwriting—Underwriter’s Warrants” for a description of the warrants we have agreed to issue to the Underwriter in this offering, subject to the completion of the offering.

Other Warrants and Options

The Company has additional warrants issued and outstanding in favor of: (i) Auctus Fund, LLC (as described elsewhere herein) issued in connection with the financing closed April 23, 2021 in the total amount of 110,934 shares, and 125,334 shares issued in connection with the financing closed July 30, 2021 ; (ii) Triton Fund, LP (as described elsewhere herein) issued in connection with the financing transaction entered into on December 11, 2020 in the total amount of 100,000,000 shares; (iii) Jefferson Street Capital, LLC (as described elsewhere herein) issued in connection with the financing closed September 28, 2021 in the total amount of 22,222 shares; (iv) Moody Capital Solutions, LLC (as described elsewhere herein) issued in connection with the financing closed September 28, 2021 in the total amount of 1,111 shares; (v) Mast Hill Fund, L.P. (as described elsewhere herein) issued in connection with the financing closed October 19, 2021 in the total amount of 323,232 shares; and, (vi) in favor of certain employees and individuals who have rendered valuable services to the Company.

Combinations with Interested Stockholders Provisions of the Nevada Revised Statutes

Pursuant to provisions in our articles of incorporation, we have elected not to be governed by certain Nevada statutes that may have the effect of discouraging corporate takeovers.

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Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” Our articles of incorporation opt out of these provisions, as provided for in the NRS, and accordingly, the combinations with interested stockholders statutes are not applicable to us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Madison Stock Transfer, Inc. Our transfer agent will also be the Warrant Agent.

Reverse Stock Split

On 19 February 2021, our stockholders approved a reverse stock split within the range of not less than 1-for-10 and not more than 1-for-2,000, (the “Reverse Split”), at any time prior to the one year anniversary of the filing of the Definitive Information Statement, with the Board having the discretion to determine whether or not the Reverse Split is to be effected, and if effected, the exact ratio for the Reverse Split within the above range. At the same time, the same stockholders approved a decrease in the authorized shares of the Company’s Common Stock to a number of not less than 10,000,000 and not more than 1,000,000,000 (the “Authorized Common Stock Reduction”), at any time prior to the one year anniversary of the filing of the Definitive Information Statement. The Board will have the discretion to determine whether or not the Authorized Common Stock Reduction is to be effected, and if effected, the exact number of the Authorized Common Stock Reduction within the above range.

On June 10, 2021, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) which served to (i) reduce the number of authorized shares of common stock to one billion (1,000,000,000); and, (ii) effect a reverse stock split (the “Reverse Stock Split”) of its issued common stock in a ratio of 1-for-2,000. The preferred stock of the Company was not changed. The 1-for-2,000 Reverse Stock split was processed by FINRA and became effective at the start of trading on July 1, 2021. As a result of the Reverse Stock Split, every 2,000 shares of the Company’s issued and outstanding common stock, par value $0.001 per share, were converted into one (1) share of common stock, par value $0.001 per share. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares of the Company’s common stock not evenly divisible by 2,000 had the number of post-Reverse Stock Split shares of the Company’s common stock to which they are entitled rounded up to the nearest whole number of shares of the Company’s common stock. No stockholders received cash in lieu of fractional shares. The share and per share information in this Prospectus reflects such reverse stock split.

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UNDERWRITING

Maxim Group LLC is acting as the Underwriter of the offering (the “Underwriter”). We have entered into an underwriting agreement dated as of this Prospectus with the Underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the Underwriter, and such Underwriter has agreed to purchase from us, at the public offering price per Unit less the underwriting discounts set forth on the cover page of this Prospectus, the number of Units listed next to its name in the following table:

Underwriter	Number of Units
Maxim Group LLC
Total

The underwriting agreement provides that the obligation of the Underwriter to purchase all of the Units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates, and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if an Underwriter defaults, the offering may be terminated. Subject to the terms of the underwriting agreement, the Underwriter will purchase all of the Units being offered to the public, other than those covered by the over-allotment option described below, if any of these Units are purchased.

The Underwriter is offering the Units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The Underwriter reserves the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the Underwriter an option, exercisable one or more times in whole or in part, not later than 45-days after the date of this Prospectus, to purchase from us up to (i) 433,735 additional shares of common stock at a price of $4.15 per share and/or (ii) additional warrants to purchase shares of common stock at a price of $4.15 per warrant (15% of the shares of common stock and warrants included in the Units sold in this offering), in each case, less the underwriting discounts and commissions set forth on the cover of this Prospectus in any combination thereof to cover over-allotments, if any. To the extent that the Underwriter exercises this option, it will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock and/or warrants as the number of Units to be purchased by it in the above table bears to the total number of Units offered by this Prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock and/or warrants to the Underwriter to the extent the option is exercised. If any additional shares of common stock and/or warrants are purchased, the Underwriter will offer the additional shares of common stock and/or warrants on the same terms as those on which the other Units are being offered hereunder. If this option is exercised in full, the total offering price to the public will be $4.15 per Unit, and the total net proceeds, before expenses and after the credit to the underwriting commissions and corporate finance fee described below, to us will be $13,800,000.

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Underwriter of the over-allotment option.

	Per Unit	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (8%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The Underwriter proposes to offer the Units offered by us to the public at the public offering price of per $4.15 per Unit, set forth on the cover of this Prospectus. In addition, the Underwriter may offer some of the Units to other securities dealers at such price less a concession of $         per Unit. After the initial offering, the public offering price and concession to dealers may be changed.

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We have paid an advance of $15,000 to the Underwriter, which will be applied against the accountable expenses that will be paid by us to the Underwriter in connection with this offering. The $15,000 advance will be returned to us to the extent not actually incurred. The underwriting agreement also provides that in the event the offering is terminated, the $15,000 expense deposit paid to the Underwriter will be returned to us to the extent that offering expenses are not actually incurred by the Underwriter in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(f)(2)(C).

We have also agreed to reimburse the Underwriter for reasonable out-of-pocket legal expenses not to exceed $105,000 in the aggregate if there is a closing of this offering, or up to $30,000 in the event there is not a closing, as well as certain other out-of-pocket actual expenses related to the offering, which we have estimated to be one percent (1%) of the gross proceeds from the sale of Units in the offering. We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount and corporate finance fee, will be approximately $1,385,000.

Discretionary Accounts

The Underwriter does not intend to confirm sales of the Units offered hereby to any accounts over which it has discretionary authority.

Indemnification

We have agreed to indemnify the Underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make in respect thereof.

Lock-Up Agreements

We and our officers and directors, and the holders of 3% or more of the outstanding shares of our common stock, as of the effective date of the Registration Statement of which this Prospectus is a part, have agreed, subject to limited exceptions, for a period of 180 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the Underwriter. The Underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Pricing of this Offering

Prior to this offering, there has not been an active market for our common stock and there has been no public market for our warrants. The public offering price for our Units will be determined through negotiations between us and the Underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our Units will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock and warrants will develop and continue after this offering.

Underwriter’s Warrants

We have agreed to issue to the Underwriter (or its permitted assignees) warrants to purchase up to a total of shares of common stock (8% of the shares of common stock included in the Units, excluding the over-allotment, if any). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the effective date of the Registration Statement of which this Prospectus is a part, which period is in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to $4.15 per share, or 100% of the public offering price per Unit in the offering (based on the assumed public offering price of $4.15 per Unit). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Underwriter (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the Registration Statement of which this Prospectus is a part. In addition, the warrants provide for certain piggyback registration rights. The piggyback registration rights provided will not be greater than five years from the effective date of the Registration Statement of which this Prospectus is a part in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Underwriter’s warrants. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

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Right of First Refusal and Certain Post-Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of twelve (12) months after the closing of this offering, the Underwriter shall have a right of first refusal to act as lead managing Underwriter and book-runner and/or placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries, on terms customary to each of the Underwriter. The Underwriter, in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Trading; Nasdaq Capital Market Listing

Our common stock is presently quoted on the OTC Markets Pink Sheets under the symbol “ATDS.” We have applied to apply to list our common stock and the warrants offered in the offering on the Nasdaq Capital Market under the symbols “ATDS” and “ATDSW”, respectively. No assurance can be given that our listing application will be approved by the Nasdaq Capital Market. The approval of such listing on the Nasdaq Capital Market is a condition of closing this offering.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering the Underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the Underwriter of securities in excess of the number of securities the Underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the Underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The Underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the Underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the Underwriter sells more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

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●	Penalty bids permit the Underwriter to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of common stock and warrants may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the Underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock and warrants. In addition, neither we nor the Underwriter make any representation that the Underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This Prospectus in electronic format may be made available on websites or through other online services maintained by the Underwriter, or by their affiliates. Other than this Prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other websites maintained by the Underwriter is not part of this Prospectus or the Registration Statement of which this Prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as Underwriter, and should not be relied upon by investors.

Other

From time to time, the Underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, the Underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this Prospectus.

On August 28, 2020, we engaged Maxim Group, LLC (“Maxim”) for Maxim to provide general financial advisory, investment banking, and digital marketing services for the Company for an initial term of 6-months. In exchange for the services under the Agreement, the Company shall issue to Maxim shares of the Company’s company stock (a) upon execution of the Maxim Agreement in an amount equal to 2.50% of the Company’s issued and outstanding shares of common stock; and, (b) 2.49% of the of the Company’s issued and outstanding shares of common stock upon the up-listing of the Company’s common stock to a national exchange (Nasdaq or NYSE). All shares issued to Maxim will be non-dilutable for 2-years. Further, cash fees will be paid to Maxim as follows: (i) monthly fee of $2,500; (ii) 8% of the amount of capital raised, invested or committed through or arranged by Maxim; (iii) fee for unallocated expenses of 1% of the amount of capital raised, invested or committed through or arranged by Maxim; and (iv) a 5-year warrant to purchase shares of the Company’s common stock equal to eight percent (8%) of the number of shares of the common stock underlying the securities issued in the financing arranged by Maxim. Lastly, Maxim shall receive a transaction fee equal of 3% of the consideration underlying an acquisitive transaction (such as a merger) arranged by Maxim.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the securities offered by this Prospectus in any jurisdiction where action for that purpose is required. The securities offered by this Prospectus may not be offered or sold, directly or indirectly, nor may this Prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by GARY ROSENBERG, PA, Weston, Florida. Certain legal matters in connection with this offering will be passed upon for us by Pryor Cashman LLP, New York, New York. Lucosky Brookman LLP, Woodbridge, New Jersey, is acting as counsel for the Underwriter in this offering.

EXPERTS

The audited consolidated financial statements of the Company as of December 31, 2020 and 2019 and for the years then ended appearing in this Prospectus have been so included in reliance on the reports of TPS Thayer, LLC and Thayer O’Neal Company, LLC, respectively, each an independent public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting. Prior to the preparation and filing of the Company’s Form 10-Q for the period ending September 30, 2020, the Company engaged TPS Thayer, LLC as its independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly, and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). At some point in the near future we intend to make our reports, amendments thereto, and other information available, free of charge, on a website for the Company. At this time, the Company does not provide a link on its website to such filings, and there is no estimate for when such a link on the Company’s website will be available.

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, with respect to the securities being offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed with the Registration Statement. For further information about us and the securities offered hereby, we refer you to the Registration Statement and the exhibits filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement.

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F-1

DATA443 RISK MITIGATION, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets
Cash	$1,377,579	$58,783
Accounts receivable, net	101,581	136,503
Prepaid expense and other current assets	10,638	-
Total current assets	1,489,798	195,286

Property and equipment, net	354,422	324,349
Operating lease right-of-use assets, net	193,524	248,237
Intellectual property, net of accumulated amortization	1,586,341	2,310,907
Deposits	31,440	31,440
Total Assets	$3,655,525	$3,110,219

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$204,916	$401,014
Deferred revenue	1,134,535	1,478,430
Interest payable	119,203	62,212
Notes payable, net of unamortized discount	1,225,672	585,310
Convertible notes payable, net of unamortized discount	586,663	1,241,412
Derivative liability	39,993	-
Due to a related party	389,229	561,230
License fee payable	-	1,094,691
Operating lease liability	109,193	100,170
Finance lease liability	80,989	90,565
Total Current Liabilities	3,890,393	5,615,034

Commitments and contingencies

Series B Preferred Stock, 80,000 shares designated; $0.001 par value; Stated value $10.00 28,175 and 5,300 shares issued and outstanding, net of discount, respectively	233,881	50,203
Notes payable, net of unamortized discount - non-current	1,817,520	572,495
Convertible notes payable, net of unamortized discount - non-current	17,315	2,356
Deferred revenues - non-current	510,825	39,733
Operating lease liability - non-current	154,565	237,961
Finance lease liability - non-current	25,784	83,109
Total Liabilities	6,650,283	6,600,891

Stockholders’ Deficit
Preferred stock: 337,500 authorized; $0.001 par value Series A Preferred Stock, 150,000 shares designated; $0.001 par value; 150,000 shares issued and outstanding, respectively	150	150
Common stock: 1,000,000,000 authorized; $0.001 par value 829,518 and 522,006 shares issued and outstanding, respectively	830	522
Additional paid in capital	37,234,387	32,027,240
Accumulated deficit	(40,230,125)	(35,518,584)
Total Stockholders’ Deficit	(2,994,758)	(3,490,672)
Total Liabilities and Stockholders’ Deficit	$3,655,525	$3,110,219

See the accompanying Notes, which are an integral part of these unaudited Consolidated Financial Statements

F-2

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Revenue	$1,495,059	$700,275	$3,095,279	$1,644,087
Cost of revenue	148,721	108,363	412,545	161,749
Gross profit	1,346,338	591,912	2,682,734	1,482,338

Operating expenses
General and administrative	1,061,178	858,205	3,806,139	3,949,635
Sales and marketing	89,175	3,010	233,819	151,221
Total operating expenses	1,150,353	861,215	4,039,958	4,100,856

Net income (loss) from operations	195,985	(269,303)	(1,357,224)	(2,618,518)

Other income (expense)
Interest expense	(1,101,910)	(618,934)	(2,679,198)	(1,691,099)
Loss on settlement of debt	-	(191,833)	(227,501)	(245,833)
Change in fair value of derivative liability	(68,199)	(420,070)	(431,853)	(9,698,885)
Total other expense	(1,170,109)	(1,230,837)	(3,338,552)	(11,635,817)

Loss before income taxes	(974,124)	(1,500,140)	(4,695,776)	(14,254,335)
Provision for income taxes	-	-	-	-
Net loss	$(974,124)	$(1,500,140)	$(4,695,776)	$(14,254,335)

Dividend on Series B Preferred Stock	(6,324)	-	(15,765)	-
Net loss attributable to common stockholders	$(980,448)	$(1,500,140)	$(4,711,541)	$(14,254,335)

Basic and diluted loss per Common Share	$(1.25)	$(7.77)	$(6.63)	$(182.64)
Basic and diluted weighted average number of common shares outstanding	779,813	193,007	708,058	78,048

See the accompanying Notes, which are an integral part of these unaudited Consolidated Financial Statements

F-3

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited)

For the Nine Months Ended September 30, 2021

							Total
	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance - December 31, 2020	150,000	$150	522,006	$522	$32,027,240	$(35,518,584)	$(3,490,672)

Common stock issued for cash	-	-	83,336	83	846,718	-	846,801
Common stock issued for conversion of preferred stock	-	-	71,678	72	624,914		624,986
Common stock issued for conversion of debt	-	-	115,860	116	1,601,405	-	1,601,521
Common stock issued in conjunction with convertible note	-	-	11,298	11	133,652	-	133,663
Common stock issued for exercised cashless warrant	-	-	8,923	9	(9)	-	-
Warrant issued in conjunction with debts	-	-	-	-	1,075,660	-	1,075,660
Resolution of derivative liability upon exercise of warrant	-	-	-	-	139,067	-	139,067
Settlement of stock subscriptions	-	-	-	-	-	-	-
Stock-based compensation	-	-	9,793	10	785,747	-	785,757
Adjustment of reverse stock split	-	-	6,624	7	(7)	-	-
Net loss	-	-	-	-	-	(4,711,541)	(4,711,541)
Balance - September 30, 2021	150,000	$150	829,518	$830	$37,234,387	$(40,230,125)	$(2,994,758)

For the Three Months Ended September 30, 2021

	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - June 30, 2021	150,000	150	743,246	743	35,618,250	(39,249,677)	(3,630,534)
Common stock issued for conversion of debt	-	-	14,112	14	78,249	-	78,263
Common stock issued for conversion of preferred stock	-	-	57,145	57	312,006	-	312,063
Common stock issued in conjunction with convertible note	-	-	8,435	8	44,917	-	44,925
Warrant issued in conjunction with debts	-	-	-	-	1,075,660	-	1,075,660
Stock-based compensation	-	-	625	1	105,312	-	105,313
Adjustment of reverse stock split	-	-	5,955	7	(7)	-	-
Net loss	-	-		-	-	(980,448)	(980,448)
Balance - September 30, 2021	150,000	$150	829,518	$830	$37,234,387	$(40,230,125)	$(2,994,758)

See the accompanying Notes, which are an integral part of these unaudited Consolidated Financial Statements

F-4

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited)

For the Nine Months Ended September 30, 2020

							Total
	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance - December 31, 2019	1,334	$1	4,846	$5	$15,214,458	$(21,610,915)	$(6,396,451)
Preferred stock issued for service	4,666	5	-	-	158,639		158,644
Common stock issued for conversion of debt	-	-	278,294	278	12,511,847	-	12,512,125
Common stock issued for exercised cashless warrant	-	-	12,650	13	(13)	-	-
Resolution of derivative liability upon exercise of warrant	-	-	-	-	300,387	-	300,387
Stock issued for acquisition	-	-	1,232	1	(1)	-	-
Settlement of stock subscriptions	144,000	144	748	1	(145)	-	-
Issuance of restricted stock	-	-	-	-	-	-	-
Warrants on stock subscriptions	-	-	-	-	-	-	-
Stock-based compensation	-	-	6,218	6	473,930	-	473,936
Net loss	-	-	-	-	-	(14,254,335)	(14,254,335)
Balance - September 30, 2020	150,000	$150	303,988	$304	$28,659,102	$(35,865,250)	$(7,205,694)

For the Three Months Ended September 30, 2020

	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - June 30, 2020	1,334	1	80,054	80	20,242,548	(34,365,110)	(14,122,481)
Settlement of stock subscriptions	144,000	144	-	-	(144)	-	-
Preferred stock issued for service	4,666	5	-	-	158,639		158,644
Common stock issued for conversion of debt	-	-	211,284	211	8,182,755	-	8,182,966
Common stock issued for exercised cashless warrant	-	-	12,650	13	(13)	-	-
Resolution of derivative liability upon exercise of warrant	-	-	-	-	300,387	-	300,387
Stock-based compensation	-	-	-	-	(225,070)	-	(225,070)
Net loss	-	-		-	-	(1,500,140)	(1,500,140)
Balance - September 30, 2020	150,000	$150	303,988	$304	$28,659,102	$(35,865,250)	$(7,205,694)

See the accompanying Notes, which are an integral part of these unaudited Consolidated Financial Statements

F-5

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,695,776)	$(14,254,335)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liability	431,853	9,698,885
Loss on settlement of debt	227,501	245,833
Stock-based compensation expense	785,757	632,580
Depreciation and amortization	832,824	1,222,485
Amortization of debt discount	2,356,631	1,309,125
Bad debt expense	-	50,800
Lease liability amortization	(19,660)	16,564
Penalty interest	65,838	25,000
Changes in operating assets and liabilities:
Accounts receivable	34,922	(64,221)
Prepaid expenses and other assets	(10,638)	86
Accounts payable and accrued liabilities	(193,302)	(305,423)
Deferred revenue	127,197	515,247
Payroll liability	-	82,227
Accrued interest	130,442	251,786
Accrued dividend	(15,765)	-
Deposit	-	(10,496)
Net Cash provided by (used in) Operating Activities	57,824	(583,857)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intellectual property	-	(190,000)
Purchase of property and equipment	(138,331)	(95,425)
Net Cash used in Investing Activities	(138,331)	(285,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes payable	642,000	1,352,250
Proceeds from issuance of common stock	846,801	-
Proceeds from issuance of series B Preferred Stock	390,000	-
Finance lease payments	(66,901)	(52,326)
Proceeds from issuance of notes payable	3,712,775	1,168,664
Repayment of notes payable	(3,953,371)	(685,295)
Proceeds from related parties	365,873	241,942
Repayment to related parties	(537,874)	(691,911)
Net Cash provided by Financing Activities	1,399,303	1,333,324

Net change in cash	1,318,796	464,042
Cash, beginning of period	58,783	18,673
Cash, end of period	$1,377,579	$482,715

Supplemental cash flow information
Cash paid for interest	$134,157	$65,063
Cash paid for taxes	$-	$-

Non-cash Investing and Financing transactions:
Settlement of stock subscriptions	$-	$1,640
Common stock issued for purchase of intangibles	$-	$2,466
Common stock issued for exercised cashless warrant	$9	$25,300
Settlement of series B preferred stock through issuance of common stock	$624,986	$-
Settlement of convertible notes payable through issuance of common stock	$1,601,521	$2,963,994
Common stock issued in conjunction with convertible note	$133,663	$-
Warrant issued in conjunction with debts	$1,075,660	$-
Resolution of derivative liability upon exercise of warrant	$139,067	$300,389
Resolution of derivative liability upon conversion of debt	$-	$9,548,131
Equipment paid by capital lease	$-	$159,096
Derivative liability recognized as debt discount	$340,000	$792,175
Settlement of convertible notes payable through issuance of preferred common stock	$65,600	$-
Accounts payable for purchase of intellectual property	$-	$80,000
Issuance of convertible notes for repayment of due to related party	$-	$150,000
Note payable issued for settlement of License fee payable	$1,404,000	$-

See the accompanying Notes, which are an integral part of these unaudited Consolidated Financial Statements

F-6

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

NOTE 1: GENERAL

Description of Business

Data443 Risk Mitigation, Inc. (the “Company”) was incorporated as a Nevada corporation on May 4, 1998. On October 15, 2019, the Company changed its name from LandStar, Inc. to Data443 Risk Mitigation, Inc. within the State of Nevada.

We are in the data security and privacy business, operating as a software and services provider. We provide software products, services, and solutions for the marketplace that are designed to protect, manage, analyze, alert, and secure enterprise data via the cloud, hybrid, and on-premises architectures. Our suite of security products focus on the protection of: sensitive files and emails; confidential customer, patient, and employee data; financial records; strategic and product plans; intellectual property; and any other data requiring security, allowing our clients to create, share, and protect their data wherever it is stored.

We deliver solutions and capabilities via all technical architectures, and in formats designed for each client. Licensing and subscription models are available to conform to customer purchasing requirements. Our solutions are driven by several proprietary technologies and methodologies that we have developed or acquired, giving us our primary competitive advantage.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements as of September 30, 2021 include the accounts of the Company and its wholly-owned subsidiary, Data 443 Risk Mitigation, Inc., a North Carolina operating company, and the operations of Myriad Software Productions, LLC through September 2018 when it was liquidated. Prior to the acquisition of Data 443 Risk Mitigation, Inc. in North Carolina and the assets of Myriad Software Productions, LLC in 2018, these two entities were controlled by our sole director and officer, Jason Remillard. On November 17, 2017, Mr. Remillard acquired control of LandStar, Inc. through his purchase of all the outstanding Series A preferred shares of the Company, and as a result, these two entities became common controlled entities that require consolidation of results with the reporting company, LandStar, Inc., from the time common control occurred. All intercompany accounts and activities have been eliminated. These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Interim Financial Statements

These unaudited consolidated financial statements have been prepared in accordance U.S. GAAP for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2020 and notes thereto and other pertinent information contained in our Form 10-K the Company has filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2021. The results of operations for the nine months ended September 30, 2021, are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2021.

F-7

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

Share-Based Compensation

Employees - The Company accounts for share-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period.

Nonemployees - During June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”) to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees. The Company elected to adopt ASU 2018-07 early. Under the requirements of ASU 2018-07, the Company accounts for share-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

The Company recorded approximately $785,757 in share-based compensation expense for the nine months ended September 30, 2021, compared to $473,936 in share-based compensation expense for the nine months ended September 30, 2020. Determining the appropriate fair value model and the related assumptions requires judgment. During the nine months ended September 30, 2021, the fair value of each option grant was estimated using a Black-Scholes option-pricing model. The expected volatility represents the historical volatility of the Company’s publicly traded common stock. Due to limited historical data, the Company calculates the expected life based on the mid-point between the vesting date and the contractual term which is in accordance with the simplified method. The expected term for options granted to nonemployees is the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. The Company has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.

Basic and Diluted Net Loss Per Common Share

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding stock options, warrant and convertible notes.

For the nine months ended September 30, 2021 and 2020, respectively, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive:

	Nine Months Ended
	September 30,
	2021	2020
	(Shares)	(Shares)
Series A Preferred Stock	150,000,000	150,000,000
Stock options	12,471	5,664
Warrants	254,134	165,252
Convertible notes	-	10,289
Preferred B stock	18,535	-
Total	150,285,150	150,181,205

F-8

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

COVID-19

In March 2020, the World Health Organization (“WHO”) declared the novel coronavirus COVID-19 (“COVID-19”) a global pandemic. The pandemic adversely affected workforces, economies, and financial markets globally in 2020 and, until contained, is still expected to disrupt general business operations. The COVID-19 pandemic and the measures taken by many governments around the world in response could in the future meaningfully impact our business, results of operations and financial condition. The Company is currently unable to predict the duration of that impact but continues to monitor its accounting estimates of the carrying value of certain assets and liabilities relating to its leases and will continue to do so as additional information is obtained or new events occur. Actual results could differ from our estimates and judgments, and any such differences may be material to our financial statements.

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

On June 16, 2016, the FASB completed its Financial Instruments—Credit Losses project by issuing Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326). The new guidance requires organizations to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts.

The new guidance; (i) eliminates the probable initial recognition threshold in current GAAP and, instead, reflects an organization’s current estimate of all expected credit losses over the contractual term of its financial assets, (ii) broadens the information that an entity can consider when measuring credit losses to include forward-looking information, (iii) increases usefulness of the financial statements by requiring timely inclusion of forecasted information in forming expectations of credit losses, (iv) increases comparability of purchased financial assets with credit deterioration (PCD assets) with other purchased assets that do not have credit deterioration as well as originated assets because credit losses that are expected will be recorded through an allowance for credit losses for all assets, (v) increases users’ understanding of underwriting standards and credit quality trends by requiring additional information about credit quality indicators by year of origination (vintage), and (vi) aligns the income statement recognition of credit losses, for available-for-sale debt securities, with the reporting period in which changes occur by recording credit losses (and subsequent changes in credit losses) through an allowance rather than a write down.

The new guidance affects organizations that hold financial assets and net investments in leases that are not accounted for at fair value with changes in fair value reported in net income. It affects loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash.

For public business entities that meet the definition of a U.S. Securities and Exchange (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application is permitted.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

NOTE 2: LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements have been prepared (i) in accordance with accounting principles generally accepted in the United States, and (ii) assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has only recently started to generate significant income. The Company is subject to the risks and uncertainties associated with a business with a limited history of substantive revenue, as well as limitations on its operating capital resources. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. In light of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise capital and generate revenue and profits in the future.

During 2018, the Company made two product acquisitions, ClassiDocs®, and ARALOC®, and completed the acquisition of one entity, Data443 Risk Mitigation, Inc. (“Data443”), the North Carolina operating company. During 2019, the Company completed the acquisition of selected assets of DataExpress™; and, completed a transaction under which the Company licensed the assets of ArcMail™. During the period ending September 30, 2020, the Company has completed the acquisition of selected assets of FileFacets™, and selected assets of Intelly WP™. The Company is actively seeking new products and entities to acquire, with several candidates identified. The Company has developed, and continues to develop, large scale relationships with cyber security, marketing and product organizations, and to market and promote ClassiDocs® and other products the Company may develop or acquire. As of September 30, 2021, the Company had negative net working capital; an accumulated deficit; and, had reduced its operating losses.

We continue to monitor the effects COVID-19 could have on our operations and liquidity including our ability to collect account receivable timely from our customers due to the economic impacts COVID-19 could have on the general economy. COVID-19 has also impacted our ability to travel, meet distribution partners in their offices, present at tradeshows, and perform other enterprise-related sales functions. While most customers have returned to their pre-pandemic “normal” office working conditions, a number have yet to do so. These continued operating conditions have impacted our ability to execute and deploy some of our normal sales and marketing activities. While we are not unique in this position, these factors, among others, raise some doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-9

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

NOTE 3: PROPERTY AND EQUIPMENT

The following table summarizes the components of the Company’s property and equipment as of the dates presented:

	September 30,	December 31,
	2021	2020
Furniture and Fixtures	$2,991	$2,991
Computer Equipment	559,654	421,323
	562,645	424,314
Accumulated depreciation	(208,223)	(99,965)
Property and equipment, net of accumulated depreciation	$354,422	$324,349

Depreciation expense for the nine months ended September 30, 2021 and 2020, was $108,258 and $54,226, respectively.

During the nine months years ended September 30, 2021 and 2020, the Company purchased property and equipment of $138,331 and $95,425, respectively.

NOTE 4: INTELLECTUAL PROPERTY

The following table summarizes the components of the Company’s intellectual property as of the dates presented:

	September 30,	December 31,
	2021	2020
Intellectual property:
Word press GDPR rights	$46,800	$46,800
ARALOC™	1,850,000	1,850,000
ArcMail License	1,445,000	1,445,000
DataExpressTM	1,388,051	1,388,051
FileFacetsTM	135,000	135,000
IntellyWP™	135,000	135,000
Resilient Network Systems	305,000	305,000
	5,304,851	5,304,851
Accumulated amortization	(3,718,510)	(2,993,944)
Intellectual property, net of accumulated amortization	$1,586,341	$2,310,907

The Company recognized amortization expense of $724,566 and $1,168,259 for the nine months ended September 30, 2021, and 2020, respectively.

Based on the carrying value of definite-lived intangible assets as of September 30, 2021, we estimate our amortization expense for the next five years will be as follows:

Amortization
Year Ended December 31,	Expense
2021 (excluding the nine months ended September 30, 2021)	$241,522
2022	860,484
2023	441,585
2024	27,000
Thereafter	15,750
1,586,341

F-10

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

NOTE 5: ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following table summarizes the components of the Company’s accounts payable and accrued liabilities as of the dates presented:

	September 30,	December 31,
	2021	2020

Accounts payable	$101,808	$178,319
Payroll liabilities	81,440	102,793
Credit cards	15,050	31,918
Accrued dividend - preferred stock	6,618	484
Accrued liabilities	-	87,500
	$204,916	$401,014

NOTE 6: DEFERRED REVENUE

For the nine months ended September 30, 2021 and as of December 31 2020, changes in deferred revenue were as follows:

	September 30,	December 31,
	2021	2020
Balance, beginning of period	$1,518,163	$953,546
Deferral of revenue	2,153,640	2,961,749
Recognition of deferred revenue	(2,026,443)	(2,397,132)
Balance, end of period	$1,645,360	$1,518,163

As of September 30, 2021 and December 31, 2020, is classified as follows:

	September 30,	December 31,
	2021	2020
Current	$1,134,535	$1,478,430
Non-current	510,825	39,733
	$1,645,360	$1,518,163

NOTE 7: LEASES

Operating lease

We have a noncancelable operating lease for our office facility that expires in 2024. The operating lease has renewal options and rent escalation clauses.

We recognized total lease expense of approximately $83,339 and $76,564 for the nine months ended September 30, 2021 and 2020, respectively, primarily related to operating lease costs paid to lessors from operating cash flows. As of September 30, 2021 and December 31, 2020, the Company recorded security deposit of $10,000. We entered into our operating lease in January 2019. On July 1, 2020, the Company renegotiated the office lease to obtain rent expense relief for the months of April 2020 – December 2020.

F-11

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

Future minimum lease payments under operating leases that have initial noncancelable lease terms in excess of one year at September 30, 2021 were as follows:

Total
Year Ended December 31,
2021 (excluding the nine months ended September 30, 2021)	$30,900
2022	127,300
2023	131,150
Thereafter	-
289,350
Less: Imputed interest	(25,592)
Operating lease liabilities	263,758

Operating lease liability – current	109,193
Operating lease liability - non-current	$154,565

The following summarizes other supplemental information about the Company’s operating lease as of September 30, 2021:

Weighted average discount rate	8%
Weighted average remaining lease term (years)	2.29

Finance lease

The Company leases computer and hardware under non-cancellable capital lease arrangements. The term of those capital leases is 3 years and annual interest rate is 12%. At September 30, 2021 and December 31, 2020, capital lease obligations included in current liabilities were $80,989 and $87,901, respectively, and capital lease obligations included in long-term liabilities were $25,784 and $106,744, respectively. As of September 30, 2021 and December 31, 2020, the Company recorded security deposit of $10,944.

At September 30, 2021, future minimum lease payments under the finance lease obligations, are as follows:

Total

2021 (excluding the nine months ended September 30, 2021)	$26,633
2022	78,379
2023	10,496
Thereafter	-
115,508
Less: Imputed interest	(8,735)
Finance lease liabilities	106,773

Finance lease liability	80,989
Finance lease liability - non-current	$25,784

As of September 30, 2021 and December 31 2020, finance lease assets are included in property and equipment as follows:

	September 30,	December 31,
	2021	2020
Finance lease assets	$267,284	$267,284
Accumulated depreciation	(126,486)	(87,337)
Finance lease assets, net of accumulated depreciation	$140,798	$179,947

F-12

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

NOTE 8: CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	September 30,	December 31,
	2021	2020
Convertible Notes - Issued in fiscal year 2020	100,000	1,526,000
Convertible Notes - Issued in fiscal year 2021	738,563	-
	838,563	1,526,000
Less debt discount and debt issuance cost	(234,585)	(282,232)
	603,978	1,243,768
Less current portion of convertible notes payable	(586,663)	(1,241,412)
Long-term convertible notes payable	$17,315	$2,356

During the nine months ended September 30, 2021 and 2020, the Company recognized interest expense of $90,421 and $249,907, respectively, and amortization of debt discount, included in interest expense of $379,890 and $1,126,906, respectively.

Conversion

During the nine months ended September 30, 2021, the Company converted notes with principal amounts and accrued interest of $1,370,150 into 115,859 shares of common stock. The corresponding derivative liability at the date of conversion of $231,371 was credited to additional paid in capital.

Convertible notes payable consists of the following:

Promissory Notes - Issued in fiscal year 2020

During the twelve months ended December 31, 2020, the Company issued a total of $2,466,500 of notes with the following terms:

●	Terms ranging from 5 months to 60 months.

●	Annual interest rates of 0% - 25%.

●	Convertible at the option of the holders at issuance date, after maturity date or 6 months after issuance date.

●	Conversion prices are typically based on the discounted (25% to 50% discount) average closing prices or lowest trading prices of the Company’s shares during various periods prior to conversion. Certain note has a fixed conversion price ranging from $0.001 to $0.007. Certain note has a fixed conversion price of $0.5 for a first 5 months Certain note allows the principal amount will increase by $15,000 and the discount rate of conversion price will decrease by 18% if the conversion price is less than $$0.01.

Promissory Notes - Issued during first nine months of fiscal year 2021

During the nine months ended September 30, 2021, the Company issued convertible notes of $697,000 for cash proceeds of $642,000 after deducting financing fee of $55,000 with the following terms;

●	Terms ranging from 90 days to 12 months.

●	Annual interest rates of 5% to 22%.

●	Convertible at the option of the holders after varying dates.

●	Conversion prices are typically based on the discounted (39% discount) average closing prices or lowest trading prices of the Company’s shares during 20 periods prior to conversion. Certain note has a fixed conversion price $3.50.

●	11,298 shares of common stock valued at $133,663 issued in conjunction with convertible notes.

F-13

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

NOTE 9: DERIVATIVE LIABILITIES

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

The Company determined our derivative liabilities to be a Level 3 fair value measurement during the year based on management’s estimate of the expected future cash flows required to settle the liabilities, and used the Binomial pricing model to calculate the fair value as of September 30, 2021. As of the nine month period ended September 30, 2021, there were no derivative liabilities. The Binomial model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note and warrant is estimated using the Binomial valuation model.

For the nine months ended September 30, 2021 and 2020, the estimated fair values of the liabilities measured on a recurring basis are as follows:

The Company valued the conversion feature using the Binomial pricing model. The fair value of the derivative liability for all the notes and convertible preferred stock that became convertible, including the notes and convertible preferred stock issued in prior years, during the nine months ended September 30, 2021 amounted to $727,767, and $340,000 of the value assigned to the derivative liability was recognized as a debt discount to the notes, while the balance of $384,767 was recognized as a “day 1” derivative loss.

For the nine months September 30, 2021 and year ended December 31, 2020, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Nine months Ended	Year Ended
	September 30,	December 31,
	2021	2020
Expected term	0.48 - 1.94 years	0.02 - 5.00 years
Expected average volatility	160%- 302%	187%- 464%
Expected dividend yield	-	-
Risk-free interest rate	0.04% - 0.16%	0.01% - 1.57%

The following table summarizes the changes in the derivative liabilities during the nine months ended September 30, 2021 and 2020:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Derivative liability as of December 31, 2020	$-

Addition of new derivatives recognized as debt discounts	340,000
Addition of new derivatives recognized as day-one loss	384,767
Derivative liabilities settled upon conversion of convertible note	(731,860)
Reclassification to common stock payable	(39,993)
Change in derivative liabilities recognized as loss on derivative	47,086
Derivative liability as of September 30, 2021	$-

The aggregate loss on derivatives during the nine months ended September 30, 2021 and 2020 was $431,853 and $9,698,885, respectively.

F-14

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

NOTE 10: NOTES PAYABLE

Notes payable consists of the following:

	September 30,	December 31,
	2021	2020	Maturity	Interest Rate
10% Promissory note - originated in October 2019	$25,060	$25,060	Due on demand	10.0%
Promissory note - originated in October 2019	25,060	25,060	Due on demand	10.0%
Promissory note - originated in April 2020	10,000	10,000	Due on demand	No interest
Paycheck Protection Program Promissory note - originated in April 2020 (1)	339,000	339,000	2 years	1.0%
Economic Injury Disaster Loan - originated in May 2020 (2,4)	500,000	150,000	30 years	3.75%
Promissory note - originated in June 2020	-	43,356	$3,942.86 daily payment	16.0%
Promissory note - originated in September 2020	58,025	80,730	$2,873.89 monthly payment for 36 months	14.0%
Promissory note - originated in October 2020	-	158,169	$2,293.31 daily payment	25.0%
Promissory note - originated in November 2020	-	170,886	$4,497.00 daily payment	25.0%
Promissory note - originated in November 2020	-	394,846	$6,999.00 daily payment	25.0%
Promissory note - originated in December 2020	37,287	50,030	$1,854.41 monthly payment for 36 months	8.0%
Promissory note - originated in February 2021(3)	1,344,000	-	5 years	4.0%
Promissory note - originated in January 2021	55,168	-	$2,675.89 monthly payment for 36 months	18.0%
Promissory note - originated in April 2021	832,000	-	1 year	12%
Promissory note - originated in April 2021	132,559	-	$8,284.92 daily payment	24%
Promissory note - originated in July 2021	282,000	-	1 year	12%
Promissory note - originated in August 2021	301,106	-	$4,842.5 daily payment	49%
Promissory note - originated in September 2021	58,554	-	$1,383.56 monthly payment for 60 months	28%
	3,999,819	1,447,137
Less debt discount and debt issuance cost	(956,627)	(289,332)
	3,043,192	1,157,805
Less current portion of promissory notes payable	1,225,672	585,310
Long-term promissory notes payable	$1,817,520	$572,494

F-15

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

(1)	In response to the Coronavirus (COVID-19) pandemic, the US Government passed the Coronavirus Aid, Relief, and Economic Security (CARES) Act on March 27, 2020. The CARES Act provides fast and direct economic assistance for entrepreneurs and small businesses through the US Small Business Administration (“SBA”).

During the period, the Company received a loan issued under the CARES Act program - Paycheck Protection Program (“PPP”). This loan program provides small businesses with funds to pay up to 8 weeks of payroll costs including benefits. Funds can also be used to pay interest on mortgages, rent, and utilities.

Under the PPP, the Company has applied to have certain amounts forgiven under the direction of the Administrator of the SBA as the Company believes it has satisfied certain criteria. Repayment of the PPP loan will commence earlier of when the SBA remits the forgiveness amount to the lender or the Maturity Date.

(2)	The Company received an advance under the Economic Injury Disaster Loan (EIDL) program.

As the Company received an EIDL advance and a PPP loan, the EIDL advance portion will be applied against the PPP forgiveness amount as repayment to the SBA upon approval of the Company’s PPP forgiveness application.

(3)	On February 12, 2021, the Company issued notes payable of $1,404,000 to settle license fee payable of $1,094,691. As a result, the Company recorded loss on settlement of debt of $309,309.

(4)	The Company received a second advance under the EIDL program.

During the nine months ended September 30, 2021 and 2020, the Company recognized interest expense of $202,657 and $22,775, and amortization of debt discount, included in interest expense of $1,721,983 and $182,219, respectively.

NOTE 11: COMMITMENTS AND CONTINGENCIES

The Company accounts for contingent liabilities in accordance with Accounting Standards Codification (“ASC”) Topic 450, Contingencies. This guidance requires management to assess potential contingent liabilities that may exist as of the date of the financial statements to determine the probability and amount of loss that may have occurred, which inherently involves an exercise of judgment. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. For loss contingencies considered remote, no accrual or disclosures are generally made. Management has assessed potential contingent liabilities as of September 30, 2021, and based on that assessment there are no probable loss contingencies requiring accrual or establishment of a reserve.

DMB Note Collection Action

DMB Group, LLC (“DMB”) filed a lawsuit against Data443 Risk Mitigation, Inc., a North Carolina corporation, the Company’s wholly-owned subsidiary (the “Subsidiary”), June 17, 2021 in County Court in Denton County, Texas, naming the Subsidiary as the defendant (the “Complaint”). DMB claimed a breach of the note issued to it on or around 16 September 2019 in the original principal amount of $940,000 (the “DMB Note”). The DMB Note was issued by the Subsidiary in connection with the Subsidiary’s acquisition of assets from DMB. DMB claims that the Subsidiary is delinquent on its payments under the DMB Note and is therefore in default under the DMB Note. The Company has already accounted for the liability owed under the DMB Note. The matter was settled on September 2021 by mutual agreement of the involved parties. The Subsidiary will make payment of the remaining amount due under the DMB Note over the next six months. This matter is now considered closed.

F-16

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

Employment Related Claims

The Company views most legal proceedings involving claims of former employees as routine litigation incidental to the business, and therefore not material. The Company is currently involved in two such matters with former employees. One matter involves three former employees, and that matter has been resolved and settled. The other matter involves one former employee who is seeking additional compensation. In response, the Company believes that the former employee was terminated “for cause” and is owed no further consideration or compensation. The Company intends to vigorously dispute the claim.

Litigation

In the ordinary course of business, we are involved in a number of lawsuits incidental to our business, including litigation related to intellectual property, employees, and commercial matters. Although it is difficult to predict the ultimate outcome of these cases, management believes that any ultimate liability would not have a material adverse effect on our consolidated financial condition or results of operations. However, an unforeseen unfavorable development in any of these cases could have a material adverse effect on our consolidated financial condition, results of operations, or cash flows in the period in which it is recorded.

NOTE 12: CAPITAL STOCK AND REVERSE STOCK SPLIT

Changes in Authorized Shares

On February 19, 2021 the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company as of the Record Date (the “Consenting Stockholders”) approved the following corporate actions:

(1)	Amendment of our articles of incorporation (the “Articles of Incorporation”) to provide for a decrease in the authorized shares of the Company’s Common Stock from 1,800,000,000 to a number of not less than 10,000,000 and not more than 1,000,000,000 (the “Authorized Common Stock Reduction”), at any time prior to the one year anniversary of the filing of the Definitive Information Statement on Schedule 14C with respect to the actions envisioned under Preliminary Information Statement in Schedule 14C filed with the SEC on February 23 2021 (the “Definitive Information Statement”), with the Board of Directors of the Company (the “Board”) having the discretion to determine whether or not the Authorized Common Stock Reduction is to be effected, and if effected, the exact number of the Authorized Common Stock Reduction within the above range.

(2)	That the Board be authorized to implement through the amendment to our Articles of Incorporation a reverse stock split of the Company’s Common Stock by a ratio of not less than 1-for-10 and not more than 1-for-2,000, (the “Reverse Split”), at any time prior to the one year anniversary of the filing of the Definitive Information Statement, with the Board having the discretion to determine whether or not the Reverse Split is to be effected, and if effected, the exact ratio for the Reverse Split within the above range.

On April 21, 2021, the Company increased the number of authorized shares of common stock from 1.8 billion to 3.8 billion in order to satisfy the share reserve requirement under a financing closed on April 23, 2021.

On June 10, 2021, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) which served to (i) reduce the number of authorized shares of common stock to one billion (1,000,000,000); and, (ii) effect a reverse stock split (the “Reverse Stock Split”) of its issued common stock in a ratio of 1-for-2,000. The preferred stock of the Company was not changed. The 1-for-2,000 Reverse Stock split was processed by FINRA and became effective at the start of trading on July 1, 2021. As a result of the Reverse Stock Split, every 2,000 shares of the Company’s issued and outstanding common stock, par value $0.001 per share, were converted into one (1) share of common stock, par value $0.001 per share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares of the Company’s common stock not evenly divisible by 2,000 will have the number of post-Reverse Stock Split shares of the Company’s common stock to which they are entitled rounded up to the nearest whole number of shares of the Company’s common stock. No stockholders will receive cash in lieu of fractional shares.

All per share amounts and number of shares in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split

F-17

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

Preferred Stock

Series A Preferred Stock

As of September 30, 2021 and December 31, 2020, 150,000 shares of Series A were issued and outstanding. Each share of Series A was (i) convertible into 1,000 shares of common stock, and (ii) entitled to vote 15,000 shares of common stock on all matters submitted to a vote by shareholders voting common stock. All issued and outstanding shares of Series A Preferred Stock are held by Mr. Jason Remillard, President and CEO of the Company.

Series B Preferred Stock

As of September 30, 2021 and December 31, 2020, 28,175 and 5,300 shares of Series B were issued and outstanding, respectively. Each share of Series B (i) has a stated value of Ten Dollars ($10.00) per share; (ii) are convertible into common stock at a price per share equal to sixty one percent (61%) of the lowest price for the Company’s common stock during the twenty (20) day of trading preceding the date of the conversion; (iii) earn dividends at the rate of nine percent (9%) per annum; and, (iv) generally have no voting rights.

During the nine months ended September 30, 2021, the Company issued a total of 41,775 shares of Series B preferred stock as follows

●	41,375 shares for $390,000, less $24,750 financing fees.

●	6,560 shares in exchange for convertible note and accrued interest of $65,600.

During the nine months ended September 30, 2021, 25,200 shares of series B preferred stock were converted into 71,678 shares of our common stock.

Common Stock

As of September 30, 2021, the Company is authorized to issue 1,000,000,000 shares of common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of September 30, 2021 and December 31, 2020, respectively, was 829,518 and 522,006 shares, respectively.

During the nine months ended September 30, 2021, the Company issued common stock as follows:

●	115,860 shares issued for conversion of debt;

●	83,336 shares issued for cash of $1,000,000, less financing cost of $10,000, less an additional financing discount of $143,199;

● ●	9,793 shares issued for service; 8,923 shares issued upon the cash-less exercise of warrants;

●	71,678 shares issued for conversion of Series B preferred stock;

●	11,298 shares issued as a loan fee in connection with the issuance of promissory notes; and

●	6,624 shares issued for adjustment of reverse stock split

F-18

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

Warrants

During the nine months ended September 30, the Company issued the following warrants: (i) to acquire 55,467 shares of the Company’s common stock pursuant at an exercise price of $15.00, with a cashless exercise option. any warrants; (ii) to acquire 55,467 shares of the Company’s common stock at an exercise price of $15.00, exercisable only in the event of a default under that certain Senior Secured Promissory Note issued on 23 April 2021 in the original principal amount of $832,000; (iii) to acquire 125,334 shares of the Company’s common stock at an exercise price of $4.50, exercisable only in the event of a default under that certain Senior Secured Promissory Note issued on July 27, 2021 in the original principal amount of $282,000; and, (iv) to acquire 22,333 shares of the Company’s common stock at an exercise price of $4.50, exercisable only in the event of a default under that certain Convertible Promissory Note issued on September 28, 2021 in the original principal amount of $282,000.

A summary of activity during the nine months ended September 30, 2021 follows:

	Warrants Outstanding
		Weighted Average
	Shares	Exercise Price
Outstanding, December 31, 2020	50,000	$20.00
Granted	213,164	7.29
Reset feature	-	-
Exercised	(9,030)	5.80
Forfeited/canceled	-	-
Outstanding, September 30, 2021	254,134	$9.84

The following table summarizes information relating to outstanding and exercisable warrants as of September 30, 2021:

Warrants Outstanding			Warrants Exercisable
	Weighted Average Remaining	Weighted
Number of Shares	Contractual life (in years)	Average Exercise Price	Number of Shares	Weighted Average Exercise Price
50,000	4.20	$20.00	-	$-
55,467	4.56	$15.00	-	$-
125,334	4.82	$4.50	-	$-
23,333	5.00	$4.50	-	$-

NOTE 13: SHARE-BASED COMPENSATION

Stock Options

During the nine months ended September 30, 2021, the Company granted options for the purchase of the Company’s common stock to certain employees, consultants and advisors as consideration for services rendered. The terms of the stock option grants are determined by the Company’s Board of Directors. The Company’s stock options generally vest upon the one-year anniversary date of the grant and have a maximum term of ten years.

The following summarizes the stock option activity for the nine months ended September 30, 2021:

	Options	Weighted-Average
	Outstanding	Exercise Price
Balance as of December 31, 2020	5,875	$96.99
Grants	6,596	40.81
Exercised	-	-
Cancelled	-	-
Balance as of September 30, 2021	12,471	$67.28

F-19

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

The weighted average grant date fair value of stock options granted during the nine months ended September 30, 2021 was $43.01. The total fair value of stock options that granted during the nine months ended September 30, 2021 was approximately $284,000. The fair value of each stock option is estimated on the date of grant using the Black-Scholes-Merton option pricing model with the following weighted average assumptions for stock options granted during the nine months ended September 30, 2021:

Expected term (years)	5.74 years
Expected stock price volatility	296.17%
Weighted-average risk-free interest rate	0.64%
Expected dividend	$0.00

Volatility is a measure of the amount by which a financial variable such as share price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The Company estimates expected volatility giving primary consideration to the historical volatility of its common stock. The risk-free interest rate is based on the published yield available on U.S. Treasury issues with an equivalent term remaining equal to the expected life of the stock option. The expected lives of the stock options represent the estimated period of time until exercise or forfeiture and are based on the simplified method of using the mid-point between the vesting term and the original contractual term.

The following summarizes certain information about stock options vested and expected to vest as of September 30, 2021:

		Weighted-Average
	Number of	Remaining Contractual Life	Weighted- Average
	Options	(In Years)	Exercise Price
Outstanding	12,471	9.08	$67.28
Exercisable	1,948	8.62	$222.66
Expected to vest	10,523	9.16	$38.52

As of September 30, 2021 and December 31, 2020, there was $333,206 and $211,661, respectively, of total unrecognized compensation cost related to non-vested share-based compensation arrangements which is expected to be recognized within the next year.

Restricted Stock Awards

During the nine months ended September 30, 2021, the Company issued restricted stock awards for shares of common stock which have been reserved for the holders of the awards. Restricted stock awards were issued to certain consultants and advisors as consideration for services rendered. The terms of the restricted stock units are determined by the Company’s Board of Directors. The Company’s restricted stock shares generally vest over a period of one year and have a maximum term of ten years.

The following summarizes the restricted stock activity for the nine months ended September 30, 2021:

		Weighted-Average
	Shares	Fair Value
Balance as of December 31, 2020	7,356	93.61
Shares of restricted stock granted	4,501	51.40
Exercised	-	-
Cancelled	-	-
Balance as of September 30, 2021	11,857	77.59

	September 30,	December 31,
Number of Restricted Stock Awards	2021	2020
Vested	7,046	226
Non-vested	4,811	7,130

As of September 30, 2021 and December 31, 2020, there was $44,122 and $144,964, respectively, of total unrecognized compensation cost related to non-vested share-based compensation, which is expected to be recognized over the next year.

F-20

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

NOTE 14: RELATED PARTY TRANSACTIONS

Jason Remillard is our Chief Executive Officer and director. Through his ownership of Series A Preferred Shares, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders.

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC (“DMB Group”). A significant part of the purchase price was in the form of the Company’s common stock. As a direct result of this transaction and the Company’s common stock issued to DMB Group, we determined that DMB Group was a related party. Amounts owed to DMBGroup, including the note payable of $940,000 and member loans of $97,689 were recorded as amounts due to a related party. During the nine months ended September 30, 2021, the Company repaid note payable of $159,731 including interest expense of $6,915. As of September 30, 2021 and December 31, 2020, the Company had recorded a liability to DMBGroup totaling $245,652 and $405,382, respectively.

During the nine months ended September 30, 2021, the Company borrowed $231,150 from our CEO, our CEO paid operating expenses of $134,723 on behalf of the Company and the Company repaid $378,143 to our CEO.

As of September 30, 2021 and December 31, 2020, the Company had due to related party of $389,229 and $561,230, respectively.

NOTE 15: SUBSEQUENT EVENTS

Subsequent to September 30, 2021, and through the date these interim consolidated financial statements were approved for issuance, the following transactions occurred:

● ●

On October 4, 2021, the Company converted 3,300 shares of its Series B Preferred Stock into 18,535 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On October 19, 2021, the Company converted $30,000 of a promissory note into 20,281 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 19, 2021, the Company closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill”). Pursuant to the Purchase Agreement, Mast Hill purchased from the Company a Promissory Note (the “Note”) in the aggregate principal amount of $444,444.00 (the “Principal Amount”), and delivered gross proceeds of $3,650,000.00 (excluded were $40,000 in original issue discount; $28,000 as a fee paid to J.H. Darbie, a registered broker dealer; and, $7,000 in legal fees for Mast Hill). Timely payment under the Note is secured by the issuance of a Common Stock Purchase Warrant (the “Second Warrant”) to Mast Hill for 161,616 shares of the Company’s common stock at an exercise price of $3.20, exercisable only in the event of a default under the Note. Interest on the Principal Amount of the Note accrues at the rate of 12% per annum. Repayment of all amounts due under the Note shall be tendered on the 12-month anniversary of the Note, though certain amounts are due earlier upon the closing certain designated investments. The Note may be prepaid in whole at any time without prepayment penalty or premium. If the Company fails to meet its obligations under the terms of the Note, the Note shall become immediately due and payable and subject to penalties provided for in the Note. Upon an event of default under the Note, Mast Hill may also convert all amounts due thereunder into shares of the Company’s common stock at a price of $4.00 per share. The Company also granted to Mast Hill warrants to acquire 161,616 shares of the Company’s common stock pursuant to a Common Stock Purchase Warrant (the “First Warrant”). Exercise price for the warrants is $3.20, with a cashless exercise option. The Note, the First Warrant, and the Second Warrant impose an obligation on the Company to reserve for issuance that number of shares of the Company’s common stock which is 2 times the number of shares issuable under each of the respective three documents.

●	On November 8, 2021, the Company converted $30,000 of a promissory note into 24,287 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On November 15, 2021, the Company converted 2,000 shares of its Series B Preferred Stock into 18,033 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On November 18, 2021, the Company converted 3,375 shares of its Series B Preferred Stock into 35,912 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On December 1, 2021 the Company entered into and closed a financing transaction pursuant to the terms and conditions of a Purchase Agreement with Geneva. Pursuant to the Purchase Agreement, Geneva purchased from the Company four thousand eight hundred seventy five (4,875) shares of the Company’s Series B Preferred stock at a total purchase price of $48,750. Geneva delivered gross proceeds of $45,000.00 to the Company (excluded were legal fees and a transaction fee charged by Geneva). Terms and conditions for the Company’s Series B Preferred Stock are summarized above.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Data443 Risk Mitigation, Inc

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Data443 Risk Mitigation, Inc (“the Company”), as of December 31, 2020, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020, and the consolidated results of its operations and its cash flows for the year ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Retrospective Common Stock Split Adjustment

We also have audited the adjustments to the December 31, 2019 financial statements to retrospectively apply a common stock split, as described in Note 16. In our opinion such adjustments are appropriate and have been properly applied. We were not engaged to audit, review or apply any procedures to the December 31, 2019 financial statements of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the December 31, 2019 financial statements taken as a whole.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has working capital and stockholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/S/ TPS Thayer, LLC

TPS Thayer, LLC

We have served as the Company’s auditor since 2020

Sugar Land, Texas

December 6, 2021

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Data443 Risk Mitigation, Inc

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Data443 Risk Mitigation, Inc (formerly known as Landstar, Inc.) (“the Company”), as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has limited working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC

We have served as the Company’s auditor from 2018

Sugar Land, Texas

April 17, 2020

F-23

DATA443 RISK MITIGATION, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
Assets
Current assets
Cash	$58,783	$18,673
Accounts receivable	136,503	63,556
Inventory	-	8,301
Prepaid expense and other current assets	-	807
Total current assets	195,286	91,337

Property and equipment, net	324,349	100,127
Operating lease right-of-use assets, net	248,237	395,388
Intellectual property, net of accumulated amortization	2,310,907	3,141,938
Deposits	31,440	20,944
Total Assets	$3,110,219	$3,749,734

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$401,014	$408,195
Deferred revenue	1,478,430	728,749
Interest payable	62,212	59,979
Notes payable	585,310	165,120
Convertible notes payable, net of unamortized discount	1,241,412	3,212,786
Derivative liability	-	2,601,277
Due to a related party	561,230	1,103,314
License fee payable	1,094,691	1,094,691
Operating lease liability	100,170	86,372
Finance lease liability	90,565	34,425
Total Current Liabilities	5,615,034	9,494,908

Series B Preferred Stock, 80,000 shares designated; $0.001 par value; Stated value $10.00 5,300 and 0 shares issued and outstanding, net of discount, respectively	50,203	-
Notes payable - non-current	572,495	-
Convertible notes payable, net of unamortized discount – non-current	2,356	-
Deferred revenues - non-current	39,733	224,797
Operating lease liability - non-current	237,961	373,000
Finance lease liability - non-current	83,109	53,480
Total Liabilities	6,600,891	10,146,185

Commitments and Contingencies	-	-
Stockholders’ Deficit
Preferred stock: 337,500 authorized; $0.001 par value Series A Preferred Stock, 150,000 shares designated; $0.001 par value; 150,000 and 1,334 shares issued and outstanding, respectively	150	1
Common stock: 1,000,000,000 authorized; $0.001 par value 522,045 and 4,851 shares issued and outstanding, respectively	522	5
Additional paid in capital	32,027,240	15,214,458
Accumulated deficit	(35,518,584)	(21,610,915)
Total Stockholders’ Deficit	(3,490,672)	(6,396,451)
Total Liabilities and Stockholders’ Deficit	$3,110,219	$3,749,734

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-24

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2020	2019

Revenue	$2,474,627	$1,453,413
Cost of revenue	303,515	117,106
Gross profit	2,171,112	1,336,307

Operating expenses
General and administrative	5,830,703	4,796,652
Sales and marketing	240,894	469,529
Research and development	-	4,205
Total operating expenses	6,071,597	5,270,386

Net loss from operations	(3,900,485)	(3,934,079)

Other income (expense)
Interest expense	(2,517,947)	(1,761,823)
Loss on impairment of intangible asset	-	(1,328,638)
Gain on contingent liability	-	450,000
Loss on settlement and extinguishment of debt	(82,337)	(1,271,329)
Change in fair value of derivative liability	(7,406,416)	7,238,498
Total other income (expense)	(10,006,700)	3,326,708

Loss before income taxes	(13,907,185)	(607,371)
Provision for income taxes	-	-
Net loss	$(13,907,185)	$(607,371)

Dividend on Series B Preferred Stock	(484)	-
Net loss attributable to common stockholders	$(13,907,669)	$(607,371)

Basic and diluted loss per Common Share	$(82.92)	$(132.07)
Basic and diluted weighted average number of common shares outstanding	167,715	4,599

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-25

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Series A				Additional		Total Stockholders’
	Preferred Stock		Common Stock		Paid in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance - December 31, 2018	1,334	$1	3,409	$3	$8,696,166	$(21,003,544)	$(12,307,374)

Common stock issued to settle debt	-	-	1,000	1	3,204,999	-	3,205,000
Stock issuable for asset purchase	-	-	-	-	1,350,000	-	1,350,000
Settlement of stock subscriptions	-	-	168	-	-	-	-
Issuance of restricted stock	-	-	118	-	-	-	-
Warrants on stock subscriptions	-	-	-	-	83,334	-	83,334
Issuance of common stock	-	-	279	1	499,999	-	500,000
Share-based compensation	-	-	-	-	869,960	-	869,960
Stock subscriptions	-	-	-	-	440,000	-	440,000
Share exchange with related party for Data443 additional share issuable	-	-	-	-	70,000	-	70,000
Adjustment of reverse stock split	-	-	877	1	(1)	-	-
Cancellation of share due to settlement of lawsuit	-	-	(1,000)	(1)	1	-	-
Net loss	-	-	-	-	-	(607,371)	(607,371)
Balance - December 31, 2019	1,334	$1	4,851	$5	$15,214,458	$(21,610,915)	$(6,396,451)

Preferred stock issued for service - related party	4,666	5	-	-	158,639	-	158,644
Common stock issued for conversion of debt	-	-	406,475	406	14,359,040	-	14,359,446
Common stock issued for exercised cashless warrant	-	-	19,006	19	(19)	-	-
Common stock issued for asset purchase	-	-	70,388	70	179,930	-	180,000
Resolution of derivative liability upon exercise of warrant	-	-	-	-	406,856	-	406,856
Settlement of stock subscriptions	144,000	144	750	1	(145)	-	-
Stock-based compensation	-	-	20,575	21	1,190,981	-	1,191,002
Beneficial conversion feature	-	-	-	-	517,500	-	517,500
Net loss	-	-	-	-	-	(13,907,669)	(13,907,669)
Balance - December 31, 2020	150,000	$150	522,045	$522	$32,027,240	$(35,518,584)	$(3,490,672)

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-26

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,907,669)	$(607,371)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liability	7,406,416	(7,238,498)
Loss on impairment of asset	-	1,328,638
Gain on contingent liability	-	(450,000)
Loss on settlement and extinguishment of debt	82,337	1,206,329
Stock-based compensation expense	1,349,646	869,960
Depreciation and amortization	1,487,305	1,498,137
Amortization of debt discount	2,110,645	1,460,309
Bad debt	50,800	103,020
Lease liability amortization	25,910	63,984
Penalty interest	25,000	-
Changes in operating assets and liabilities:
Accounts receivable	(123,747)	(596,873)
Inventory	8,301	(8,301)
Prepaid expenses and other assets	807	(20,251)
Accounts payable and accrued liabilities	(161,104)	310,995
Deferred revenue	564,617	924,595
Payroll liability	73,923	28,870
Accrued interest	258,830	248,256
Due to related parties	-	137,264
Accrued consulting expense	-	(87,500)
Deposit	(10,496)	-
Net Cash used in Operating Activities	(758,479)	(828,437)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intellectual property	(315,000)	(269,309)
Purchase of property and equipment	(146,400)	(10,629)
Net Cash used in Investing Activities	(461,400)	(279,938)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes payable	1,502,250	676,000
Proceeds from issuance of common stock	-	940,000
Proceeds from issuance of series B Preferred Stock	50,000	-
Finance lease payments	(73,327)	(20,284)
Proceeds from issuance of notes payable	2,147,996	215,120
Repayment of notes payable	(1,689,846)	(650,000)
Proceeds from related parties	299,173	12,900
Repayment to related parties	(976,257)	(371,623)
Net Cash provided by Financing Activities	1,259,989	802,113

Net change in cash	40,110	(306,262)
Cash, beginning of year	18,673	324,935
Cash, end of year	$58,783	$18,673

Supplemental cash flow information
Cash paid for interest	$83,347	$26,161
Cash paid for taxes	$-	$-

Non-cash Investing and Financing transactions:
Intangible assets acquired through issuance of accounts receivable	$-	$410,000
Intangible assets acquired through license fee payable	$-	$1,445,000
Common stock issued for purchase of intangibles	$180,000	$1,350,000
Settlement of stock subscriptions	$1,640	$-
Common stock issued for exercised cashless warrant	$38,012	$-
Settlement of accrued interest through issuance of convertible notes payable	$-	$-
Settlement of convertible notes payable through issuance of common stock	$3,811,434	$75,000
Resolution of derivative liability upon exercise of warrant	$406,856	-
Resolution of derivative liability upon conversion of debt	$10,548,012	3,130,000
Beneficial conversion feature	$517,500	$-
Equipment paid by capital lease	$159,096	$108,189
Increase in ROU asset and operating lease liability	$-	$469,016
Derivative liability recognized as debt discount	$947,175	$606,000
Cancellation of common stock	$-	$2,000
Settlement of stock subscriptions	$-	$336
Issuance of restricted stock	$-	$237
Accounts payable for purchase of intellectual property	$80,000	$-
Issuance of convertible notes for repayment of due to related party	$150,000	$-
Reclassification of APIC and Derivative	$-	$83,334

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-27

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

NOTE 1: BUSINESS DESCRIPTION

Data443 Risk Mitigation, Inc. (the “Company”) was incorporated as a Nevada corporation on May 4, 1998. On October 15, 2019, the Company changed its name from LandStar, Inc. to Data443 Risk Mitigation, Inc. within the state of Nevada.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements as of December 31, 2020 include the accounts of the Company and its wholly-owned subsidiary, Data 443 Risk Mitigation, Inc., a North Carolina operating company, and the operations of Myriad Software Productions, LLC through September 2018 when it was liquidated. Prior to the acquisition of Data 443 Risk Mitigation, Inc. in North Carolina and the assets of Myriad Software Productions, LLC in 2018, these two entities were controlled by our sole director and officer, Jason Remillard. On November 17, 2017, Mr. Remillard acquired control of LandStar, Inc. through his purchase of all the outstanding Series A preferred shares of the Company, and as a result, these two entities became common controlled entities that require consolidation of results with the reporting company, LandStar, Inc., from the time common control occurred. All intercompany accounts and activities have been eliminated. These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-28

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

Revenue Recognition

The Company derives revenue primarily from contracts for subscription to access our SaaS platforms and, to a much lesser degree, ancillary services provided in connection with subscription services. The Company’s contracts include the performance obligations that require us to provide access to the platforms, usually on an annual subscription. The Company’s contracts are for subscriptions to DataExpressTM, ArcMail, and ARALOCTM, hosting of the platforms and related services. Custom work for specific deliverables is documented in the statements of work. Customers may enter into subscription and various statements of work concurrently or consecutively. Most of the Company’s performance obligations are not considered to be distinct from the subscription to DataExpressTM, ArcMail, and ARALOCTM, hosting of the platform and related services and are combined into a single performance obligation. New statements of work and modifications of contracts are reviewed each reporting period and to assess the nature and characteristics of the new or modified performance obligations on a contract by contract basis.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. The Company had no cash equivalents at December 31, 2020 and 2019.

Accounts Receivable

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company does not currently have any amount recorded as an allowance for doubtful accounts. Based on management’s estimate and based on all accounts being current, the Company has not deemed it necessary to reserve for doubtful accounts at this time.

Deferred Revenue

Deferred revenue mostly consists of service subscriptions received from users in advance of revenue recognition. The increase in the deferred revenue balance for the year ended December 31, 2020 was driven by cash payments from customers in advance of satisfying our performance obligations, offset by revenue recognized that was included in the deferred revenue balance at the beginning of the period.

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Common stock purchase warrants and derivative financial instruments - Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement, or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

F-29

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

Beneficial Conversion Feature - The issuance of the convertible debt described in Note 9, below, generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital). The discount is amortized to interest expense over the term of the convertible debt.

Share-Based Compensation

Employees - The Company accounts for share-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period.

Nonemployees - During June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”) to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees. The Company elected to adopt ASU 2018-07 early. Under the requirements of ASU 2018-07, the Company accounts for share-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

The Company recorded approximately $1,349,646 in share-based compensation expense for the year ended December 31, 2020, compared to approximately $869,960 in share-based compensation expense for the year ended December 31, 2019.

Determining the appropriate fair value model and the related assumptions requires judgment. During the year ended December 31, 2020, the fair value of each option grant was estimated using a Black-Scholes option-pricing model.

The expected volatility represents the historical volatility of the Company’s publicly traded common stock. Due to limited historical data, the Company calculates the expected life based on the mid-point between the vesting date and the contractual term which is in accordance with the simplified method. The expected term for options granted to nonemployees is the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. The Company has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.

Income Taxes

The asset and liability method is used in the Company’s accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company adopted ASC 740 “Income Taxes,” which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits. The determination of recording or releasing tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized.

F-30

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

Intellectual Property

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Property and Equipment

Property and equipment, consisting mostly of computer equipment and software, is recorded at cost reduced by accumulated depreciation and impairment, if any. Depreciation expense is recognized over the assets’ estimated useful lives of three - seven years using the straight-line method. Major additions and improvements are capitalized as additions to the property and equipment accounts, while replacements, maintenance and repairs that do not improve or extend the life of the respective assets, are expensed as incurred. Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts.

Fair Value Measurements

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, note payable, due to related parties and accrued liabilities, are carried at historical cost. At December 31, 2020 and 2019, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments. Management determined that liabilities created by beneficial conversion features associated with the issuance of certain convertible notes payable (see Note 8), meet the criteria of derivatives and are required to be measured at fair value. The fair value of these derivative liabilities was determined during the year based on management’s estimate of the expected future cash flows required to settle the liabilities. As of the end of year, at December 31, 2020 there were no derivative liabilities due to a combination of all convertible notes being either (i) converted into common stock; or, (ii) amended to have a fixed conversion price. This valuation technique involves management’s estimates and judgment based on unobservable inputs and is classified in level 3.

F-31

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

Basic and Diluted Net Loss Per Common Share

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding stock options, warrant and convertible notes.

For the year ended December 31, 2020 and 2019, respectively, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	Year Ended
	December 31,
	2020	2019
	(Shares)	(Shares)
Series A Preferred Stock	150,000,000	1,334,000
Stock options	5,875	188
Warrants	-	937
Convertible notes	130,357	2,139
Total	150,136,232	1,337,264

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Segments

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment and all of the Company’s revenues and operations are currently in the United States.

Recently Issued Accounting Pronouncements

In August 2018, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). ASU 2018-13 is effective for reporting periods beginning after December 15, 2019 and early adoption is permitted. For the Company, the new standard will be effective on January 1, 2020. ASU 2018-13 modifies prior disclosure requirements for fair value measurement. ASU 2018-13 removes certain disclosure requirements related to the fair value hierarchy, such as removing the requirement to disclose the amount of and reasons for transfers between Level 1 and Level 2, modifies existing disclosure requirements related to measurement uncertainty, and adds new disclosure requirements, such as disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurement. The impact of this new standard on the Company’s consolidated financial statements is not material.

F-32

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

In August 2018, the FASB issued ASU No. 2018-15, Internal-Use Software (Subtopic 350-40)—Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract (“ASU 2018-15”). ASU 2018-15 is effective for reporting periods beginning after December 15, 2019 and early adoption is permitted. For the Company, the new standard will be effective on January 1, 2020. ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license), by requiring a customer in a cloud computing arrangement that is a service contract to capitalize certain implementation costs as if the arrangement was an internal-use software project. The impact of this new standard on the Company’s consolidated financial statements has not been material.

We adopted recently issued accounting pronouncements in 2019, and we believe that none had a significant impact on our financial position, balance sheet, results of operations, or cash flow, except for ASC Update No. 2016-02—Leases, which requires organizations to recognize lease assets and lease liabilities on the balance sheet for leases classified as operating leases under previous GAAP. ASU 2016-02 requires that a lessee should recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term on the balance sheet. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) using a modified retrospective approach and early adoption is permitted. Data443 adopted ASU 2016-02 in the first quarter of 2019. See Note 5 for more complete details on balances at December 31, 2020.

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance will be effective for entities for the fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 on a prospective basis, with early adoption permitted. We will adopt the new standard effective January 1, 2021 and do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

NOTE 3: LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements have been prepared (i) in accordance with accounting principles generally accepted in the United States, and (ii) assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated significant income to date. The Company is subject to the risks and uncertainties associated with a business with no substantive revenue, as well as limitations on its operating capital resources. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. In light of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise capital and generate revenue and profits in the future.

During 2018, the Company made two product acquisitions, ClassiDocs™, and ARALOC™, and completed the acquisition of one entity, Data443 Risk Mitigation, Inc. (“Data443”), the North Carolina operating company. During 2019, the Company completed the acquisition of selected assets of DataExpress™; and, completed a transaction under which the Company licensed the assets of ArcMail™. During the period ending September 30, 2020, the Company has completed the acquisition of selected assets of FileFacets™, and selected assets of Intelly WP™. The Company is actively seeking new products and entities to acquire, with several candidates identified. The Company has developed, and continues to develop, large scale relationships with cyber security, marketing and product organizations, and to market and promote ClassiDocs and other products the Company may develop or acquire. As of December 31, 2020, the Company had negative net working capital; an accumulated deficit; and, had reduced its operating losses. Subsequent to the year ended December 31, 2020, in order to meet capital requirements the Company raised net proceeds of (i) $110,000 from the sale of Series B Preferred Stock; (ii) $490,000 from the sale of its Common Stock; and, (iii) $114,500 from the sale of a promissory note. See Note 16, “Subsequent Events”, for further details.

We continue to monitor the effects COVID-19 could have on our operations and liquidity including our ability to collect account receivable timely from our customers due to the economic impacts COVID-19 could have on the general economy. COVID-19 has also impacted our ability to travel, meet distribution partners in their offices, present at tradeshows, and perform other enterprise-related sales functions. Many customers have still yet to return to their pre-pandemic “normal” office working conditions. These continued operating conditions have impacted our ability to execute and deploy some of our normal sales and marketing activities. While we are not unique in this position, these factors, among others, raise some doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-33

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

NOTE 4: PROPERTY AND EQUIPMENT

The following table summarizes the components of the Company’s property and equipment as of the dates presented:

	December 31,	December 31,
	2020	2019
Furniture and Fixtures	$2,991	$2,991
Computer Equipment	421,323	115,827
Accumulated depreciation	(99,965)	(18,691)
Property and equipment, net of accumulated depreciation	$324,349	$100,127

Depreciation expense for the years ended December 31, 2020 and 2019, was $81,274 and $18,691, respectively.

During the years ended December 31, 2020 and 2019, the Company acquired property and equipment of $305,496 and $10,629, respectively.

NOTE 5: INTELLECTUAL PROPERTY

On February 7, 2019, the Company entered into an Exclusive License and Management Agreement (the “License Agreement”) with WALA, INC., which conducts business under the name ArcMail Technology (“ArcMail”). Under the License Agreement, the Company was granted the exclusive right and license to receive all benefits from the marketing, selling and licensing, of the ArcMail business products, including, without limitation, the good will of the business. The term of the License Agreement is twenty-seven (27) months, with the following payments to be made by the Company to ArcMail: (i) $200,000 upon signing the License Agreement; (ii) monthly payments starting 30 days after the execution of the License Agreement in the amount of $25,000 per month during months 1-6; (iii) monthly payments in the amount of $30,000 per month during months 7-17; and (iii) in month 18, final payment in the amount of $765,000. As of December 31, 2019, the balance of payments due under the License Agreement was $1,094,691. In connection with the execution of the License Agreement, two other agreements were also executed: (a) a Stock Purchase Rights Agreement, under which the Company has the right, though not the obligation, to acquire 100% of the issued and outstanding shares of stock of ArcMail from Rory Welch, the CEO of ArcMail (the right can be exercised over a period of 27 months); and (b) a Business Covenants Agreement, under which ArcMail and Mr. Welch agreed to not compete with the Company’s use of the ArcMail business under the License Agreement for a period of twenty-four (24) months. Mr. Welch shall continue to serve as ArcMail’s CEO. The Company has not purchased any outstanding shares under the Stock Purchase Rights Agreement. As of September 30, 2020, the Company terminated all agreements with Mr. Welch and ArcMail. The Company continued to use all assets under the License Agreement and was finalizing an agreement with the creditors of Mr. Welch and ArcMail (the creditors have taken ownership of the assets) for the Company’s continued use of all assets. Subsequent to the year end, the Company reached the agreement and issued notes payable of $1,404,000 to settle license fee payable of $1,094,691. It was considered as an unrecognized subsequent event for the extinguishment of debt.

On September 16, 2019, the Company entered into an Asset Purchase Agreement (the “APA”) with DMBGroup, LLC (“DMB”) to acquire certain assets collectively known as DataExpress™, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of approximately $98,000 in liabilities and, (iv) approximately 60,813 shares of our common stock, representing $1,350,000.

During the year ended December 31, 2020 and 2019, the Company recorded impairment loss of $0 and $1,328,638, respectively. During the year ended December 31, 2019, we determined that the implied fair value of the intellectual property of DataExpress™ was substantially below the carrying value of the asset. This determination was based upon estimating the future income over the useful life of the asset and discounting it using an internal rate of return. Accordingly, we recognized an impairment loss of $1,328,638. This was based upon the following facts: (i) impairment loss is the difference of the purchase cost for DataExpress™ and the estimated fair value of DataExpress™; (ii) DataExpress™ fair value was determined using an income approach model; (iii) fair value of consideration paid by the Company was $2,716,689 at acquisition date; (iv) December 31, 2019 book value (after amortization) was $2,490,298; (v) fair value of DataExpress™ at December 31, 2019 valuation date was determined to be $1,161,660; and, (vi) December 31, 2019 impairment loss was $1,328,638 (book value less estimated fair value of DataExpress™).

On August 13, 2020, the Company entered into an Asset Purchase Agreement to acquire certain assets collectively known as FileFacets™, a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops. The total purchase price was $135,000, which amount was paid in full at the closing of the transaction.

On September 21, 2020, the Company entered into an Asset Purchase Agreement with the owners of a business known as IntellyWP™, to acquire the intellectual property rights and certain assets collectively known as IntellyWP™, an Italy-based developer that produces WordPress plug-ins that enhance the overall user experience for webmaster and end users. The total purchase price of $135,000 consists of: (i) a $55,000 cash payment at closing; (ii) a cash payment of $40,000 upon completion of certain training; and, (iii) a cash payment of $40,000 upon the Company collecting $25,000 from the assets acquired in the subject transaction.

On October 8, 2020, the Company entered into an Asset Purchase Agreement with Resilient Network Systems, Inc. (“RNS”) to acquire the intellectual property rights and certain assets collectively known as Resilient Networks™, a Silicon Valley based SaaS platform that performs SSO and adaptive access control “on the fly” with sophisticated and flexible policy workflows for authentication and authorization. The total purchase price of $305,000 consists of: (i) a $125,000 cash payment at closing; and, (ii) the issuance of 9,575 shares of our common stock to RNS.

F-34

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

The following table summarizes the components of the Company’s intellectual property as of the dates presented:

	December 31,	December 31,
	2020	2019

Intellectual property:
Word press GDPR rights	$46,800	$46,800
ARALOC™	1,850,000	1,850,000
ArcMail License	1,445,000	1,445,000
DataExpressTM	1,388,051	1,388,051
FileFacetsTM	135,000	-
IntellyWP™	135,000	-
Resilient Network Systems	305,000	-
	5,304,851	4,729,851
Accumulated amortization	(2,993,944)	(1,587,913)
Intellectual property, net of accumulated amortization	$2,310,907	$3,141,938

The Company recognized amortization expense of approximately $1,406,031 and $1,479,446 for the years ended December 31, 2020 and 2019, respectively.

Based on the carrying value of definite-lived intangible assets as of December 31, 2020, we estimate our amortization expense for the next five years will be as follows:

Amortization
Year Ended December 31,	Expense
2021	$966,088
2022	860,484
2023	441,584
2024	27,000
Thereafter	15,750
2,310,907

NOTE 6: ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following table summarizes the components of the Company’s accounts payable and accrued liabilities as of the dates presented:

	December 31,	December 31,
	2020	2019

Accounts payable	$178,319	$339,882
Credit cards and accrued liabilities	222,695	68,313
	$401,014	$408,195

NOTE 7: DEFERRED REVENUE

Changes in deferred revenue were as follows:

	December 31,	December 31,
	2020	2019
Balance, beginning of period	$953,546	$28,951
Deferral of revenue	2,961,749	2,418,820
Recognition of deferred revenue	(2,397,132)	(1,494,225)
Balance, end of period	$1,518,163	$953,546

Current	$1,478,430	$728,749
Non-current	39,733	224,797
	$1,518,163	$953,546

NOTE 8: LEASES

Operating lease

We have noncancelable operating leases for our office facility that expire in 2024. The operating lease has renewal options and rent escalation clauses. On July 1, 2020, the Company renegotiated the office lease to obtain rent expense relief for the months of April 2020 – December 2020.

Lease right-of-use assets represent the right to use an underlying asset pursuant to the lease for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. Lease right-of-use assets and lease liabilities are recognized at the commencement of an arrangement where it is determined at inception that a lease exists. These assets and liabilities are initially recognized based on the present value of lease payments over the lease term calculated using our estimated incremental borrowing rate generally applicable to the location of the lease right-of-use asset, unless an implicit rate is readily determinable. We combine lease and certain non-lease components in determining the lease payments subject to the initial present value calculation. Lease right-of-use assets include upfront lease payments and exclude lease incentives, if applicable. When lease terms include an option to extend the lease, we have not assumed the options will be exercised.

Lease expense for operating leases generally consist of both fixed and variable components. Expense related to fixed lease payments are recognized on a straight-line basis over the lease term. Variable lease payments are generally expensed as incurred, where applicable, and include agreed-upon changes in rent, certain non-lease components, such as maintenance and other services provided by the lessor, and other charges included in the lease. Leases with an initial term of twelve months or less are not recorded on the balance sheet. We recognized total lease expense of approximately $100,910 and $111,484 for the year ended December 31, 2020 and 2019, respectively, primarily related to operating lease costs paid to lessors from operating cash flows. As of December 31, 2020 and 2019, the Company recorded security deposit of $10,000. We entered into our operating lease in January 2019.

F-35

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

Future minimum lease payments under operating leases that have initial noncancelable lease terms in excess of one year at December 31, 2020 were as follows:

Total
Year Ended December 31,
2021	$123,600
2022	127,300
2023	131,150
Thereafter	-
382,050
Less: Imputed interest	(43,919)
Operating lease liabilities	338,131

Operating lease liability – current	100,170
Operating lease liability - non-current	$237,961

The following summarizes other supplemental information about the Company’s operating lease as of December 31, 2020:

Weighted average discount rate	8%
Weighted average remaining lease term (years)	3.04

Finance lease

The Company leases computer and hardware under non-cancellable capital lease arrangements. The term of those capital leases is 3 years and annual interest rate is 12%. At December 31, 2020 and 2019, capital lease obligations included in current liabilities were $90,565 and $34,425, respectively, and capital lease obligations included in long-term liabilities were $83,109 and $53,480, respectively. As of December 31, 2020 and 2019, the Company recorded security deposit of $10,944.

At December 31, 2020, future minimum lease payments under the finance lease obligations, are as follows:

Total

2021	$106,532
2022	78,379
2023	10,496
Thereafter	-
195,407
Less: Imputed interest	(21,733)
Finance lease liabilities	173,674

Finance lease liability – current	90,565
Finance lease liability - non-current	$83,109

F-36

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

As of December 31, 2020 and December 31, 2019, finance lease assets are included in property and equipment as follows:

	December 31,	December 31,
	2020	2019
Finance lease assets	$267,284	$109,280
Accumulated depreciation	(87,337)	(17,672)
Finance lease assets, net of accumulated depreciation	$179,947	$91,608

NOTE 9: CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	December 31,	December 31,
	2020	2019
Convertible Notes - originated in September 2018	$-	$1,700,000
Convertible Notes - originated in October 2018	-	444,150
Convertible Notes - originated in October 2018	-	608,850
Convertible Notes - originated in April 2019	-	600,000
Convertible Notes - originated in June 2019	-	63,000
Convertible Notes - originated in November 2019	-	38,000
Convertible Notes - originated in December 2019	-	38,000
Convertible Notes - Issued in fiscal year 2020	1,526,000	-
	1,526,000	3,492,000
Less debt discount and debt issuance cost	(282,232)	(279,214)
	1,243,768	3,212,786
Less current portion of convertible notes payable	1,243,768	3,212,786
Long-term convertible notes payable	$-	$-

During the years ended December 31, 2020 and 2019, the Company recognized interest expense of $274,857 and $246,914, and amortization of debt discount, included in interest expense of $1,576,907 and $1,460,309, respectively.

Replacement of note

During the twelve months ended December 31, 2020, the Company assigned a portion of note with outstanding principal amounts of $150,000 to a lender. Our CEO paid $135,000 to repay a principal amount of $81,000 on behalf of the company. As a result, the Company recorded due to related party of $135,000 and loss on settlement of debt of $54,000.

Effective September 30, 2020, the Company exchanged (i) its convertible promissory note originally issued on March 20, 2020 in the amount of $125,000 (referred to herein as the Granite Note); and, (ii) the Common Stock Purchase Warrant dated 18 March 2020 for the issuance of one hundred twenty-five (125) shares of Company Common Stock (the “Granite Warrant”) for the issuance of a new convertible promissory note issued in favor of Blue Citi LLC in the amount of $325,000 (the “Exchange Note”). Both the Granite Note and the Granite Warrant were cancelled as a result of the exchange and the issuance of the Exchange Note. Terms of the Exchange Note include, without limitation, the following:

a.	Principal balance of $325,000, which includes all accrued and unpaid interest on the Granite Note;

b.	No further interest shall accrue so long as there is no event of default;

c.	Conversions into common stock under the Exchange Note shall be effected at the lowest closing stock price during the five (5) days preceding any conversion, with -0- discount and a conversion price not below $14;

d.	No prepayment premiums or penalties; and

e.	Maturity date of September 30, 2021 (the Exchange Note was converted in full in February 2021).

F-37

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

Effective November 17, 2020, the Company entered into a Settlement and Release Agreement (the “Settlement Agreement”) with an existing lender to, among things, settle all dispute regarding a convertible promissory note, and exchanged that note for a newly issued note. The disputed note, referred to herein as the “Smea2z Note”, was originally issued on October 23, 2018 in favor of Smea2z LLC in the original principal amount of Two Hundred Twenty Thousand Dollars ($220,000). Subsequent to the issuance of the Smea2z Note, a series of agreements were executed which amended various terms and conditions of the Smea2z Note, resulting in, among other things, a purported principal balance of Six Hundred Thousand Eight Hundred Fifty Dollars ($608,850). As a result of the Settlement Agreement, the Smea2z Note was cancelled, and a new note was issued (the “Exchange Note”) in exchange for the Smea2z Note. The Exchange Note was issued as of November 17, 2020 in the reduced original principal amount of Four Hundred Thousand Dollars ($400,000). The Exchange Note further provides as follows:

a.	No further interest shall accrue so long as there is no event of default;

b.	Maturity date remains the same: 30 June 2021 (the Exchange Note was converted in full in February 2021);

c.	No right to prepay;

d.	Conversion price is fixed at $7.00;

e.	Typical events of default for such a note, as well as a default in the event the closing price for the Company’s common stock is less than $7.00 for at least 5-consecutive days; and

f.	Leak out provision:

	1.	One conversion per week, for no more than forty million shares;

	2.	If the trading volume for the Company’s common stock exceeds twenty five thousand shares on any day, a second conversion may be exercised during that week, again for no more than twenty thousand shares (a total of forty thousand shares for that week).

Effective November 18, 2020, the Company entered into an agreement with three existing investors in the Company (the “Warrant Holders”), each of which was the holder of warrants issued the Company. The total number of warrants (collectively, the “Exchanged Warrants”) held by the Warrant Holders totaled 309. The Company and the Warrant Holders agreed to exchange the Exchanged Warrants for three newly issued promissory notes (the “Warrant Exchange Notes”). As a result of the exchange, the Exchanged Warrants were cancelled and of no further force and effect. The Warrants Exchange Notes were issued as of November 18, 2020, in the total original principal amount of One Hundred Thousand Dollars ($100,000). The Warrant Exchange Notes further provide as follows: (i) interest accrues at 5% per annum; (ii) maturity date of November 18, 2025; (iii) no right to prepay; (iv) fixed conversion price of $0.01; and, (v) typical events of default for such a note.

Conversion

During the year ended December 31, 2020, the Company converted notes with principal amounts and accrued interest of $3,811,434 into 406,475 shares of common stock. The corresponding derivative liability at the date of conversion of $10,548,012 was credited to additional paid in capital.

F-38

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

Convertible notes payable consists of the following:

Promissory Notes - Issued in fiscal year 2018

On December 31, 2019, the Company entered into an Amendment and Forbearance Agreement with note holders of the 2018 notes. Under this agreement, note holders agreed to forbear from enforcing its rights under the note with regard to certain possible events of default, and further agreed to amend the note as follows:

●	Terms ranging from 4 months to 15 months.

●	Annual interest rates: 12%.

●	Convertible at the option of the holders at earlier of (i) January 12, 2020 or April 15, 2020 or (ii) any event of default under the note.

●	The conversion price shall be equal to 60% of the lesser of the lowest trading price of the Company’s common stock for (i) the 20 days immediately preceding December 31, 2019 or (ii) the 20 days immediately preceding the date of conversion.

As a result of an amendment and forbearance agreement, the Company recognized the settlement of original debt and recorded loss on settlement of debt of $1,206,329 during the year ended December 31, 2019.

As of December 31, 2020, there were no outstanding notes that were issued in fiscal year 2018.

Promissory Notes - Issued in fiscal year 2019

During the year ended December 31, 2019, the Company issued a total of $739,000 of notes with the following terms:

●	Terms: 12 months.

●	Annual interest rates of 10% - 12%.

●	Convertible at the option of the holders at 4 months or 180 days after issuance date.

●	Conversion prices are typically based on the discounted (39% to 50% discount) average closing prices or lowest trading prices of the Company’s shares during various periods prior to conversion.

●	Certain note allows the principal amount will increase by $15,000 and the discount rate of conversion price will decrease by 10% if the conversion price is less than $10.00.

The notes include original issue discounts and financing costs totaling to $63,000 and the Company received cash of $676,000.

As of December 31, 2020, there were no outstanding notes that were issued in fiscal year 2019.

Promissory Notes - Issued in fiscal year 2020

During the twelve months ended December 31, 2020, the Company issued a total of $2,466,500 of notes with the following terms:

●	Terms ranging from 5 months to 60 months.

●	Annual interest rates of 0% - 25%.

●	Convertible at the option of the holders at issuance date, after maturity date or 6 months after issuance date.

●	Conversion prices are typically based on the discounted (25% to 50% discount) average closing prices or lowest trading prices of the Company’s shares during various periods prior to conversion. Certain note has a fixed conversion price ranging from $2.00 to $14.00. Certain note has a fixed conversion price of $1,000.00 for the first 5 months. Certain note allows the principal amount will increase by $15,000 and the discount rate of conversion price will decrease by 18% if the conversion price is less than $20.00.

The Company determined that the conversion features, in the convertible notes, met the definition of a liability in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and therefore bifurcated the embedded conversion options once the notes become convertible and accounted for it as a derivative liability. The fair value of the conversion feature was recorded as a debt discount and amortized to interest expense over the term of the note.

The Company valued the conversion feature using the Binomial pricing model. The fair value of the derivative liability for all the notes that became convertible, including the notes issued in prior years, during the twelve months ended December 31, 2020 amounted to $10,854,214, and $947,175 of the value assigned to the derivative liability was recognized as a debt discount to the notes, while the balance of $9,907,039 was recognized as a “day 1” derivative loss.

As of December 31, 2020, $1,526,000 notes that were issued in fiscal year 2020 were outstanding.

NOTE 10: DERIVATIVE LIABILITIES

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

The Company determined our derivative liabilities to be a Level 3 fair value measurement during the year based on management’s estimate of the expected future cash flows required to settle the liabilities, and used the Binomial pricing model to calculate the fair value as of December 31, 2020. As of the end of year, at December 31, 2020 there were no derivative liabilities. The Binomial model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note and warrant is estimated using the Binomial valuation model.

F-39

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

For the years ended December 31, 2020 and, 2019, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2020	2019
Expected term	0.02 - 5.00 years	0.25 - 5.00 years
Expected average volatility	187%- 464%	160%- 305%
Expected dividend yield	-	-
Risk-free interest rate	0.01% - 1.57%	1.55% - 2.50%

The following table summarizes the changes in the derivative liabilities during the years ended December 31, 2020 and 2019:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Derivative liability as of December 31, 2018	$12,447,109

Addition of new derivatives recognized as debt discounts	606,000
Addition of new derivatives recognized as day-one loss	1,544,785
Derivative liabilities settled upon conversion of convertible note	(3,130,000)
Reclassification from APIC to derivative due to tainted instruments	167,544
Reclassification to APIC from derivative due to not tainted instruments	(250,878)
Change in derivative liabilities recognized as loss on derivative	(8,783,283)
Derivative liability as of December 31, 2019	$2,601,277

Addition of new derivatives recognized as debt discounts	947,175
Addition of new derivatives recognized as day-one loss	9,907,039
Derivative liabilities settled upon conversion of convertible note	(10,954,868)
Change in derivative liabilities recognized as loss on derivative	(2,500,623)
Derivative liability as of December 31, 2020	$-

The aggregate gain (loss) on derivatives during the years ended December 31, 2020 and 2019 was ($7,406,416) and $7,238,498, respectively.

F-40

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

NOTE 11: NOTES PAYABLE

Notes payable consists of the following:

	December 31,	December 31,
	2020	2019	Maturity	Interest Rate
10% Promissory note - originated in October 2019	$25,060	$25,060	Due on demand	10.0%
Promissory note - originated in October 2019	25,060	25,060	Due on demand	10.0%
Promissory note - originated in November 2019	-	115,000	Due on August 19, 2020	10.0%
Promissory note - originated in April 2020	10,000	-	Due on demand	No interest
Paycheck Protection Program Promissory note - originated in April 2020 (1)	339,000	-	2 years	1.0%
Economic Injury Disaster Loan - originated in May 2020 (2)	150,000	-	30 years	3.75%
Promissory note - originated in June 2020	43,356	-	$3,942.86 daily payment	16.0%
Promissory note - originated in September 2020	80,730	-	$2,873.89 monthly payment for 36 months	14.0%
Promissory note - originated in October 2020	158,169	-	$2,293.31 daily payment	25.0%
Promissory note - originated in November 2020	170,886	-	$4,497.00 daily payment	25.0%
Promissory note - originated in November 2020	394,846	-	$6,999.00 daily payment	25.0%
Promissory note - originated in December 2020	50,030	-	$1,854.41 monthly payment for 36 months	8.0%
	1,447,137	165,120
Less debt discount and debt issuance cost	(289,332)	-
	1,157,805	165,120
Less current portion of promissory notes payable	585,310	-
Long-term promissory notes payable	$572,495	$165,120

(1)	In response to the Coronavirus (COVID-19) pandemic, the US Government passed the Coronavirus Aid, Relief, and Economic Security (CARES) Act on March 27, 2020. The CARES Act provides fast and direct economic assistance for entrepreneurs and small businesses through the US Small Business Administration (“SBA”).

During the period, the Company received a loan issued under the CARES Act program - Paycheck Protection Program (“PPP”). This loan program provides small businesses with funds to pay up to 8 weeks of payroll costs including benefits. Funds can also be used to pay interest on mortgages, rent, and utilities.

Under the PPP, the Company may apply to have certain amounts forgiven under the direction of the Administrator of the SBA providing that the Company satisfies certain criteria. Repayment of the PPP loan will commence earlier of when the SBA remits the forgiveness amount to the lender or the Maturity Date.

(2)	The Company received an advance under the Economic Injury Disaster Loan (EIDL) program.

As the Company received an EIDL advance and a PPP loan, the EIDL advance portion will be applied against the PPP forgiveness amount as repayment to the SBA upon approval of the PPP forgiveness application.

During the year ended December 31, 2020, the Company recognized interest expense of $34,331, and amortization of debt discount, included in interest expense of $534,535, respectively.

During the years ended December 31, 2020 and 2019, the Company issued a total of $4,375,864 and $215,120, less discount of $823,868 and $0 and repaid $1,689,845 and $650,000, respectively.

NOTE 12: CAPITAL STOCK AND REVERSE STOCK SPLIT

Changes in Authorized Shares

On October 14, 2019, the Company filed an amendment to its Articles of Incorporation to effect a 1-for-750 reverse stock split of its issued and outstanding shares of common and preferred shares, each with $0.001 par value. All per share amounts and number of shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split.

On March 5, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 250,000,000.

On April 15, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 750,000,000.

On August 17, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1,500,000,000.

On November 25, 2020 the Company filed a Certificate of Designation to authorize and create its Series B Preferred shares, consisting of 80,000 shares, $0.001 par value.

On December 15, 2020 the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1,800,000,000.

Preferred Stock

As of December 31, 2020, the Company is authorized to issue 337,500 shares of preferred stock with a par value of $0.001, of which 150,000 shares have been designated as Series A, and 80,000 shares have been designated as Series B.

As of December 31, 2020, and December 31, 2019, 150,000 and 1,334 shares of Series A were issued and outstanding, respectively. Each share of Series A was (i) convertible into 1,000 shares of common stock, and (ii) entitled to vote 15,000 shares of common stock on all matters submitted to a vote by shareholders voting common stock. All issued and outstanding shares of Series A Preferred Stock are held by Mr. Jason Remillard, sole director of the Company. During the year ended December 31, 2020, the Company issued a total of 148,666 shares of Series A preferred stock to Mr. Remillard.

F-41

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

As of December 31, 2020, and December 31, 2019, 5,300 and -0- shares of Series B were issued and outstanding, respectively. Each share of Series B (i) has a stated value of Ten Dollars ($10.00) per share; (ii) are convertible into common stock at a price per share equal to sixty one percent (61%) of the lowest price for the Company’s common stock during the twenty (20) day of trading preceding the date of the conversion; (iii) earn dividends at the rate of nine percent (9%) per annum; and, (iv) generally have no voting rights. During the year ended December 31, 2020, the Company issued a total of 5,300 shares of Series B preferred stock to Geneva Roth Remark Holdings, Inc.

Common Stock

As of December 31, 2020, the Company is authorized to issue 1,800,000,000 shares of common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of December 31, 2020 and December 31, 2019, respectively, was 522,045 and 4,851 shares, respectively.

During the year ended December 31, 2020, the Company issued common stock as follows,

●	406,475 shares issued for conversion of debt

●	60,813 shares issued for the settlement of stock payable of acquisition DataExpress™

●	750 shares issued for the settlement of stock subscription

●	5,968 shares issued pursuance to S-8, of which 3,000 shares were issued to Mr. Remillard, who has not sold any of his shares (common or preferred)

●	250 shares issued for compensation to our former CFO (who has since sold all of his shares)

●	19,006 shares issued for cashless warrant

●	9,575 shares issued for asset purchase

●	14,357 shares issued for service

Warrants

The Company identified conversion features embedded within warrants issued during the period ended December 31, 2020. The Company has determined that the conversion feature of the Warrants represents an embedded derivative since the conversion price includes a reset provision which could cause adjustments upon conversion. During the year ended December 31, 2020, 165 warrants were granted, for a period of five years from issuance, at price of $1,000 per share. However, as of September 30, 2020, 125 of these original warrants, as reset, were completely cancelled and are all null and void in all respects as part of the consideration for the issuance of the Exchange Note.

As a result of the reset features, the warrants increased by 183,353 for the period ended December 31, 2020, and the total warrants exercisable into 184,455 shares of common stock at a weighted average exercise price of $10.2 per share as of December 31, 2020. The reset feature of warrants was effective at the time that a separate convertible instrument with lower exercise price was issued. We accounted for the issuance of the Warrants as a derivative.

During the year ended December 31, 2020, the Company entered into an agreement with three existing investors in the Company (the “Holders”), each of which was the holder of warrants issued the Company. The total number of warrants (collectively, the “Warrants”) held by the Holders totaled 165,125. The Company and the Holders agreed to exchange the Warrants for three newly issued convertible promissory notes. As a result of the exchange, the Company recorded loss on settlement of $100,000.

On December 11, 2020, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Triton Funds LP, a Delaware limited partnership (“Triton”). Pursuant to the Purchase Agreement, subject to certain conditions set forth in the Purchase Agreement, Triton is obligated to purchase up to One Million Dollars ($1,000,000) of the Company’s common stock from time-to-time. The Company also granted to Triton warrants to purchase 50,000 shares of the Company’s Common Stock. The exercise price for the warrants is $20 per share, and may be exercised at any time, in whole or in part, prior to December 11, 2025. The Warrant Agreement provides for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to future corporate events. The Warrant Agreement also contains a limited cashless exercise feature, providing for the cashless exercise of 10,000 shares only upon the Company’s failure to secure the effectiveness of the Registration Statement, which is to include all shares under the Warrant Agreement.

A summary of activity during the period ended December 31, 2020 follows:

	Warrants Outstanding
		Weighted Average
	Shares	Exercise Price
Outstanding, December 31, 2018	34	$6.00
Granted	275	3.73
Reset feature	628	1.30
Exercised	-	-
Forfeited/canceled	-	-
Outstanding, December 31, 2019	937	$982.80
Granted	50,165	28.40
Reset feature	183,352	10.20
Exercised	(19,329)	10.20
Forfeited/canceled	(165,125)	6.40
Outstanding, December 31, 2020	50,000	$20.00

F-42

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

The following table summarizes information relating to outstanding and exercisable warrants as of December 31, 2020:

Warrants Outstanding			Warrants Exercisable
Number of	Weighted Average Remaining Contractual life	Weighted Average	Number of	Weighted Average
Shares	(in years)	Exercise Price	Shares	Exercise Price
50,000	4.95	$20	50,000	$20

NOTE 13: INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and deferred tax liabilities are as follows as of December 31:

	December 31,	December 31,
	2020	2019

Non-operating loss carryforward	$4,014,000	$3,016,000
Valuation allowance	(4,014,000)	(3,016,000)
Net deferred tax asset	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. During 2020 the valuation allowance increased by $998,000. The Company has net operating and economic loss carry-forwards of approximately $15,754,000 available to offset future federal and state taxable income.

A reconciliation between expected income taxes, computed at the federal income tax rate of 21% applied to the pretax accounting loss, and our blended state income tax rate of 2.0%, and the income tax net expense included in the consolidated statements of operations for the years ended December 31, 2020 and 2019 is as follows:

	Year Ended
	December 31,
	2020	2019

Loss for the year	$(13,907,185)	$(607,371)

Income tax (recovery) at statutory rate	$(2,921,000)	$(128,000)
State income tax expense, net of federal tax effect	(270,000)	(12,000)
Permanent difference and other	2,201,000	(1,100,000)
Change in valuation allowance	998,000	1,240,000
Income tax expense per books	$-	$-

The effective tax rate of 0% differs from our statutory rate of 21% primarily due to the effect of non-deductible income and expenses. Tax returns for the years ended 2013 – 2020, are subject to review by the tax authorities.

F-43

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

NOTE 14: SHARE-BASED COMPENSATION

Stock Options

During the years ended December 31, 2020 and 2019, the Company granted options for the purchase of the Company’s common stock to certain employees, consultants and advisors as consideration for services rendered. The terms of the stock option grants are determined by the Company’s Board of Directors. The Company’s stock options generally vest upon the one-year anniversary date of the grant and have a maximum term of ten years.

The following summarizes the stock option activity for the years ended December 31, 2020 and 2019:

	Options Outstanding	Weighted-Average Exercise Price
Balance as of December 31, 2018	83	$6,900
Grants of stock options	148	2,180
Cancelled stock options	(43)	7,640
Balance as of December 31, 2019	188	$3,720
Grants	6,252	40.81
Exercised	(64)	4,229
Cancelled	(501)	228.09
Balance as of December 31, 2020	5,875	$96.99

The weighted average grant date fair value of stock options granted during the year ended December 31, 2020 and 2019 was $40 and $1,440, respectively. The total fair value of stock options that granted during the year ended December 31, 2020 and 2019 was approximately $251,117 and $211,838, respectively. The fair value of each stock option is estimated on the date of grant using the Black-Scholes-Merton option pricing model with the following weighted average assumptions for stock options granted during the year ended December 31, 2020 and 2019:

	2020	2019
Expected term (years)	5.7	2.8
Expected stock price volatility	316.43%	153.58%
Weighted-average risk-free interest rate	0.40%	1.13%
Expected dividend	$0.00	$0.00

Volatility is a measure of the amount by which a financial variable such as share price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The Company estimates expected volatility giving primary consideration to the historical volatility of its common stock. The risk-free interest rate is based on the published yield available on U.S. Treasury issues with an equivalent term remaining equal to the expected life of the stock option. The expected lives of the stock options represent the estimated period of time until exercise or forfeiture and are based on the simplified method of using the mid-point between the vesting term and the original contractual term.

The following summarizes certain information about stock options vested and expected to vest as of December 31, 2020:

	Weighted-Average Number of	Remaining Contractual Life	Weighted- Average
	Options	(In Years)	Exercise Price
Outstanding	5,875	9.51	$96.99
Exercisable	328	9.07	$851.45
Expected to vest	5,547	9.54	$52.41

As of December 31, 2020 and December 31, 2019, there was $211,661 and $18,229, respectively, of total unrecognized compensation cost related to non-vested stock-based compensation arrangements which is expected to be recognized within the next year.

F-44

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

Restricted Stock Awards

During the years ended December 31, 2020 and 2019, the Company issued restricted stock awards for shares of common stock which have been reserved for the holders of the awards. Restricted stock awards were issued to certain consultants and advisors as consideration for services rendered. The terms of the restricted stock units are determined by the Company’s Board of Directors. The Company’s restricted stock shares generally vest over a period of one year and have a maximum term of ten years.

The following summarizes the restricted stock activity for the years ended December 31, 2020 and 2019:

		Weighted-Average
	Shares	Fair Value
Balance as of December 31, 2018	63	$7,400
Shares of restricted stock granted	451	1,560
Exercised	(131)	3,340
Cancelled	(121)	1,900
Balance as of December 31, 2019	262	1,931
Shares of restricted stock granted	7,131	31.64
Exercised	-	-
Cancelled	(37)	1,200
Balance as of December 31, 2020	7,356	93.61

	December 31,	December 31,
Number of Restricted Stock Awards	2020	2019
Vested	226	28
Non-vested	7,130	234

As of December 31, 2020 and December 31, 2019, there was $144,964 and $147,743, respectively, of total unrecognized compensation cost related to non-vested stock-based compensation, which is expected to be recognized over the next year.

NOTE 15: RELATED PARTY TRANSACTIONS

Jason Remillard is our Chief Executive Officer and sole director. Through his ownership of Series A Preferred Shares, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders.

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC, which is owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of: (i) $50,000 paid at closing; (ii) $250,000 in the form of our promissory note; and (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 800 shares of our common stock. The shares were issued in the form of 144,000 shares of the Company’s Series A preferred stock as part of the consideration under the Share Settlement Agreement dated August 14, 2020.

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC, as discussed in Note 4. Amounts owed to DMBGroup, LLC including the note payable of $940,000 and member loans of $97,689 were recorded as amounts due to a related party. During the year ended December 31, 2020, the Company repaid note payable of $458,275 including interest expense of $35,096. As of December 31, 2020 and December 31, 2019, the company had recorded a liability to DMBGroup totaling $405,382 and $828,561, respectively.

During the year ended December 31, 2020, our CEO paid operating expenses of $299,173 on behalf of the Company and the Company repaid $303,079 to our CEO. During the year ended December 31, 2019, the Company borrowed $12,900 from our CEO and repaid $162,495, and our CEO paid operating expenses of $137,264 on behalf of the Company.

During the year ended December 31, 2020, our CEO repaid $135,000 to purchase convertible note of $81,000 and a prepayment penalty of $54,000. As a result, the Company recorded $54,000 as loss on settlement of debt.

During the year ended December 31, 2020 we issued to our CEO a total of 148,666 shares of Series A preferred stock.

As of December 31, 2020 and December 31, 2019, the Company had due to related party of $561,230 and $1,103,314, respectively, which arose from the DMB transaction to acquire DataExpress™.

F-45

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

NOTE 16: SUBSEQUENT RETROSPECTIVE STOCK SPLIT

In connection with the Company’s application to list its common stock on Nasdaq, on June 10, 2021, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) which served to (i) reduce the number of authorized shares of common stock from 1.8 billion (1,800,000,000) to 1 billion (1,000,000,000); and, (ii) effect a reverse stock split (the “Reverse Stock Split”) of its issued common stock in a ratio of 1-for-2,000. The preferred stock of the Company was not changed. The 1-for-2,000 Reverse Stock split was processed by FINRA and became effective at the start of trading on July 1, 2021. As a result of the Reverse Stock Split, every 2,000 shares of the Company’s issued and outstanding common stock, par value $0.001 per share, were converted into one (1) share of common stock, par value $0.001 per share. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares of the Company’s common stock not evenly divisible by 2,000 had the number of post-Reverse Stock Split shares of the Company’s common stock to which they are entitled rounded up to the nearest whole number of shares of the Company’s common stock. No stockholders received cash in lieu of fractional shares.

All share and per share amounts (other than authorized shares) in the consolidated financial statements and related notes thereto have been retroactively adjusted for all periods presented to give effect to the Reverse Stock Split, including reclassifying an amount equal to the reduction in par value of common stock to additional paid-in capital.

NOTE 17: SUBSEQUENT EVENTS

Subsequent to December 31, 2020, the following transactions occurred:

●	On January 6, 2021, the Company issued 3,800 shares of its Series B Preferred Stock in exchange for $35,000 of net proceeds from an investor. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On January 25, 2021, pursuant to the terms and conditions of a Note Purchase Agreement, the Company issued a Convertible Promissory Note (the “Quick Capital Note”) in the aggregate principal amount of $114,500, and received gross proceeds of $100,000 from the lender, Quick Capital, LLC (“Quick Capital”). The proceeds will be used for general corporate purposes. The Quick Capital Note (i) has a one-time interest charge of five percent (5%); (ii) is due and payable 90-days from issuance; and, (iii) can be converted into shares of the Company’s common stock upon an event of default, at a conversion price equal to the lesser of: (a) $0.01, or (b) 61% multiplied by the average of the two lowest trading prices for our Common Stock during the 20-days prior to the date of the conversion. In connection with, and as a condition to, the issuance of the Quick Capital Note, the Company also issued 2,863 shares of its common stock to Quick Capital. The Quick Capital Note and the shares of common stock were issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On January 27, 2021, the Company converted $45,150 of a promissory note into 6,271 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On January 27, 2021, the Company issued 20,834 shares of its common stock to Triton pursuant to the CSPA executed on December 11, 2020. The Company received $240,000 in net proceeds from the transaction. The issuance was of shares registered under the S-1 filed by the Company on December 28, 2020 and effective on January 26, 2021.

F-46

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

●	On February 2, 2021, the Company issued 10,342 shares of its common stock to Maxim Partners LLC pursuant to the Maxim Agreement. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 3, 2021, the Company issued 625 shares of its common stock to a member of the Company’s Advisory Board. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	Effective February 8, 2021 the Company entered into the Blue Citi Notes Settlement Agreement with Blue Citi (the “Notes Settlement”) to, among other things, settle all disputes regarding all convertible promissory notes issued in favor of Blue Citi (the “Blue Citi Notes”). The following terms, among others, applied to each of the Blue Citi Notes:

a.	All accrued and unpaid interest under the Blue Citi Notes shall be nullified in full and be deemed to be zero, and no further interest of any amount shall accrue on any of the Blue Citi Notes.

b.	At no time shall the total ownership of shares of the Company’s common stock by Blue Citi exceed 9.99% of the total number of issued and outstanding shares of common stock.

c.	The Company shall have no right to prepayment, or any other right to repay in cash, any of the Blue Citi Notes. Similarly, Blue Citi shall have no right to demand cash payment under any of the Blue Citi Notes.

d.	Blue Citi shall be limited in its sales of our common stock to a maximum of fifty million (50,000,000) shares each calendar week. However, in the event that the total volume of traded shares for our common stock exceeds three hundred million (300,000,000) in any calendar week, then the trading limitation for the following calendar week shall be increased to seventy five million (75,000,000) shares of common stock.

With regard to each of the respective Blue Citi Notes, the Company and Blue Citi further agreed as follows:

a.	Convertible note in the original principal amount of Two Hundred Thousand Dollars ($200,000) issued on January 8, 2020 shall have a fixed conversion price of $20, resulting in the issuance of 10,000 shares upon conversion.

b.	Convertible note in the original principal amount of Twenty Five Thousand Dollars ($25,000) issued on July 1, 2020 shall be nullified in full and be deemed to be zero, and be of no further force and effect.

c.	Convertible note in the original principal amount of One Hundred Fifty Thousand Dollars ($150,000) issued on July 1, 2020 shall have a fixed conversion price of $20, resulting in the issuance of 7,500 shares upon conversion.

d.	Convertible note in the original principal amount of Two Hundred Thousand Dollars ($200,000) issued on August 3, 2020 shall have a fixed conversion price of $10, resulting in the issuance of 20,000 shares upon conversion.

F-47

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

e.	Convertible note in the original principal amount of Three Hundred Thousand Dollars ($300,000) issued on August 24, 2020 shall have a fixed conversion price of $10, resulting in the issuance of 30,000 shares upon conversion.

f.	Convertible note in the original principal amount of Three Hundred Twenty Five Thousand Dollars ($325,000) issued on September 30, 2020 shall have a fixed conversion price of $30, resulting in the issuance of 10,834 shares upon conversion.

g.	Convertible note in the original principal amount of Four Hundred Thousand Dollars ($400,000) issued on November 17, 2020 shall have a fixed conversion price of $7, resulting in the issuance of 17,143 shares upon conversion.

●	On February 9, 2021, the Company converted $120,000 of a promissory note into 17,143 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 10, 2021, the Company converted $200,000 of a promissory note into 20,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 10, 2021, the Company issued 20,834 shares of its common stock to Triton pursuant to the CSPA executed on December 11, 2020. The Company received $250,000 in net proceeds from the transaction. The issuance was of shares registered under the S-1 filed by the Company on December 28, 2020 and effective on January 26, 2021.

●	Effective February 12, 2021 Geneva Roth Remark Holdings, Inc. (“Geneva Roth”) and the Company finalized and closed the Securities Exchange Agreement (the “Geneva Exchange Agreement”). Geneva Roth was the holder of that certain Convertible Promissory Note in the original principal amount of Sixty Three Thousand Dollars ($63,000) dated September 10, 2020, with a maturity date of September 10, 2021 (the “Geneva Roth Note”). Pursuant to the Geneva Exchange Agreement, and solely in exchange for the Geneva Roth Note, Geneva Roth exchanged the Geneva Roth Note for six thousand five hundred sixty (6,560) shares of our Series B Preferred Stock. The Geneva Roth Note was thereafter cancelled and of no further force and effect. The issuance was exempt under Section 4(a)(2) and 3(a)(9) of the Securities Act.

●	On February 12, 2021, and effective January 31, 2021 the Company confirmed the earlier termination of each of the ArcMail Agreements. The Company has asserted numerous claims under the ArcMail Agreements. Further, Wala lost all rights to the ArcMail Assets through a foreclosure action brought by certain secured creditors of Wala (the “Wala Creditors”). The Company considers its relationship with Wala to be closed and will not pursue any further action in that regard.

●	On February 12, 2021 the Company closed its acquisition of the ArcMail Assets from the Wala Creditors pursuant to the terms and conditions of an Asset Sale Agreement executed by and between the Company and the Wala Creditors. The effective date of the Asset Sale Agreement and the acquisition was deemed to be January 31, 2021. Total purchase price (the “Purchase Price”) was One Million Four Hundred Four Thousand Dollars ($1,404,000), evidenced by three promissory notes in favor of the Wala Creditors in the total amount of the Purchase Price (the “Notes”). Interest accrues at the rate of four percent (4%) per annum. Payments under the Notes commence in 30-days and continue monthly thereafter for 60-months. The Notes are secured by a pledge of the ArcMail Assets as collateral under the terms of a Security Agreement in favor of the Wala Creditors. The foregoing descriptions of the Asset Sale Agreement; Notes; and, Security Agreement do not purport to be complete and are qualified in their entirety by the actual language contained in the Asset Sale Agreement, Notes, and Security Agreement, respectively.

●	On February 19, 2021, the Company converted $200,000 of a promissory note into 10,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 19, 2021, the Company converted $150,000 of a promissory note into 7,500 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

F-48

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

●	On February 19, 2021, the Company issued 7,800 shares of its Series B Preferred Stock in exchange for $75,000 of net proceeds from an investor. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 19, 2021, the Company converted $100,000 of a promissory note into 10,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 23, 2021, the Company filed with the SEC its Schedule 14C, Preliminary Information Statement, providing notice that the Board of Directors and the holders of a majority of our shares entitled to vote had approved and authorized the following actions:

(1)	Amendment of our articles of incorporation (the “Articles of Incorporation”) to provide for a decrease in the authorized shares of the Company’s common stock from 1,800,000,000 to a number of not less than 10,000,000 and not more than 1,000,000,000 (the “Authorized Common Stock Reduction”), at any time prior to the one year anniversary of the filing of the Definitive Information Statement on Schedule 14C with respect to these actions the “Definitive Information Statement”), with the Board of Directors of the Company (the “Board”) having the discretion to determine whether or not the Authorized Common Stock Reduction is to be effected, and if effected, the exact number of the Authorized Common Stock Reduction within the above range.

(2)	That the Board be authorized to implement through the amendment to our Articles of Incorporation a reverse stock split of the Company’s Common Stock by a ratio of not less than 1-for-10 and not more than 1-for-2,000, (the “Reverse Split”), at any time prior to the one year anniversary of the filing of the Definitive Information Statement, with the Board having the discretion to determine whether or not the Reverse Split is to be effected, and if effected, the exact ratio for the Reverse Split within the above range.

●	On February 24, 2021, the Company converted $200,000 of a promissory note into 20,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 25, 2021, the Company converted $325,000 of a promissory note into 10,834 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●

On March 5, 2021, the Company issued 27,685 shares of its common stock to Triton pursuant to the CSPA executed on December 11, 2020. The Company is owed $332,209 in net proceeds from the transaction, which amount Triton has not yet paid to the Company. The issuance was of shares registered under the S-1 filed by the Company on December 28, 2020 and effective on January 26, 2021.

●	On March 15, 2021, the Company converted 4,500 shares of its Series B Preferred Stock into 3,841 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 16, 2021, the Company converted 2,060 shares of its Series B Preferred Stock into 1,758 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 24, 2021, the Company issued 5,300 shares of its Series B Preferred Stock in exchange for $50,000 of net proceeds from an investor. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 30, 2021, the Company issued 13,983 shares of its common stock to Triton pursuant to the CSPA executed on December 11, 2020. The Company is owed $115,144 in net proceeds from the transaction, which amount Triton has not yet paid to the Company. The issuance was of shares registered under the S-1 filed by the Company on December 28, 2020 and effective on January 26, 2021.

●	On April 22, 2021, the Company issued 8,923 shares of its common stock upon the cashless exercise of a warrant. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 23, 2021, the Company entered into and closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”). Pursuant to the Purchase Agreement, Auctus purchased from the Company a Senior Secured Promissory Note (the “Note”) in the aggregate principal amount of $832,000.00 (the “Principal Amount”), and delivered gross proceeds of $750,000.00 (excluded were legal fees for Auctus and a transaction fee charged by Auctus). The Note is secured by a security interest in the assets of the Company and its subsidiaries, pursuant to the terms and conditions of a Security Agreement (the “Security Agreement”). Timely payment under the Note is further secured by the issuance of Common Stock Purchase Warrant (the “Second Warrant”) to Auctus for 55,467 shares of the Company’s common stock at an exercise price of $15.00, exercisable only in the event of a default under the Note. Interest on the Principal Amount of the Note accrues at the rate of 12% per annum, which amount is fully due and owing upon the issuance of the Note. Repayment of all amounts due under the Note shall be tendered on the 12-month anniversary of the Note. The Note may be prepaid in whole at any time without prepayment penalty or premium. If the Company fails to meet its obligations under the terms of the Note, the Note shall become immediately due and payable and subject to penalties provided for in the Note. The Company also granted to Auctus warrants to acquire 55,467 shares of the Company’s common stock pursuant to a Common Stock Purchase Warrant (the “First Warrant”). Exercise price for the warrants is $15.00, with a cashless exercise option. Both the First Warrant and the Second Warrant impose an obligation on the Company to reserve for issuance that number of shares of the Company’s common stock which is 5 times the number of shares issuable under both the First Warrant and the Second Warrant. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 28, 2021, the Company issued 625 shares of its common stock to a member of the Company’s Advisory Board. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 13, 2021, the Company issued 5,375 shares of its Series B Preferred Stock in exchange for $50,000 of net proceeds from an investor. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 21, 2021, the Company issued 10,306 shares of its common stock to Maxim Partners LLC pursuant to an agreement with Maxim Partners LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

F-49

●	On June 1, 2021, the Company converted 5,300 shares of its Series B Preferred Stock into 8,934 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●

On June 10, 2021, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) which served to (i) reduce the number of authorized shares of common stock to one billion (1,000,000,000); and, (ii) effect a reverse stock split (the “Reverse Stock Split”) of its issued common stock in a ratio of 1-for-2,000. The preferred stock of the Company was not changed. The 1-for-2,000 Reverse Stock split was processed by FINRA and became effective at the start of trading on July 1, 2021. As a result of the Reverse Stock Split, every 2,000 shares of the Company’s issued and outstanding common stock, par value $0.001 per share, were converted into one (1) share of common stock, par value $0.001 per share. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares of the Company’s common stock not evenly divisible by 2,000 had the number of post-Reverse Stock Split shares of the Company’s common stock to which they are entitled rounded up to the nearest whole number of shares of the Company’s common stock. No stockholders received cash in lieu of fractional shares. The share and per share information in this Prospectus reflects such assumed reverse stock split.

●	On July 7, 2021, the Company issued 4,375 shares of its Series B Preferred Stock in exchange for $40,000 of net proceeds from an investor. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 12, 2021, the Company converted 1,800 shares of its Series B Preferred Stock into 6,280 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 16, 2021, the Company converted 2,000 shares of its Series B Preferred Stock into 7,699 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 28, 2021, the Company issued 625 shares of its common stock to a member of the Company’s Advisory Board. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 30, 2021, the Company closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”). Pursuant to the Purchase Agreement, Auctus purchased from the Company a Senior Secured Promissory Note (the “Note”) in the aggregate principal amount of $282,000.00 (the “Principal Amount”), and delivered gross proceeds of $250,000.00 (excluded were legal fees for Auctus and a transaction fee charged by Auctus). The Note is secured by a security interest in the assets of the Company and its subsidiaries, pursuant to the terms and conditions of a Security Agreement (the “Security Agreement”). Timely payment under the Note is further secured by the issuance of Common Stock Purchase Warrant (the “Second Warrant”) to Auctus for 62,667 shares of the Company’s common stock at an exercise price of $4.50, exercisable only in the event of a default under the Note. Interest on the Principal Amount of the Note accrues at the rate of 12% per annum, which amount is fully due and owing upon the issuance of the Note. Repayment of all amounts due under the Note shall be tendered on the 12-month anniversary of the Note. The Note may be prepaid in whole at any time without prepayment penalty or premium. If the Company fails to meet its obligations under the terms of the Note, the Note shall become immediately due and payable and subject to penalties provided for in the Note. The Company also granted to Auctus warrants to acquire 62,667 shares of the Company’s common stock pursuant to a Common Stock Purchase Warrant (the “First Warrant”). Exercise price for the warrants is $4.50, with a cashless exercise option. Both the First Warrant and the Second Warrant impose an obligation on the Company to reserve for issuance that number of shares of the Company’s common stock which is 5 times the number of shares issuable under both the First Warrant and the Second Warrant.

●	On August 5, 2021 the Company entered into and closed a financing transaction pursuant to the terms and conditions of a Purchase Agreement with Geneva. Pursuant to the Purchase Agreement, Geneva purchased from the Company five thousand three hundred seventy five (5,375) shares of the Company’s Series B Preferred stock at a total purchase price of $53,750. Geneva delivered gross proceeds of $50,000.00 to the Company (excluded were legal fees and a transaction fee charged by Geneva). Terms and conditions for the Company’s Series B Preferred Stock are summarized above.

●	On August 13, 2021, the Company closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “One44 Purchase Agreement”) with One44 Capital LLC (“One44”). Pursuant to the One44 Purchase Agreement, One44 purchased from the Company a Convertible Promissory Note (the “One44 Note”) in the aggregate principal amount of $157,500 (the “Principal Amount”), and delivered gross proceeds of $150,000.00 (excluded were legal fees and a transaction fee charged by One44). Interest on the Principal Amount of the One44 Note accrues at the rate of 9% per annum. Repayment of all amounts due under the One44 Note shall be tendered on the 12-month anniversary of the One44 Note. The One44 Note may be prepaid in whole at any time during the first 6-months with a prepayment penalty. No prepayment is allowed after 6-months. The One44 Note can be converted by One44 into shares of the Company’s common stock at any time following 180-days after issuance of the One44 Note. The conversion price is equal to 61% of the lowest trading price during the 20 consecutive trading days immediately preceding the date of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. As additional consideration for the purchase of the One44 Note the Company also issued to One44 2,643 shares of the Company’s common stock.

●	On August 13, 2021, the Company closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “GS Purchase Agreement”) with GS Capital Partners, LLC (“GS”). Pursuant to the GS Purchase Agreement, GS purchased from the Company a Convertible Promissory Note (the “GS Note”) in the aggregate principal amount of $157,500 (the “Principal Amount”), and delivered gross proceeds of $150,000 (excluded were legal fees and a transaction fee charged by GS). Interest on the Principal Amount of the GS Note accrues at the rate of 9% per annum. Repayment of all amounts due under the GS Note shall be tendered on the 12-month anniversary of the GS Note. The GS Note may be prepaid in whole at any time during the first 6-months with a prepayment penalty. No prepayment is allowed after 6-months. The GS Note can be converted by GS into shares of the Company’s common stock at any time following 180-days after issuance of the GS Note. The conversion price is equal to 61% of the lowest trading price during the 20 consecutive trading days immediately preceding the date of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. As additional consideration for the purchase of the GS Note the Company also issued to GS 2,642 shares of the Company’s common stock.

F-50

●	On August 18, 2021, the Company closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Fast Capital Purchase Agreement”) with Fast Capital, LLC (“Fast Capital”). Pursuant to the Fast Capital Purchase Agreement, Fast Capital purchased from the Company a Convertible Promissory Note (the “Fast Capital Note”) in the aggregate principal amount of $157,500 (the “Principal Amount”), and delivered gross proceeds of $150,000.00 (excluded were legal fees and a transaction fee charged by Fast Capital). Interest on the Principal Amount of the Fast Capital Note accrues at the rate of 9% per annum. Repayment of all amounts due under the Fast Capital Note shall be tendered on the 12-month anniversary of the Fast Capital Note. The Fast Capital Note may be prepaid in whole at any time during the first 6-months with a prepayment penalty. No prepayment is allowed after 6-months. The Fast Capital Note can be converted by Fast Capital into shares of the Company’s common stock at any time following 180-days after issuance of the Fast Capital Note. The conversion price is equal to 61% of the lowest trading price during the 20 consecutive trading days immediately preceding the date of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. As additional consideration for the purchase of the Fast Capital Note the Company also issued to Fast Capital 3,150 shares of the Company’s common stock.

●	On August 23, 2021, the Company converted 2,500 shares of its Series B Preferred Stock into 10,446 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 24, 2021, the Company converted 3,000 shares of its Series B Preferred Stock into 12,535 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 30, 2021, the Company converted 2,300 shares of its Series B Preferred Stock into 9,802 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 10, 2021 the Company entered into and closed a financing transaction pursuant to the terms and conditions of a Purchase Agreement with Geneva. Pursuant to the Purchase Agreement, Geneva purchased from the Company five thousand three hundred seventy five (5,375) shares of the Company’s Series B Preferred stock at a total purchase price of $53,750. Geneva delivered gross proceeds of $50,000.00 to the Company (excluded were legal fees and a transaction fee charged by Geneva). Terms and conditions for the Company’s Series B Preferred Stock are summarized above.

●	On September 22, 2021, the Company converted $30,000 of a promissory note into 14,112 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 27, 2021, the Company converted 2,000 shares of its Series B Preferred Stock into 10,383 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 28, 2021, the Company closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Jefferson Street Purchase Agreement”) with Jefferson Street Capital, LLC (“Jefferson Street”). Pursuant to the Jefferson Street Purchase Agreement, Jefferson Street purchased from the Company a Convertible Promissory Note (the “Jefferson Street Note”) in the aggregate principal amount of $110,000 (the “Principal Amount”), and delivered gross proceeds of $100,000.00 (excluded were legal fees and a transaction fee charged by Jefferson Street). Interest on the Principal Amount of the Jefferson Street Note accrues at the rate of 10% per annum. Repayment of all amounts due under the Jefferson Street Note shall be tendered on the 9-month anniversary of the Jefferson Street Note. The Jefferson Street Note may be prepaid in whole at any time during the first 6-months with a prepayment penalty. No prepayment is allowed after 6-months. The Jefferson Street Note can be converted by Jefferson Street into shares of the Company’s common stock at any time following issuance at a fixed price of $3.50 per share. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. As additional consideration for the purchase of the Jefferson Street Note the Company also issued to Jefferson Street a common stock purchase warrant for 22,222 shares of the Company’s common stock at an exercise price of $4.50 per share. In connection with this transaction, the Company also paid to Moody Capital Solutions, Inc., a FINRA registered broker-dealer, a fee comprised of (i) $8,000 in cash; and, (ii) a common stock purchase warrant for 1,111 shares of the Company’s common stock at an exercise price of $4.50 per share.

●	On or around September 30, 2021, the Company settled that certain litigation matter involving the payment of the DMB Note. The matter was settled by mutual agreement of the involved parties. The Company’s subsidiary will make payment of the remaining amount due under the DMB Note over the next six months. This matter is now considered closed.

●	On October 4, 2021, the Company converted 3,300 shares of its Series B Preferred Stock into 18,535 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 19, 2021, the Company converted $30,000 of a promissory note into 20,281 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 19, 2021, the Company closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill”). Pursuant to the Purchase Agreement, Mast Hill purchased from the Company a Promissory Note (the “Note”) in the aggregate principal amount of $444,444.00 (the “Principal Amount”), and delivered gross proceeds of $365,000.00 (excluded were $40,000 in original issue discount; $28,000 as a fee paid to J.H. Darbie, a registered broker dealer; and, $7,000 in legal fees for Mast Hill). Timely payment under the Note is secured by the issuance of a Common Stock Purchase Warrant (the “Second Warrant”) to Mast Hill for 161,616 shares of the Company’s common stock at an exercise price of $3.20, exercisable only in the event of a default under the Note. Interest on the Principal Amount of the Note accrues at the rate of 12% per annum. Repayment of all amounts due under the Note shall be tendered on the 12-month anniversary of the Note, though certain amounts are due earlier upon the closing certain designated investments. The Note may be prepaid in whole at any time without prepayment penalty or premium. If the Company fails to meet its obligations under the terms of the Note, the Note shall become immediately due and payable and subject to penalties provided for in the Note. Upon an event of default under the Note, Mast Hill may also convert all amounts due thereunder into shares of the Company’s common stock at a price of $4.00 per share. The Company also granted to Mast Hill warrants to acquire 161,616 shares of the Company’s common stock pursuant to a Common Stock Purchase Warrant (the “First Warrant”). Exercise price for the warrants is $3.20, with a cashless exercise option. The Note, the First Warrant, and the Second Warrant impose an obligation on the Company to reserve for issuance that number of shares of the Company’s common stock which is 2 times the number of shares issuable under each of the respective three documents.

●	On October 27, 2021 the Company entered into and closed a financing transaction pursuant to the terms and conditions of a Purchase Agreement with Geneva. Pursuant to the Purchase Agreement, Geneva purchased from the Company five thousand three hundred seventy five (5,375) shares of the Company’s Series B Preferred stock at a total purchase price of $53,750. Geneva delivered gross proceeds of $50,000.00 to the Company (excluded were legal fees and a transaction fee charged by Geneva). Terms and conditions for the Company’s Series B Preferred Stock are summarized above.

●	On November 8, 2021, the Company converted $30,000 of a promissory note into 24,287 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On November 15, 2021, the Company converted 2,000 shares of its Series B Preferred Stock into 18,033 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On November 18, 2021, the Company converted 3,375 shares of its Series B Preferred Stock into 35,912 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On December 1, 2021 the Company entered into and closed a financing transaction pursuant to the terms and conditions of a Purchase Agreement with Geneva. Pursuant to the Purchase Agreement, Geneva purchased from the Company four thousand eight hundred seventy five (4,875) shares of the Company’s Series B Preferred stock at a total purchase price of $48,750. Geneva delivered gross proceeds of $45,000.00 to the Company (excluded were legal fees and a transaction fee charged by Geneva). Terms and conditions for the Company’s Series B Preferred Stock are summarized above.

F-51

DATA443 RISK MITIGATION, INC.

2,891,566 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Prospectus

                      , 2021

Sole Book Running Manager

MAXIM GROUP LLC

_______, 2021

Through and including                , 2021 (90-days after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses paid or payable by us in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

Amount Paid or to be Paid
SEC registration fee	$3,115.90
Nasdaq listing fees	50,000
FINRA filing fee	10,000
Legal fees expenses	250,000
Accounting fees and expenses	60,000
Transfer agent and warrant agent fees expenses	10,000
Miscellaneous expenses	5,000
Total	$388,115.90

Item 14. Indemnification of Directors and Officers

Under our Amended and Restated Bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, our board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Registrant to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Registrant would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of the Registrant or any of our affiliated enterprises. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

II-1

Item 15. Recent Sales of Unregistered Securities

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities. The information provided below does not give effect to the proposed reverse stock split described in the accompanying prospectus.

●	On January 26, 2018, the Company agreed to issue $1,200,000 in shares of its common stock, valued as of that date, to Jason Remillard in connection with the transaction in which we acquired substantially all of the assets of Myriad Software Productions, LLC. This equated to 800 shares of our common stock, none of which have been issued to Mr. Remillard. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On or about February 6, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) with Blue Citi LLC (“Blue Citi”) under which Blue Citi would purchase $500,000 in 8% interest accruing, convertible notes, maturing 18 months after issue. Subsequently, the Company and Blue Citi reached a verbal agreement to extend the SPA to $1,000,000. Each note was previously convertible at the option of Blue Citi into common shares at a 25% discount to the lowest trading price during the ten consecutive trading days immediately preceding the date of conversion. See below for a discussion of the September 30, 2018 transactions involving the Restructuring Agreement and the Consolidated Note.

●	On March 16, 2018, the Company converted $2,000 of a promissory note into 27 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 20, 2018, the Company converted $1,750 of a promissory note into 24 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 18, 2018, the Company converted $3,100 of a promissory note into 42 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 19, 2018, the Company converted $3,150 of a promissory note into 42 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 29, 2018, the Company agreed to issue 67 shares of its common stock, and an additional 67 shares upon satisfaction of certain conditions, to Mr. Remillard in connection with the transaction in which we acquired all of the shares of Data443 Risk Mitigation, Inc. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	Through Data443, we have signed consulting contracts with a team of consultants and advisors, of which, four provide senior leadership to the Company in corporate development, technology development, finance, operations, and sale and marketing, with the others providing services in administration, marketing, sales, and engineering. Additionally, we engage junior and mid-level engineering consultants on a project-by-project basis to further develop technology and to implement services for prospective clients. Collectively, the team is paid approximately $200,000 each quarter. Additionally, we have granted stock and stock options to some of these consultants and advisors as part of their compensation or in lieu of cash to reduce cash outlays. Grants of stock and stock options are awarded selectively to consultants upon their start dates, and every quarter thereafter throughout the term of their engagement at a fixed dollar amount. Each grant of stock and stock options is irrevocable, and some stock grants include registration rights; however, each grant of stock is restricted until the one-year anniversary of the grant date, and each grant of stock options vests on the one-year anniversary of the grant date. For the period ended December 31, 2018: (i) 67 common shares were granted as restricted stock awards; and (ii) options to purchase 151 common shares were granted. The exercise prices for the grants of stock options range from $2,100 to $27,000. One of our consulting contracts is with Myriad Software. Of the shares and options reserved for consultants during the period ending December 31, 2018, approximately 33 common shares and options to purchase 20 common shares were granted to Myriad Software. Of the approximately $287,084 payable to consultants and advisors in the period ending December 31, 2018, $21,000 of the Company’s consultant expense was due to Myriad Software for services rendered by Jason Remillard during the period. [None of the shares committed under this paragraph have been issued]. These shares have been recorded as common shares issuable and included in additional paid-in capital – stock subscription within our financial statements for the period ending December 31, 2018 and have not been included in the total number of issued and outstanding shares reflected herein.

II-2

●	On July 2, 2018, the Company converted $10,000 of a promissory note into 134 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 9, 2018, the Company converted $5,000 of a promissory note into 67 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 30, 2018, the Company entered into a Debt Restructuring Agreement with Blue Citi (the “Restructuring Agreement”). Pursuant to the Restructuring Agreement, the parties agreed, among other things, to combine all of the Convertible Notes and other amounts owed to Blue Citi into a single note dated September 30, 2018 (the “Consolidated Note”). The Consolidated Note made the Convertible Notes null and void, and provided for, among other things: (i) an original principal amount of $829,680; (ii) 8% annual interest; (iii) 18-month maturity; (iv) reduction in the conversion discount from 25% to 10%, meaning that the Conversion Note, at the option of Blue Citi, is convertible into common shares at a price equal to 90% of the lowest trading price during the ten consecutive trading days immediately preceding the date of conversion; and (v) Blue Citi waived all known and unknown breaches under the Convertible Notes. The outstanding principal for the Consolidated Note as of December 31, 2018 was $1,023,018. Based on this amount, and the Company’s lowest stock price of $0.0031 per share during the preceding ten day period, the Consolidated Note is convertible into approximately 221 shares of our common stock as of December 31, 2018. However, the Consolidated Note contains a limiter prohibiting the holder from converting if the conversion would cause the holder to own more than 4.99% of the Company’s then outstanding common stock after giving effect to the conversion of the stock. The issuance of the Consolidated Note was exempt under Section 4(a)(2) of the Securities Act.

●	On October 12, 2018, the Company issued to AFT Funding Corp., the Company’s promissory note in the amount of $110,000 in exchange for $100,000 in net proceeds. The note provides for a maturity date of July 16, 2019; 8% interest; and the right of the holder to convert all amounts due into shares of the Company’s common stock at a price equal to 70% of the lesser of (i) the lowest price for our common stock during the 20 days preceding the conversion; or (ii) the lowest price for our common stock for the 20 days preceding the issuance of the note. The issuance of the note was exempt under Section 4(a)(2) of the Securities Act.

●	On October 16, 2018, the Company converted $20,000 of a promissory note into 267 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 22, 2018 the Company agreed to issue 110 shares of its common stock to Modevity, LLC in connection with the transaction in which we acquired certain assets of Modevity, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 23, 2018, the Company issued to Smea2z LLC, the Company’s promissory note in the amount of $220,000 in exchange for $200,000 in net proceeds. The note provides for a maturity date of July 23, 2019; 8% interest; and the right of the holder to convert all amounts due into shares of the Company’s common stock at a price equal to 70% of the lesser of (i) the lowest price for our common stock during the 20 days preceding the conversion; or, (ii) the lowest price for our common stock for the 20 days preceding the issuance of the note. The issuance of the note was exempt under Section 4(a)(2) of the Securities Act.

●	On November 15, 2018, the Company converted $5,000 of a promissory note into 67 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

II-3

●	From October 1, 2018 through December 13, 2018, Blue Citi loaned to the Company an additional $175,000, which amount is to be added to the Consolidated Note and subject to the same terms and conditions therein. The addition of this amount to the Consolidated Note was exempt under Section 4(a)(2) of the Securities Act.

●	On December 20, 2018, the Company issued a total of 170 restricted shares of its common stock for subscriptions of $500,000. The Company received the entire amount of the proceeds. In connection with the issuance of the shares, the Company also issued to the subscribers warrants to acquire a total of 37 shares of our common stock at a strike price of $4,500 per share, with a cashless exercise feature and a five year term. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On January 15, 2019, the Company converted $5,000 of a promissory note into 67 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 6, 2019, the Company agreed to issue a total of 280 restricted shares of its common stock for subscriptions of $500,000. The Company received the entire amount of the proceeds. In connection with the issuance of the shares, the Company also agreed to issue to the subscribers warrants to acquire a total of 146 shares of our common stock at a strike price of $4,350 per share, with a cashless exercise feature and a five year term. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 7, 2019, the Company converted $20,000 of a promissory note into 67 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 15, 2019, the Company issued a Convertible Promissory Note (the “Auctus Note”) in the aggregate principal amount of $600,000 (the “Principal Amount”), and received gross proceeds of $546,000 (excluded were legal fees and a transaction fee charged by the lender, Auctus Fund, LLC); the proceeds will be used for general corporate purposes. The Auctus Note may be converted into shares of the Company’s common stock in whole or in part at any time from time to time after the four (4) month anniversary of the issuance of the Auctus Note, at an initial conversion price per share equal to the lesser of: (a) $0.0015; or, (b) 50% multiplied by the lowest trading price for the Company’s common stock during the 25 days of trading ending on the latest complete trading day prior to the date of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and terms. The Company also granted to the lender warrants to purchase 40 shares of Common Stock at $7,500 per share, with a cashless exercise feature. The Auctus Note and the warrants were issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On June 12, 2019, the Company issued a Convertible Promissory Note (the “Redstart Note”) in the aggregate principal amount of $63,000, and received gross proceeds of $60,000 (excluded were legal fees and a transaction fee charged by the lender, Redstart Holdings, LLC). The proceeds will be used for general corporate purposes. The Redstart Note (i) accrues interest at a rate of 22% per annum, (ii) can be converted 180 days from June 12, 2019 at a discount of 39% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, (iii) is due and payable June 12, 2020, and (iv) has an original issue discount of $3,000. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The Redstart Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

II-4

●	On December 19, 2019, the Company issued a Convertible Promissory Note (the “Geneva Note”) in the aggregate principal amount of $38,000, and received gross proceeds of $38,000 from the lender, Geneva Roth Remark Holdings, Inc. The proceeds will be used for general corporate purposes. The Geneva Note (i) accrues interest at a rate of 22% per annum, (ii) can be converted 180 days from December 19, 2019 at a discount of 39% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and, (iii) is due and payable December 19, 2020. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The Geneva Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On January 15, 2019, the Company converted $5,000 of a promissory note into 67 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC to acquire certain assets collectively known as DataExpressTM, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of approximately $98,000 in liabilities and, (iv) approximately 1,233 shares of our common stock.

●	Effective December 31, 2019 the Company entered into an agreement with Blue Citi to amend the Consolidated Note as follows: (i) principal balance of $1,700,000 as of December 31,2019; (ii) zero interest would accrue on and after January 01, 2020 so long as the Consolidated Note was not otherwise in default; (iii) $270,000 of principal could not be converted until July 01, 2020; (iv) a maximum of $500,000 could be converted each month, unless there was at least $500,000 in daily trading volume for five (5) consecutive trading days; (v) conversions will be at a 40% discount to the lower of the lowest price for our common stock during the 20 days preceding the conversion, or the lowest price for our common stock for the 20 days preceding December 31, 2019; and, (vi) the maturity date of the Consolidated Note is March 31, 2021.

●	Effective December 31, 2019 the Company entered into an agreement with Blue Citi to amend the AFT Note as follows: (i) principal balance of $441,150 as of December 31,2019; (ii) no conversions until July 01, 2020; (iii) 12% interest; (iv) conversions will be at a 50% discount to the lower of the lowest price for our common stock during the 20 days preceding the conversion, or the lowest price for our common stock for the 20 days preceding December 02, 2019; and, (v) the maturity date of the AFT Note is April 15, 2020.

II-5

●	Effective December 31, 2019 the Company entered into an agreement with Smea2z, LLC to amend the Smea2z Note as follows: (i) principal balance of $608,850 as of December 31,2019; (ii) no conversions until July 01, 2020; (iii) 12% interest; (iv) conversions will be at a 50% discount to the lower of the lowest price for our common stock during the 20 days preceding the conversion, or the lowest price for our common stock for the 20 days preceding December 02, 2019; and, (v) the maturity date of the Smea2z Note is April 15, 2020.

●	On January 3, 2020, the Company completed a settlement with Hubai Chuguan Industry Co. Ltd. under which the Company cancelled 1,000 shares of its common stock and returned those shares to authorized and unissued status.

●	On January 6, 2020, the Company issued a total of 1,233 shares of its common stock to three individuals in connection with the transaction closed on September 16, 2019, in which we acquired certain assets collectively known as DataExpressTM from DMBGroup, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On January 13, 2020, the Company converted $20,000 of a promissory note into 41 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On January 17, 2020, the Company converted $84,000 of a promissory note into 200 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On January 21, 2020, the Company converted $23,000 of a promissory note into 48 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On January 27, 2020, the Company converted $15,000 of a promissory note into 56 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

II-6

●	On January 29, 2020, the Company converted $8,150 of a promissory note into 32 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 3, 2020, the Company converted $36,000 of a promissory note into 250 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 11, 2020, the Company converted $36,000 of a promissory note into 250 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 12, 2020, the Company issued 250 shares of its common stock to its former chief financial officer as additional compensation. The issuance was effected under the Company’s Form S-8 filed with the SEC on May 20, 2019.

●	On February 21, 2020, the Company converted $44,000 of a promissory note into 306 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 02, 2020, the Company converted $38,250 of a promissory note into 375 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 05, 2020, the Company issued a Convertible Promissory Note (the “GS Capital Note”) in the aggregate principal amount of $136,250, and received gross proceeds of $129,750 from the lender, GS Capital Partners, LLC. The proceeds will be used for general corporate purposes. The GS Capital Note (i) accrues interest at a rate of 10% per annum, (ii) can be converted six months after issuance at a discount of 35% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and, (iii) is due and payable March 05, 2021. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The GS Capital Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On March 10, 2020, the Company issued a Convertible Promissory Note (the “Adar Note”) in the aggregate principal amount of $78,750, and received gross proceeds of $75,000 from the lender, Adar Alef, LLC. The proceeds will be used for general corporate purposes. The Adar Note (i) accrues interest at a rate of 10% per annum, (ii) can be converted six months after issuance at a discount of 35% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and, (iii) is due and payable March 10, 2021. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The Adar Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On March 16, 2020, the Company converted $33,247.80 of a promissory note into 393 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 18, 2020, the Company converted $42,075 of a promissory note into 413 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 19, 2020, the Company converted $15,000 of a promissory note into 178 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 20, 2020, the Company issued a Convertible Promissory Note in the aggregate principal amount of $1,000,000. Of that amount, $125,000 was loaned immediately by the lender, Granite Global Value Investments Ltd. (the “Granite Note”), from which we received gross proceeds of $102,500. The proceeds will be used for general corporate purposes. The Granite Note (i) accrues interest at a rate of 12% per annum, (ii) can be converted six months after issuance at a discount of 25% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and, (iii) is due and payable six months after issuance. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The Granite Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

II-7

●	On March 26, 2020, the Company converted $19,675 of a promissory note into 432 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 27, 2020, the Company converted $13,273.50 of a promissory note into 443 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 01, 2020, the Company issued 4,666 shares of its Series A Preferred Stock to its president/chief executive officer, Jason Remillard, as additional compensation.

●	On April 02, 2020, the Company converted $20,000 of a promissory note into 667 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 02, 2020, the Company converted $4,521.33 of a promissory note into 151 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 03, 2020, the Company converted $17,460 of a promissory note into 485 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 14, 2020, the Company converted $6,471.33 of a promissory note into 216 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 16, 2020, the Company converted $6,793.83 of a promissory note into 227 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 17, 2020 the Company issued a total of 5,968 shares of its common stock to twelve (12) individuals, each of whom was either an employee or services provider to the Company. The shares were issued under the Company’s S-8 filed with the SEC on May 20, 2019 (SEC File No. 333-231615).

●	On April 22, 2020, the Company converted $20,000 of a promissory note into 695 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 27, 2020, the Company converted $19,922.10 of a promissory note into 906 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 28, 2020 the Company issued a total of 750 shares of its common stock to three persons who had previously invested $1,775,000 in the Company though the Company had not yet issued them their respective shares. These shares were issued for this prior investment, and the issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 28, 2020, the Company converted $24,540 of a promissory note into 903 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 02, 2020, the Company converted $15,600 of a promissory note into 1,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 06, 2020, the Company converted $10,080 of a promissory note into 840 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 06, 2020, the Company converted $8,490.72 of a promissory note into 1,083 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 07, 2020, the Company converted $11,494.90 of a promissory note into 1,179 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

II-8

●	On May 12, 2020, the Company converted $14,700 of a promissory note into 1,225 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 14, 2020, the Company converted $15,000 of a promissory note into 1,250 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 19, 2020, the Company converted $16,620 of a promissory note into 1,385 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 21, 2020, the Company converted $16,800 of a promissory note into 1,400 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 26, 2020, the Company converted $18,000 of a promissory note into 1,500 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 26, 2020, the Company converted $14,627.62 of a promissory note into 1,501 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 26, 2020, the Company converted $11,761.96 of a promissory note into 1,501 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 28, 2020, the Company converted $20,700 of a promissory note into 1,725 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 29, 2020, the Company converted $13,522.42 of a promissory note into 1,725 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 02, 2020, the Company converted $21,600 of a promissory note into 1,800 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 04, 2020, the Company converted $23,400 of a promissory note into 1,950 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 05, 2020, the Company converted $15,576.50 of a promissory note into 1,987 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 09, 2020, the Company converted $26,100 of a promissory note into 2,175 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 10, 2020, the Company converted $20,000 of a promissory note into 2,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 10, 2020, the Company issued a Convertible Promissory Note (the “JSJ Note”) in the aggregate principal amount of $84,500, and received gross proceeds of $75,000 from the lender, JSJ Investment Inc. The proceeds will be used for general corporate purposes. The JSJ Note (i) accrues interest at a rate of 12% per annum, (ii) can be converted 180 days from June 10, 2020 at a discount of 25% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and, (iii) is due and payable June 10, 2021. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The JSJ Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On June 11, 2020, the Company issued a Convertible Promissory Note (the “June 11 Geneva Note”) in the aggregate principal amount of $43,000, and received gross proceeds of $40,000 from the lender, Geneva Roth Remark Holdings, Inc. The proceeds will be used for general corporate purposes. The June 11 Geneva Note (i) accrues interest at a rate of 22% per annum, (ii) can be converted 180 days from June 11, 2020 at a discount of 39% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and, (iii) is due and payable June 11, 2021. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The June 11 Geneva Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

II-9

●	On June 12, 2020, the Company converted $27,000 of a promissory note into 2,250 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 12, 2020, the Company converted $15,000 of a promissory note into 1,172 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 16, 2020, the Company converted $24,900 of a promissory note into 1,977 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 16, 2020, the Company converted $29,100 of a promissory note into 2,500 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 17, 2020, the Company converted $21,617.03 of a promissory note into 2,786 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 19, 2020, the Company converted $34,920 of a promissory note into 3,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 23, 2020, the Company converted $15,000 of a promissory note into 1,210 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 23, 2020, the Company converted $23,424 of a promissory note into 3,050 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 24, 2020, the Company converted $24,980.82 of a promissory note into 3,287 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 24, 2020, the Company converted $24,900 of a promissory note into 2,042 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 25, 2020, the Company converted $20,000 of a promissory note into 2,106 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 25, 2020, the Company issued a Convertible Promissory Note (the “June 25 Geneva Note”) in the aggregate principal amount of $43,000, and received gross proceeds of $40,000 from the lender, Geneva Roth Remark Holdings, Inc. The proceeds will be used for general corporate purposes. The June 25 Geneva Note (i) accrues interest at a rate of 22% per annum, (ii) can be converted 180 days from June 25, 2020 at a discount of 39% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and, (iii) is due and payable June 25, 2021. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The June 25 Geneva Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On June 26, 2020, the Company converted $24,700 of a promissory note into 3,250 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 29, 2020, the Company converted $26,600 of a promissory note into 3,500 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 01, 2020, the Company converted $29,032.38 of a promissory note into 3,821 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

II-10

●	Effective July 01, 2020, the Company entered into an agreement with Blue Citi under which Blue Citi agreed to forbear from enforcing its rights under the Consolidated Note with regard certain possible events of default under the Consolidated Note, and the Company and Blue Citi further agreed to amend the Consolidated Note as follows: (i) maturity date will be March 31, 2021; (ii) Blue Citi’s right to match a lower conversion rate will now only apply to convertible notes issued after July 01, 2020; and, (iii) no further interest shall accrue on the Consolidated Note so long as there is no event of default.

●	Effective July 01, 2020, the Company entered into an agreement with Smea2z LLC (“Smea2z”) under which Smea2z agreed to forbear from enforcing its rights with regard certain possible events of default under that certain 8% Convertible Redeemable Note in the original principal amount of Two Hundred Twenty Thousand Dollars ($220,000) on 23 October 2018, with a maturity date of 23 July 2019 (the “SME Note”). The Company and Smea2z further agreed to amend the SME Note as follows: (i) maturity date will be September 30, 2020; (ii) Smea2z has no right to match a lower conversion rate; (iii) no conversions until October 01, 2020; and, (iv) no further interest shall accrue on the SME Note so long as there is no event of default.

●	Effective July 01, 2020, the Company entered into an agreement with Blue Citi under which Blue Citi agreed to forbear from enforcing its rights with regard certain possible events of default under that certain 8% Convertible Redeemable Note in the original principal amount of One Hundred Ten Thousand Dollars ($110,000) on 16 October 2018, with a maturity date of 16 July 2019 (the “AFT Note”). The Company and Blue Citi further agreed to amend the AFT Note as follows: (i) maturity date will be September 30, 2020; (ii) Blue Citi has no right to match a lower conversion rate; (iii) no conversions until October 01, 2020; and, (iv) no further interest shall accrue on the AFT Note so long as there is no event of default.

●	Effective July 01, 2020, the Company entered into an agreement with Blue Citi under which Blue Citi agreed to forbear from enforcing its rights under the Credit Line Note with regard certain possible events of default under the Credit Line Note, and the Company and Blue Citi further agreed to amend the Credit Line Note as follows: (i) maturity date will be June 30, 2021; (ii) Blue Citi no longer has a right to match a lower conversion rate; (iii) the conversion rate will be set at 40%; (iv) conversions can start at the earlier of (a) the maturity date or, (b) both the AFT Note and Smea2z Note are paid in full; and, (v) as additional consideration, the Company issued the Penalty Note to Blue, as discussed below.

●	Effective July 01, 2020, the Company issued to Blue Citi a Convertible Promissory Note (the “Penalty Note”) in the aggregate principal amount of $25,000 as additional consideration for amendment and forbearance of the Credit Line Note. The Penalty Note (i) accrues interest at a rate of 10% per annum; (ii) can be converted starting on April 01, 2021, at a discount of 40% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion; (iii) Blue Citi has no right to match a lower conversion rate; and, (iv) is due and payable July 01, 2021. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The Penalty Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On July 01, 2020, the Company issued a Convertible Promissory Note (the “July Blue Citi Note”) in the aggregate principal amount of $150,000, and received gross proceeds of $140,000 from the lender, Blue Citi. The proceeds will be used for general corporate purposes. The July Blue Citi Note (i) accrues interest at a rate of 10% per annum, (ii) can be converted starting on April 01, 2021, at a discount of 40% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion; (iii) Blue Citi has no right to match a lower conversion rate; and, (iv) is due and payable July 01, 2021. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The July Blue Citi Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On July 06, 2020, the Company converted $28,500 of a promissory note into 3,750 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 10, 2020, the Company converted $33,230.62 of a promissory note into 4,373 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

II-11

●	On July 10, 2020, the Company converted $20,000 of a promissory note into 2,106 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 16, 2020, the Company converted $33,060 of a promissory note into 4,350 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 17, 2020, the Company converted $37,336.90 of a promissory note into 4,913 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 20, 2020, the Company converted $34,200 of a promissory note into 4,500 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 21, 2020, the Company converted $3,800 of a promissory note into 500 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 22, 2020, the Company converted $40,906.62 of a promissory note into 5,383 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 23, 2020, the Company converted $39,900 of a promissory note into 5,250 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 23, 2020, the Company issued a Convertible Promissory Note (the “July 23 Geneva Note”) in the aggregate principal amount of $43,000, and received gross proceeds of $40,000 from the lender, Geneva Roth Remark Holdings, Inc. The proceeds will be used for general corporate purposes. The July 23 Geneva Note (i) accrues interest at a rate of 22% per annum, (ii) can be converted 180 days from July 23, 2020 at a discount of 39% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and, (iii) is due and payable July 23, 2021. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The July 23 Geneva Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On July 27, 2020, the Company converted $14,469.19 of a promissory note into 1,508 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 27, 2020, the Company converted $43,700 of a promissory note into 5,750 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	Effective July 28, 2020, the company entered into an Advisory Board Agreement (the “Advisory Agreement”) with Omkharan Arasaratnam (the “Advisor”). Pursuant to the Advisory Agreement, the Advisor joined the Advisory Board of the Company for a term of 12-months, although either party may terminate the Advisory Agreement early upon proper notice. The Company agreed to issue to the Advisor two thousand five hundred (2,500) shares of its common stock to the Advisor, which shares shall vest at the rate of 25% every 3-months under the Advisory Agreement. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 29, 2020, the Company converted $45,600 of a promissory note into 6,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 29, 2020, the Company converted $47,880.38 of a promissory note into 6,301 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 31, 2020, the Company converted $46,130 of a promissory note into 6,070 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

II-12

●	On August 03, 2020, the Company issued a Convertible Promissory Note (the “August Blue Citi Note”) in the aggregate principal amount of $200,000, and received gross proceeds of $185,000 from the lender, Blue Citi. The proceeds will be used for general corporate purposes. The August Blue Citi Note (i) accrues interest at a rate of 10% per annum; (ii) can be converted starting on February 03, 2021, at a discount of 40% to the lowest trading price during the twenty consecutive trading days immediately preceding the (a) date of conversion or (b) issue date of the August Blue Citi Note; (iii) Blue Citi has no right to match a lower conversion rate; (iv) has prepayment premiums, and can be prepaid only during the first 6-months of the August Blue Citi Note; and, (v) is due and payable August 03, 2021. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The August Blue Citi Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	Effective August 03, 2020, the Company entered into an agreement with Blue Citi under which Blue Citi agreed to the following amendments to the respective convertible promissory notes:

AFT Note: maturity date extended to June 30, 2021.

Credit Line Note: (i) add the same prepayment premiums as under the August Blue Citi Note; and, (ii) six (6) months to prepay the Credit Line Note commencing on August 03, 2020.

July Blue Citi Note: (i) six (6) months to prepay the July Blue Citi Note; and, (ii) no prepayment premiums.

The conversion of all convertible promissory notes held by Blue Citi shall be covered by a single account of reserved shares with the transfer agent for the Company.

●	Effective August 03, 2020, the Company entered into an agreement with Smea2z LLC to amend the Smea2z Note by extending the maturity date to June 30, 2021.

●	On August 04, 2020, the Company converted $53,200 of a promissory note into 7,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 06, 2020, the Company converted $19,000 of a promissory note into 2,500 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 06, 2020, the Company converted $38,000 of a promissory note into 5,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 10, 2020, the Company converted $43,566 of a promissory note into 5,392 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 12, 2020, the Company converted $63,047.80 of a promissory note into 8,210 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 12, 2020, the Company converted $70,000 of a promissory note into 8,579 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 14, 2020, the Company converted $69,481.34 of a promissory note into 9,048 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 14, 2020, the Company entered into a Share Settlement Agreement with the Company’s CEO, Jason Remillard (the “Share Settlement Agreement”). Pursuant to the Share Settlement Agreement, the Company issued to Remillard 144,000 shares of the Company’s Series A preferred stock in exchange for (i) the shares of the Company’s common stock owed to Remillard for the Company’s acquisition of Myriad Software Productions, LLC and Data443 Risk Mitigation, Inc. (the North Carolina corporation) from Remillard; and, (ii) releases of liability from Remillard. The issuance was exempt under Section 4(a)(2) of the Securities Act.

II-13

●	On August 19, 2020, the Company converted $48,000 of a promissory note into 5,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 21, 2020, the Company converted $56,678 of a promissory note into 5,904 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 21, 2020, the Company converted $56,678 of a promissory note into 5,904 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 21, 2020, the Company converted $56,678 of a promissory note into 5,904 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 24, 2020, the Company converted $116,976 of a promissory note into 9,748 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 24, 2020, the Company issued a Convertible Promissory Note (the “$300K Note”) in the aggregate principal amount of $300,000, and received gross proceeds of $275,000 from the lender, Blue Citi. The proceeds will be used for general corporate purposes. The $300K Note (i) accrues interest at a rate of 10% per annum; (ii) can be converted starting on February 24, 2021, at a discount of 40% to the lowest trading price during the twenty consecutive trading days immediately preceding the (a) date of conversion or (b) issue date of the $300K Note; (iii) Blue Citi has no right to match a lower conversion rate; (iv) has prepayment premiums, and can be prepaid only during the first 6-months of the $300K Note; and, (v) is due and payable August 24, 2021. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The $300K Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On August 27, 2020, the Company converted $41,600 of a promissory note into 5,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 28, 2020, Data443 Risk Mitigation, Inc. (the “Company”), entered into a letter agreement (the “Maxim Agreement”) with Maxim Group, LLC (“Maxim”) for Maxim to provide general financial advisory, investment banking, and digital marketing services for the Company for an initial term of 6-months. In exchange for the services under the Agreement, the Company shall issue to Maxim shares of the Company’s company stock (a) upon execution of the Maxim Agreement in an amount equal to 2.50% of the Company’s issued and outstanding shares of common stock; and, (b) 2.49% of the of the Company’s issued and outstanding shares of common stock upon the up-listing of the Company’s common stock to a national exchange (Nasdaq or NYSE). All shares issued to Maxim will be non-dilutable for 2-years. Further, cash fees will be paid to Maxim as follows: (i) monthly fee of $2,500; (ii) 8% of the amount of capital raised, invested or committed through or arranged by Maxim; (iii) fee for unallocated expenses of 1% of the amount of capital raised, invested or committed through or arranged by Maxim; and (iv) a 5-year warrant to purchase shares of the Company’s common stock equal to eight percent (8%) of the number of shares of the common stock underlying the securities issued in the financing arranged by Maxim. Lastly, Maxim shall receive a transaction fee equal of 3% of the consideration underlying an acquisitive transaction (such as a merger) arranged by Maxim.

●	On August 31, 2020, the Company converted $86,100 of a promissory note into 10,500 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 01, 2020, the Company converted $40,696.47 of a promissory note into 3,990 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 02, 2020, the Company converted $94,300 of a promissory note into 11,500 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 09, 2020, the Company converted $143,368.15 of a promissory note into 11,714 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

II-14

●	On September 10, 2020, the Company issued a Convertible Promissory Note (the “September 10 Geneva Note”) in the aggregate principal amount of $63,000, and received gross proceeds of $60,000 from the lender, Geneva Roth Remark Holdings, Inc. The proceeds will be used for general corporate purposes. The September 10 Geneva Note (i) accrues interest at a rate of 22% per annum, (ii) can be converted 180 days from September 10, 2020 at a discount of 39% to the lowest trading price during the twenty consecutive trading days immediately preceding the date of conversion, and, (iii) is due and payable September 10, 2021. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. The September 10 Geneva Note was issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

●	On September 14, 2020, the Company converted $13,750 of a promissory note into 1,037 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 15, 2020, the Company converted $20,000 of a promissory note into 1,509 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 17, 2020, the Company converted $25,000 of a promissory note into 1,886 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 18, 2020, the Company converted $57,400 of a promissory note into 7,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 22, 2020, the Company converted $24,131.94 of a promissory note into 1,895 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 29, 2020 the Company converted $75,000 of a promissory note into 12,500 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	Effective September 30, 2020, the Company exchanged (i) its convertible promissory note originally issued on March 20, 2020 in the amount of $125,000 (referred to herein as the Granite Note); and, (ii) the Common Stock Purchase Warrant dated 18 March 2020 for the issuance of one hundred twenty five (125) shares of Company Common Stock (the “Granite Warrant”) for the issuance of a new convertible promissory note issued in favor of Blue Citi LLC in the amount of $325,000 (the “Exchange Note”). Both the Granite Note and the Granite Warrant were cancelled as a result of the exchange and the issuance of the Exchange Note. Terms of the Exchange Note include, without limitation, the following:

a.	Principal balance of $325,000, which includes all accrued and unpaid interest on the Granite Note;

b.	No further interest shall accrue so long as there is no event of default;

c.	Conversions into common stock under the Exchange Note shall be effected at the lowest closing stock price during the five (5) days preceding any conversion, with -0- discount and a conversion price not below $0.007;

d.	No prepayment premiums or penalties; and

e.	Maturity date of September 30, 2021.

The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 02, 2020, the Company issued a total of 59,580 shares of its common stock to three individuals in connection with the transaction closed on September 16, 2019, in which we acquired certain assets collectively known as DataExpress® from DMBGroup, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

II-15

●	On October 6, 2020, the Company issued 12,650 shares of its common stock upon the cashless exercise of a warrant. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 07, 2020, the Company converted $92,600 of a promissory note into 15,434 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 08, 2002, the Company entered into an Asset Purchase Agreement with Resilient Network Systems, Inc. (“RNS”) to acquire the intellectual property rights and certain assets collectively known as Resilient Networks™, a Silicon Valley based SaaS platform that performs SSO and adaptive access control “on the fly” with sophisticated and flexible policy workflows for authentication and authorization. The total purchase price of $305,000 consists of: (i) a $125,000 cash payment at closing; and, (ii) the issuance of 9,575 shares of our common stock to RNS. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 21, 2020, the Company converted $131,250 of a promissory note into 18,750 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On November 4, 2020, the Company issued 6,536 shares of its common stock upon the cashless exercise of a warrant. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On November 16, 2020, the Company converted $118,000 of a promissory note into 20,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On November 17, 2020, the Company entered into an agreement with an existing lender to settle a dispute regarding a convertible promissory note, and exchanged that note for a newly issued note. The disputed note, referred to herein as the “Smea2z Note”, was originally issued on 23 October 2018 in favor of SMEA2Z LLC in the original principal amount of Two Hundred Twenty Thousand Dollars ($220,000), with a variable conversion feature at discount to the market price, and a maturity date of 23 July 2019. Subsequent to the issuance of the Smea2z Note, a series of agreements were executed which amended various terms and conditions of the Smea2z Note, resulting in, among other things, a purported current principal balance of Six Hundred Thousand Eight Hundred Fifty Dollars ($608,850), a variable conversion feature at a deeper discount to the market price, and a maturity date of 30 June 2021. The Smea2z Note was recently acquired by the current holder. The Company and the holder executed a Settlement and Release Agreement (the “Settlement Agreement”) under which, among things, they agreed to settle all disputes regarding the Smea2z Note and release each other from all liability under the Smea2z Note. As a result, the Smea2z Note was cancelled, and a new note was issued (the “Smea2z Exchange Note”) in exchange for the Smea2z Note. The Smea2z Exchange Note was issued as of 17 November 2020 in the reduced original principal amount of Four Hundred Thousand Dollars ($400,000). The Smea2z Exchange Note further provides as follows: (i) no further interest shall accrue so long as there is no event of default; (ii) maturity date of 30 June 2021; (iii) no right to prepay; (iv) conversion price is fixed at $0.0035; (v) Typical events of default for such a note, as well as a default in the event the closing price for the Company’s common stock is less than $0.0035 for at least 5-consecutive days; and, (vi) leak-out provision providing for (a) one conversion per week, for no more than 40,000,000, and (b) if the trading volume for the Company’s common stock exceeds 50,000,000 shares on any day, a second conversion may be exercised during that week, for no more than 40,000,000 (a total of eighty million shares for that week).

●	On November 18, 2020, the Company entered into an agreement with three existing investors in the Company (the “Warrant Holders”), each of which was the holder of warrants issued the Company. The total number of warrants (collectively, the “Exchanged Warrants”) held by the Warrant Holders totaled 309 (which were accounted for in the Company’s financial statements at approximately 149,000 warrants after resets and derivative liabilities). The Company and the Warrant Holders agreed to exchange the Exchanged Warrants for three newly issued promissory notes (the “Warrant Exchange Notes”). As a result of the exchange, the Exchanged Warrants were cancelled and of no further force and effect. The Warrants Exchange Notes were issued as of 18 November 2020 in the total original principal amount of One Hundred Thousand Dollars ($100,000). The Warrant Exchange Notes further provide as follows: (i) interest accrues at 5% per annum; (ii) maturity date of 18 November 2025; (iii) no right to prepay; (iv) fixed conversion price of $0.01; and, (v) typical events of default for such a note. The issuance was exempt under Section 4(a)(2) of the Securities Act.

II-16

●	On November 23, 2020, the Company converted $44,900 of a promissory note into 7,742 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On November 25, 2020, the Company issued 5,300 shares of its Series B Preferred Stock in exchange for $50,000 of net proceeds from an investor. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On December 02, 2020, the Company converted $140,000 of a promissory note into 20,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On December 08, 2020, the Company converted $140,000 of a promissory note into 20,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On December 11, 2020, the Company entered into a Common Stock Purchase Agreement (“CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton”), an unrelated third party. Triton agreed to invest $1 million in the Company in the form of common stock purchases. Subject to the terms and conditions set forth in the CSPA, the Company agreed to sell to Triton common shares of the Company having an aggregate value of One Million Dollars ($1,000,000). The Company may, in its sole discretion, deliver a Purchase Notice to Triton which states the dollar amount of shares which the Company intends to sell to Triton. The price of the shares to be sold will be $12.00 per share. Triton’s obligation to purchase securities is conditioned on certain factors including, but not limited, to the Company having an effective registration available for resale of the securities being purchased; a minimum closing price of $18.00 per share for the Company’s common stock on the delivery date for the shares; and, Triton’s ownership not exceeding 9.9% of the issued and outstanding shares of the Company at any time. In connection with the CSPA, the Company also issued to Triton warrants to acquire 50,000 shares of the Company’s common stock at an exercise price of $20.00 per shares, with a term of 5-years. The issuance of the warrants was exempt under Section 4(a)(2) of the Securities Act.

●	On December 15, 2020, the Company converted $30,000 of a promissory note into 4,688 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On December 15, 2020, the Company converted $15,150 of a promissory note into 2,368 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On December 17, 2020, the Company converted $45,000 of a promissory note into 6,186 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On December 29, 2020, the Company converted $45,150 of a promissory note into 7.055 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On January 04, 2021, the Company converted $45,390 of a promissory note into 5,934 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On January 06, 2021, the Company issued 3,800 shares of its Series B Preferred Stock in exchange for $35,000 of net proceeds from an investor. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On January 25, 2021, pursuant to the terms and conditions of a Note Purchase Agreement, the Company issued a Convertible Promissory Note (the “Quick Capital Note”) in the aggregate principal amount of $114,500, and received gross proceeds of $100,000 from the lender, Quick Capital, LLC (“Quick Capital”). The proceeds will be used for general corporate purposes. The Quick Capital Note (i) has a one-time interest charge of five percent (5%); (ii) is due and payable 90-days from issuance; and, (iii) can be converted into shares of the Company’s common stock upon an event of default, at a conversion price equal to the lesser of: (a) $0.01, or (b) 61% multiplied by the average of the two lowest trading prices for our Common Stock during the 20-days prior to the date of the conversion. In connection with, and as a condition to, the issuance of the Quick Capital Note, the Company also issued 2,863 shares of its common stock to Quick Capital. The Quick Capital Note and the shares of common stock were issued in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

II-17

●	On January 27, 2021, the Company converted $45,150 of a promissory note into 6,271 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On January 28, 2021, the Company issued 1,000 shares of its common stock to a consultant pursuant to an agreement with the consultant. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 02, 2021, the Company issued 10,342 shares of its common stock to Maxim Partners LLC pursuant to the Maxim Agreement. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 03, 2021, the Company issued 625 shares of its common stock to a member of the Company’s Advisory Board. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 03, 2021, the Company issued 625 shares of its common stock to a member of the Company’s Advisory Board. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	Effective February 08, 2021 the Company entered into the Blue Citi Notes Settlement Agreement with Blue Citi (the “Notes Settlement”) to, among other things, settle all disputes regarding all convertible promissory notes issued in favor of Blue Citi (the “Blue Citi Notes”). The following terms, among others, applied to each of the Blue Citi Notes:

a.	All accrued and unpaid interest under the Blue Citi Notes shall be nullified in full and be deemed to be zero, and no further interest of any amount shall accrue on any of the Blue Citi Notes.

b.	At no time shall the total ownership of shares of the Company’s common stock by Blue Citi exceed 9.99% of the total number of issued and outstanding shares of common stock.

c.	The Company shall have no right to prepayment, or any other right to repay in cash, any of the Blue Citi Notes. Similarly, Blue Citi shall have no right to demand cash payment under any of the Blue Citi Notes.

d.	Blue Citi shall be limited in its sales of our common stock to a maximum of twenty five thousand (25,000) shares each calendar week. However, in the event that the total volume of traded shares for our common stock exceeds one hundred fifty thousand (150,000) in any calendar week, then the trading limitation for the following calendar week shall be increased to thirty seven thousand five hundred (37,500) shares of common stock.

With regard to each of the respective Blue Citi Notes, the Company and Blue Citi further agreed as follows:

a.	Convertible note in the original principal amount of Two Hundred Thousand Dollars ($200,000) issued on 08 January 2020 shall have a fixed conversion price of $0.01, resulting in the issuance of 20,000,000 shares upon conversion.

b.	Convertible note in the original principal amount of Twenty Five Thousand Dollars ($25,000) issued on 01 July 2020 shall be nullified in full and be deemed to be zero, and be of no further force and effect.

c.	Convertible note in the original principal amount of One Hundred Fifty Thousand Dollars ($150,000) issued on 01 July 2020 shall have a fixed conversion price of $0.01, resulting in the issuance of 15,000,000 shares upon conversion.

II-18

d.	Convertible note in the original principal amount of Two Hundred Thousand Dollars ($200,000) issued on 03 August 2020 shall have a fixed conversion price of $0.005, resulting in the issuance of 40,000,000 shares upon conversion.

e.	Convertible note in the original principal amount of Three Hundred Thousand Dollars ($300,000) issued on 24 August 2020 shall have a fixed conversion price of $0.005, resulting in the issuance of 60,000,000 shares upon conversion.

f.	Convertible note in the original principal amount of Three Hundred Twenty Five Thousand Dollars ($325,000) issued on 30 September 2020 shall have a fixed conversion price of $0.015, resulting in the issuance of 21,666,667 shares upon conversion.

g.	Convertible note in the original principal amount of Four Hundred Thousand Dollars ($400,000) issued on 17 November 2020 shall have a fixed conversion price of $0.0035, resulting in the issuance of 34,285,714 shares upon conversion.

●	On February 09, 2021, the Company converted $120,000 of a promissory note into 17,143 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 10, 2021, the Company converted $200,000 of a promissory note into 20,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	Effective February 12, 2021 Geneva Roth Remark Holdings, Inc. (“Geneva Roth”) and the Company finalized and closed the Securities Exchange Agreement (the “Geneva Exchange Agreement”). Geneva Roth was the holder of that certain Convertible Promissory Note in the original principal amount of Sixty Three Thousand Dollars ($63,000) dated September 10, 2020, with a maturity date of September 10, 2021 (the “Geneva Roth Note”). Pursuant to the Geneva Exchange Agreement, and solely in exchange for the Geneva Roth Note, Geneva Roth exchanged the Geneva Roth Note for six thousand five hundred sixty (6,560) shares of our Series B Preferred Stock. The Geneva Roth Note was thereafter cancelled and of no further force and effect. The issuance was exempt under Section 4(a)(2) and 3(a)(9) of the Securities Act.

●	On February 19, 2021, the Company converted $200,000 of a promissory note into 10,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 19, 2021, the Company converted $150,000 of a promissory note into 7,500 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 19, 2021, the Company issued 7,800 shares of its Series B Preferred Stock in exchange for $75,000 of net proceeds from an investor. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 19, 2021, the Company converted $100,000 of a promissory note into 10,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 24, 2021, the Company converted $200,000 of a promissory note into 20,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On February 25, 2021, the Company converted $325,000 of a promissory note into 10,834 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 15, 2021, the Company converted 4,500 shares of its Series B Preferred Stock into 3,841 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 16, 2021, the Company converted 2,060 shares of its Series B Preferred Stock into 1,758 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 24, 2021, the Company issued 5,300 shares of its Series B Preferred Stock in exchange for $50,000 of net proceeds from an investor. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On 22 April 2021 the Company issued 8,923 shares of its common stock upon the cashless exercise of a warrant. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On 23 April 2021, the Company entered into and closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”). Pursuant to the Purchase Agreement, Auctus purchased from the Company a Senior Secured Promissory Note (the “Note”) in the aggregate principal amount of $832,000.00 (the “Principal Amount”), and delivered gross proceeds of $750,000.00 (excluded were legal fees for Auctus and a transaction fee charged by Auctus). The Note is secured by a security interest in the assets of the Company and its subsidiaries, pursuant to the terms and conditions of a Security Agreement (the “Security Agreement”). Timely payment under the Note is further secured by the issuance of Common Stock Purchase Warrant (the “Second Warrant”) to Auctus for 55,467 shares of the Company’s common stock at an exercise price of $15.00, exercisable only in the event of a default under the Note. Interest on the Principal Amount of the Note accrues at the rate of 12% per annum, which amount is fully due and owing upon the issuance of the Note. Repayment of all amounts due under the Note shall be tendered on the 12-month anniversary of the Note. The Note may be prepaid in whole at any time without prepayment penalty or premium. If the Company fails to meet its obligations under the terms of the Note, the Note shall become immediately due and payable and subject to penalties provided for in the Note. The Company also granted to Auctus warrants to acquire 55,467 shares of the Company’s common stock pursuant to a Common Stock Purchase Warrant (the “First Warrant”). Exercise price for the warrants is $15.00, with a cashless exercise option. Both the First Warrant and the Second Warrant impose an obligation on the Company to reserve for issuance that number of shares of the Company’s common stock which is 5 times the number of shares issuable under both the First Warrant and the Second Warrant. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 13, 2021, the Company issued 5,375 shares of its Series B Preferred Stock in exchange for $50,000 of net proceeds from an investor. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 21, 2021, the Company issued 10,307 shares of its common stock to Maxim Partners LLC pursuant to an agreement with Maxim Partners LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On June 01, 2021, the Company converted 5,300 shares of its Series B Preferred Stock into 8,934 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

II-19

●	On July 07, 2021, the Company issued 4,375 shares of its Series B Preferred Stock in exchange for $40,000 of net proceeds from an investor. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 12, 2021, the Company converted 1,800 shares of its Series B Preferred Stock into 6,280 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 16, 2021, the Company converted 2,000 shares of its Series B Preferred Stock into 7,699 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 30, 2021, the Company closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”). Pursuant to the Purchase Agreement, Auctus purchased from the Company a Senior Secured Promissory Note (the “Note”) in the aggregate principal amount of $282,000.00 (the “Principal Amount”), and delivered gross proceeds of $250,000.00 (excluded were legal fees for Auctus and a transaction fee charged by Auctus). The Note is secured by a security interest in the assets of the Company and its subsidiaries, pursuant to the terms and conditions of a Security Agreement (the “Security Agreement”). Timely payment under the Note is further secured by the issuance of Common Stock Purchase Warrant (the “Second Warrant”) to Auctus for 62,667 shares of the Company’s common stock at an exercise price of $4.50, exercisable only in the event of a default under the Note. Interest on the Principal Amount of the Note accrues at the rate of 12% per annum, which amount is fully due and owing upon the issuance of the Note. Repayment of all amounts due under the Note shall be tendered on the 12-month anniversary of the Note. The Note may be prepaid in whole at any time without prepayment penalty or premium. If the Company fails to meet its obligations under the terms of the Note, the Note shall become immediately due and payable and subject to penalties provided for in the Note. The Company also granted to Auctus warrants to acquire 62,667 shares of the Company’s common stock pursuant to a Common Stock Purchase Warrant (the “First Warrant”). Exercise price for the warrants is $4.50, with a cashless exercise option. Both the First Warrant and the Second Warrant impose an obligation on the Company to reserve for issuance that number of shares of the Company’s common stock which is 5 times the number of shares issuable under both the First Warrant and the Second Warrant.

●	On August 05, 2021 the Company entered into and closed a financing transaction pursuant to the terms and conditions of a Purchase Agreement with Geneva. Pursuant to the Purchase Agreement, Geneva purchased from the Company five thousand three hundred seventy five (5,375) shares of the Company’s Series B Preferred stock at a total purchase price of $53,750. Geneva delivered gross proceeds of $50,000.00 to the Company (excluded were legal fees and a transaction fee charged by Geneva). Terms and conditions for the Company’s Series B Preferred Stock are summarized above.

●	On August 13, 2021, the Company closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “One44 Purchase Agreement”) with One44 Capital LLC (“One44”). Pursuant to the One44 Purchase Agreement, One44 purchased from the Company a Convertible Promissory Note (the “One44 Note”) in the aggregate principal amount of $157,500 (the “Principal Amount”), and delivered gross proceeds of $150,000.00 (excluded were legal fees and a transaction fee charged by One44). Interest on the Principal Amount of the One44 Note accrues at the rate of 9% per annum. Repayment of all amounts due under the One44 Note shall be tendered on the 12-month anniversary of the One44 Note. The One44 Note may be prepaid in whole at any time during the first 6-months with a prepayment penalty. No prepayment is allowed after 6-months. The One44 Note can be converted by One44 into shares of the Company’s common stock at any time following 180-days after issuance of the One44 Note. The conversion price is equal to 61% of the lowest trading price during the 20 consecutive trading days immediately preceding the date of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. As additional consideration for the purchase of the One44 Note the Company also issued to One44 2,643 shares of the Company’s common stock.

●	On August 13, 2021, the Company closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “GS Purchase Agreement”) with GS Capital Partners, LLC (“GS”). Pursuant to the GS Purchase Agreement, GS purchased from the Company a Convertible Promissory Note (the “GS Note”) in the aggregate principal amount of $157,500 (the “Principal Amount”), and delivered gross proceeds of $150,000.00 (excluded were legal fees and a transaction fee charged by GS). Interest on the Principal Amount of the GS Note accrues at the rate of 9% per annum. Repayment of all amounts due under the GS Note shall be tendered on the 12-month anniversary of the GS Note. The GS Note may be prepaid in whole at any time during the first 6-months with a prepayment penalty. No prepayment is allowed after 6-months. The GS Note can be converted by GS into shares of the Company’s common stock at any time following 180-days after issuance of the GS Note. The conversion price is equal to 61% of the lowest trading price during the 20 consecutive trading days immediately preceding the date of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. As additional consideration for the purchase of the GS Note the Company also issued to GS 2,642 shares of the Company’s common stock.

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●	On August 18, 2021, the Company closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Fast Capital Purchase Agreement”) with Fast Capital, LLC (“Fast Capital”). Pursuant to the Fast Capital Purchase Agreement, Fast Capital purchased from the Company a Convertible Promissory Note (the “Fast Capital Note”) in the aggregate principal amount of $157,500 (the “Principal Amount”), and delivered gross proceeds of $150,000.00 (excluded were legal fees and a transaction fee charged by Fast Capital). Interest on the Principal Amount of the Fast Capital Note accrues at the rate of 9% per annum. Repayment of all amounts due under the Fast Capital Note shall be tendered on the 12-month anniversary of the Fast Capital Note. The Fast Capital Note may be prepaid in whole at any time during the first 6-months with a prepayment penalty. No prepayment is allowed after 6-months. The Fast Capital Note can be converted by Fast Capital into shares of the Company’s common stock at any time following 180-days after issuance of the Fast Capital Note. The conversion price is equal to 61% of the lowest trading price during the 20 consecutive trading days immediately preceding the date of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. As additional consideration for the purchase of the Fast Capital Note the Company also issued to Fast Capital 3,150 shares of the Company’s common stock.

●	On August 23, 2021, the Company converted 2,500 shares of its Series B Preferred Stock into 10,446 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 24, 2021, the Company converted 3,000 shares of its Series B Preferred Stock into 12,535 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 30, 2021, the Company converted 2,300 shares of its Series B Preferred Stock into 9,802 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 10, 2021 the Company entered into and closed a financing transaction pursuant to the terms and conditions of a Purchase Agreement with Geneva. Pursuant to the Purchase Agreement, Geneva purchased from the Company five thousand three hundred seventy five (5,375) shares of the Company’s Series B Preferred stock at a total purchase price of $53,750. Geneva delivered gross proceeds of $50,000.00 to the Company (excluded were legal fees and a transaction fee charged by Geneva). Terms and conditions for the Company’s Series B Preferred Stock are summarized above.

●	On September 22, 2021, the Company converted $30,000 of a promissory note into 14,112 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 27, 2021, the Company converted 2,000 shares of its Series B Preferred Stock into 10,383 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 28, 2021, the Company closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Jefferson Street Purchase Agreement”) with Jefferson Street Capital, LLC (“Jefferson Street”). Pursuant to the Jefferson Street Purchase Agreement, Jefferson Street purchased from the Company a Convertible Promissory Note (the “Jefferson Street Note”) in the aggregate principal amount of $110,000 (the “Principal Amount”), and delivered gross proceeds of $100,000.00 (excluded were legal fees and a transaction fee charged by Jefferson Street). Interest on the Principal Amount of the Jefferson Street Note accrues at the rate of 10% per annum. Repayment of all amounts due under the Jefferson Street Note shall be tendered on the 9-month anniversary of the Jefferson Street Note. The Jefferson Street Note may be prepaid in whole at any time during the first 6-months with a prepayment penalty. No prepayment is allowed after 6-months. The Jefferson Street Note can be converted by Jefferson Street into shares of the Company’s common stock at any time following issuance at a fixed price of $3.50 per share. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. As additional consideration for the purchase of the Jefferson Street Note the Company also issued to Jefferson Street a common stock purchase warrant for 22,222 shares of the Company’s common stock at an exercise price of $4.50 per share. In connection with this transaction, the Company also paid to Moody Capital Solutions, Inc., a FINRA registered broker-dealer, a fee comprised of (i) $8,000 in cash; and, (ii) a common stock purchase warrant for 1,111 shares of the Company’s common stock at an exercise price of $4.50 per share.

●	On October 4, 2021, the Company converted 3,300 shares of its Series B Preferred Stock into 18,535 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 19, 2021, the Company converted $30,000 of a promissory note into 20,281 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 19, 2021, the Company closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill”). Pursuant to the Purchase Agreement, Mast Hill purchased from the Company a Promissory Note (the “Note”) in the aggregate principal amount of $444,444.00 (the “Principal Amount”), and delivered gross proceeds of $3650,000.00 (excluded were $40,000 in original issue discount; $28,000 as a fee paid to J.H. Darbie, a registered broker dealer; and, $7,000 in legal fees for Mast Hill). Timely payment under the Note is secured by the issuance of a Common Stock Purchase Warrant (the “Second Warrant”) to Mast Hill for 161,616 shares of the Company’s common stock at an exercise price of $3.20, exercisable only in the event of a default under the Note. Interest on the Principal Amount of the Note accrues at the rate of 12% per annum. Repayment of all amounts due under the Note shall be tendered on the 12-month anniversary of the Note, though certain amounts are due earlier upon the closing certain designated investments. The Note may be prepaid in whole at any time without prepayment penalty or premium. If the Company fails to meet its obligations under the terms of the Note, the Note shall become immediately due and payable and subject to penalties provided for in the Note. Upon an event of default under the Note, Mast Hill may also convert all amounts due thereunder into shares of the Company’s common stock at a price of $4.00 per share. The Company also granted to Mast Hill warrants to acquire 161,616 shares of the Company’s common stock pursuant to a Common Stock Purchase Warrant (the “First Warrant”). Exercise price for the warrants is $3.20, with a cashless exercise option. The Note, the First Warrant, and the Second Warrant impose an obligation on the Company to reserve for issuance that number of shares of the Company’s common stock which is 2 times the number of shares issuable under each of the respective three documents.

●	On October 27, 2021 the Company entered into and closed a financing transaction pursuant to the terms and conditions of a Purchase Agreement with Geneva. Pursuant to the Purchase Agreement, Geneva purchased from the Company five thousand three hundred seventy five (5,375) shares of the Company’s Series B Preferred stock at a total purchase price of $53,750. Geneva delivered gross proceeds of $50,000.00 to the Company (excluded were legal fees and a transaction fee charged by Geneva). Terms and conditions for the Company’s Series B Preferred Stock are summarized above.

●	On November 8, 2021, the Company converted $30,000 of a promissory note into 24,287 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On November 15, 2021, the Company converted 2,000 shares of its Series B Preferred Stock into 18,033 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On November 18, 2021, the Company converted 3,375 shares of its Series B Preferred Stock into 35,912 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On December 1, 2021 the Company entered into and closed a financing transaction pursuant to the terms and conditions of a Purchase Agreement with Geneva. Pursuant to the Purchase Agreement, Geneva purchased from the Company four thousand eight hundred seventy five (4,875) shares of the Company’s Series B Preferred stock at a total purchase price of $48,750. Geneva delivered gross proceeds of $45,000.00 to the Company (excluded were legal fees and a transaction fee charged by Geneva). Terms and conditions for the Company’s Series B Preferred Stock are summarized above.

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Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit
Number	Description of Documents

1.1+	Form of Underwriting Agreement.

2.1	Share Exchange Agreement dated December 31, 1998, by and between the Company and Rebound Corp., incorporated by reference to Exhibit 10.7 to Form 10-SB/A as filed by the Company with the Securities and Exchange Commission on January 7, 2000.

3.1	Articles of Incorporation of the Company, dated May 04, 1998, incorporated by reference to Exhibit 3(I) to Form 10-SB as filed by the Company with the Securities and Exchange Commission on January 4, 2000.

3.2	Amended and Restated Articles of Incorporation of the Company, dated May 01, 2018, incorporated by reference to Exhibit 3.2 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

3.3	Certificate of Designation for Preferred Series A Stock of the Company, dated May 28, 2008, incorporated by reference to Exhibit 3.3 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

3.4	Amendment to Certificate of Designation for Preferred Series A Stock of the Company, dated April 27, 2018, incorporated by reference to Exhibit 3.4 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

3.5	Bylaws of the Company, incorporated by reference to Exhibit I to Form 10-SB as filed by the Company with the Securities and Exchange Commission on January 4, 2000.

3.6	Certificate of Amendment to the Company’s Articles of Incorporation dated August 17, 2020, increasing the number of authorized shares of Common Stock to 1.5 billion, incorporated by reference to Exhibit 3.1 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 21 August 2020.

3.7	Certificate of Designation for Preferred Series B Stock of the Company, dated November 25, 2020, incorporated by reference to Exhibit 3.1 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 02 December 2020.

3.8	Certificate of Amendment to the Company’s Articles of Incorporation dated December 15, 2020, increasing the number of authorized shares of Common Stock to 1.8 billion, incorporated by reference to Exhibit 3.1 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 17 December 2020.

3.9	Certificate of Amendment to the Company’s Articles of Incorporation dated 21 April 2021, increasing the number of authorized shares of Common Stock to 3.8 billion, incorporated by reference to Exhibit 3.1 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 27 April 2021.

4.1	Convertible Note issued by the Company on October 17, 2014 in favor of Atlantic Holding Corp. in the original principal amount of $125,000 incorporated by reference to Exhibit 4.1 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

4.2	8% Convertible Redeemable Note issued by the Company on October 16, 2018 in favor of AFT Funding Corp. in the original principal amount of $110,000 incorporated by reference to Exhibit 4.2 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

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4.3	8% Convertible Redeemable Note issued by the Company on October 23, 2018 in favor of Smea2z LLC in the original principal amount of $220,000 incorporated by reference to Exhibit 4.3 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

4.4	Convertible Redeemable Note issued by the Company on April 15, 2019 in favor of Auctus Fund, LLC in the original principal amount of $600,000 incorporated by reference to Exhibit 4.1 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 19 April 2019.

4.5	Common Stock Purchase Warrant Agreement issued in favor of Auctus Fund, LLC on 15 April 2019 for the purchase of 60,000,000 shares of Common Stock at $0.005 per share, incorporated by reference to Exhibit 4.2 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 19 April 2019.

4.6	Smea2z Exchange Note issued in favor of Blue Citi LLC on 17 November 2020 in the amount of $400,000, incorporated by reference to Exhibit 4.6 to Form 10-K as filed by the Company with the Securities and Exchange Commission on 23 March 2021.

4.7	Warrant Exchange Notes issued as of 18 November 2020 in the total original principal amount of $100,000 incorporated by reference to Exhibit 4.7 to Form 10-K as filed by the Company with the Securities and Exchange Commission on 23 March 2021.

4.8	Common Stock Purchase Warrant issued in favor of Triton Funds LP on 11 December 2020 for the purchase of 100,000,000 shares of Common Stock at $0.01 per share, incorporated by reference to Exhibit 4.1 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 17 December 2020.

4.9	Common Stock Purchase Warrant (the “First Warrant”) issued in favor of Auctus Fund, LLC on 23 April 2021 for the purchase of 110,933,333 shares of Common Stock at $0.0075 per share, incorporated by reference to Exhibit 4.1 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 27 April 2021.

4.10	Common Stock Purchase Warrant (the “Second Warrant”) issued in favor of Auctus Fund, LLC on 23 April 2021 for the purchase of 110,933,333 shares of Common Stock at $0.0075 per share, incorporated by reference to Exhibit 4.1 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 27 April 2021.

4.11+	Form of Warrant Agent Agreement and Form of Warrant.

4.12+	Form of Underwriter’s Warrant.

5.1+	Opinion of GARY ROSENBERG, PA, Weston, Florida.

10.1	Asset Purchase Agreement dated January 26, 2018 by and between Myriad Software Productions, LLC and Data443 Risk Management, Inc., incorporated by reference to Exhibit 10.1 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

10.2	Secured Promissory Note dated January 26, 2018 issued by Data443 Risk Management, Inc. in favor of Myriad Software Productions, LLC in the original principal amount of $250,000, incorporated by reference to Exhibit 10.2 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

10.3	Security Agreement dated January 26, 2018 executed by Data443 Risk Management, Inc. in favor of Myriad Software Productions, LLC, incorporated by reference to Exhibit 10.3 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

10.4	Share Exchange Agreement dated June 29 2018 by and between LandStar, Inc.; Data443 Risk Mitigation, Inc.; and, Jason Remillard, incorporated by reference to Exhibit 10.4 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

10.5	Asset Purchase Agreement dated October 22, 2018 by and between Data443 Risk Mitigation, Inc.; Modevity, LLC; and, Jim Coyne, incorporated by reference to Exhibit 10.5 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

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10.6	Secured Promissory Note dated October 22, 2018 issued by Data443 Risk Management, Inc. in favor of Modevity, LLC in the original principal amount of $750,000, incorporated by reference to Exhibit 10.6 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

10.7	Security Agreement dated October 22, 2018 executed by Data443 Risk Management, Inc. in favor of Modevity, LLC, incorporated by reference to Exhibit 10.7 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

10.8	Debt Restructuring Agreement dated September 30, 2018 by and between LandStar, Inc. and Blue Citi LLC, incorporated by reference to Exhibit 10.8 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

10.9	Consolidated Note dated September 30, 2018 issued by LandStar, Inc. in favor of Blue Citi LLC Modevity, LLC in the original principal amount of $829,680, incorporated by reference to Exhibit 10.9 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

10.10	Form of Common Stock Purchase Agreement executed in connection with the issuance in December 2018 of 252.016,130 shares of the Company’s common stock in exchange for $500,000, incorporated by reference to Exhibit 10.10 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

10.11	Form of Common Stock Purchase Warrant issued in December 2018 in connection with the Common Stock Purchase Agreement and the issuance thereunder, for a total of 50,403,226 warrants, incorporated by reference to Exhibit 10.11 to Form 10 as filed by the Company with the Securities and Exchange Commission on 11 January 2019.

10.12	Form of Exclusive License and Management Agreement entered into with Wala, Inc. on 07 February 2019, incorporated by reference to Exhibit 10.1 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 11 February 2019.

10.13	Form of Stock Purchase Rights Agreement entered into with Rory Welch on 07 February 2019, incorporated by reference to Exhibit 10.2 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 11 February 2019.

10.14	Form of Business Covenants Agreement entered into with Wala, Inc. and Rory Welch on 07 February 2019, incorporated by reference to Exhibit 10.3 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 11 February 2019.

10.15	Form of Securities Purchase Agreement executed in connection with the issuance on 15 April 2019 of the Company’s convertible promissory note, incorporated by reference to Exhibit 10.1 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 19 April 2019.

10.16	Form of Common Stock Purchase Agreement executed in connection with the issuance in February 2019, of 418,451,781 shares of the Company’s common stock in exchange for $500,000, incorporated by reference to Exhibit 10.16 to Form 10-Q as filed by the Company with the Securities and Exchange Commission on 15 May 2019.

10.17	Form of Common Stock Purchase Warrant issued in February 2019, in connection with the Common Stock Purchase Agreement and the issuance thereunder, for a total of 218,413,977 warrants, incorporated by reference to Exhibit 10.17 to Form 10-Q as filed by the Company with the Securities and Exchange Commission on 15 May 2019.

10.18	Employment Agreement, effective May 01, 2019, between the Company and Steven Dawson, incorporated by reference to Exhibit 10.18 to Form 10-Q as filed by the Company with the Securities and Exchange Commission on 15 May 2019.

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10.19	Advisory Board Agreement, effective July 28, 2020, between the Company and Omkharan Arasaratnam, incorporated by reference to Exhibit 10.19 to Form 10-Q as filed by the Company with the Securities and Exchange Commission on 06 August 2020.

10.20	Exchange Note for $325,000 issued on September 30, 2020 in favor of Blue Citi LLC, incorporated by reference to Exhibit 10.20 to Form 10-Q as filed by the Company with the Securities and Exchange Commission on 16 November 2020.

10.21	Share Settlement Agreement effective August 14, 2020, between the Company and Jason Remillard, incorporated by reference to Exhibit 10.20 to Form 10-Q as filed by the Company with the Securities and Exchange Commission on 16 November 2020.

10.22	Convertible Promissory Note issued the Company in favor of Blue Citi LLC on August 24, 2020 in the original principal amount of $300,000, incorporated by reference to Exhibit 10.20 to Form 10-Q as filed by the Company with the Securities and Exchange Commission on 16 November 2020.

10.23	Letter Agreement effective August 28, 2020, between the Company and Maxim Group, LLC, incorporated by reference to Exhibit 10.20 to Form 10-Q as filed by the Company with the Securities and Exchange Commission on 16 November 2020.

10.24	Settlement and Release Agreement dated November 17, 2020, by and between the Company and Smea2z LLC incorporated by reference to Exhibit 10.24 to Form 10-K as filed by the Company with the Securities and Exchange Commission on 23 March 2021.

10.25	Common Stock Purchase Agreement effective December 11, 2020, between the Company and Triton Funds LP, incorporated by reference to Exhibit 10.1 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 17 December 2020.

10.26	Blue Citi Notes Settlement Agreement effective February 8, 2021, between the Company and Blue Citi LLC, incorporated by reference to Exhibit 10.26 to Form 10-K as filed by the Company with the Securities and Exchange Commission on 23 March 2021.

10.27	Securities Exchange Agreement effective February 12, 2021, between the Company and Geneva Roth Remark Holdings, Inc., incorporated by reference to Exhibit 10.27 to Form 10-K as filed by the Company with the Securities and Exchange Commission on 23 March 2021.

10.28	Asset Sale Agreement effective January 31, 2021, between the Company and the secured creditors of Wala, Inc., incorporated by reference to Exhibit 10.28 to Form 10-K as filed by the Company with the Securities and Exchange Commission on 23 March 2021.

10.29	Three Secured Promissory Notes, each effective January 31, 2021 and issued by the Company in favor of the secured creditors of Wala, Inc., incorporated by reference to Exhibit 10.29 to Form 10-K as filed by the Company with the Securities and Exchange Commission on 23 March 2021.

10.30	Security Agreement effective January 31, 2021, between the Company and the secured creditors of Wala, Inc., incorporated by reference to Exhibit 10.30 to Form 10-K as filed by the Company with the Securities and Exchange Commission on 23 March 2021.

10.31	Form of Securities Purchase Agreement entered into with Auctus Fund, LLC on 23 April 2021, incorporated by reference to Exhibit 10.1 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 27 April 2021.

10.32	Form of Senior Secured Promissory Note issued in favor of Auctus Fund, LLC on 23 April 2021, incorporated by reference to Exhibit 10.2 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 27 April 2021.

10.33	Form of Security Agreement entered into with Auctus Fund, LLC on 23 April 2021, incorporated by reference to Exhibit 10.3 to Form 8-K as filed by the Company with the Securities and Exchange Commission on 27 April 2021.

21.1*	List of subsidiaries of Registrant.

23.1*	Consent of Thayer O’Neal Company, LLC

23.2*	Consent of TPS Thayer, LLC.

23.3+	Consent of GARY ROSENBERG, PA, Weston, Florida (included in Exhibit 5.1).

99.1*	Consent of Director Nominee (Arasaratnam)

99.2*	Consent of Director Nominee (Jaffe)

99.3	Consent of Director Nominee (Gardner)

*	Filed herewith.
+	To be filed by amendment.

(b)	Financial Statement Schedules

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on the 6th day of December, 2021.

DATA443 RISK MITIGATION, INC.

By:	/s/ Jason Remillard
Jason Remillard
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jason Remillard	Chief Executive Officer and Director	December 6, 2021
Jason Remillard	(principal executive officer)

/s/ Nanuk Warman	Chief Financial Officer	December 6, 2021
Nanuk Warman	(principal financial and accounting officer)

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